UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
STARBUCKS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.
☐	Fees paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1)

2023

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

© 2023 Starbucks Corporation.

To inspire and nurture the human spirit – one person, one cup and one neighborhood at a time.

With our partners, our coffee and our customers at our core, we live these values:

1	Creating a culture of warmth and belonging, where everyone is welcome.

2	Acting with courage, challenging the status quo and finding new ways to grow our company and each other.

3	Being present, connecting with transparency, dignity and respect.

4	Delivering our very best in all we do, holding ourselves accountable for results.

We are performance driven, through the lens of humanity.

Notice of Annual Meeting of Shareholders

When	Where	Record Date

March 23, 2023, Thursday, at 10:00 a.m. (Pacific Time)	Via Webcast. www.virtualshareholdermeeting.com/SBUX2023	Shareholders as of January 13, 2023, are entitled to vote at the meeting
ITEMS OF BUSINESS

PROPOSAL	BOARD VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Management Proposals
1. To elect the eight directors named in this proxy statement	FOR each director nominee	18
2. To approve, on a nonbinding, advisory basis, the compensation paid to our named executive officers (“say-on-pay vote”)	FOR	39
3. To conduct an advisory vote on the frequency of future say-on-pay votes	FOR one year frequency	72
4. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023	FOR	73
Shareholder Proposals 5-9
To consider and act upon the shareholder proposals described in this proxy statement, if properly presented at the Annual Meeting (as defined below)	AGAINST	75
Shareholders will also transact such other business as may properly come before the annual meeting of shareholders to be held on March 23, 2023 (the “Annual Meeting”), or any adjournment or postponement thereof.

Voting	Attending the Annual Meeting
Your broker will not be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.
Shareholders may view and listen to a live webcast of the meeting. The webcast will start at 10:00 a.m. (Pacific Time). See our Investor Relations website at http://investor.starbucks.com.
You do not need to attend the Annual Meeting to vote if you submitted your proxy in advance of the meeting.

We are committed to ensuring, to the extent possible, that shareholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. The question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your unique 16-digit control number (“Control Number”) found on your proxy card or voting instruction form (“VIF”). Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/SBUX2023.
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately thirty minutes before the Annual Meeting begins at 10:00 a.m. (Pacific Time) on March 23, 2023. If you have difficulty accessing the meeting, please call 1-844-986-0822 (toll free) or 303-562-9302 (international). Technicians will be available to assist you.
YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend our Annual Meeting, please cast your vote as soon as possible. Make sure to have your proxy card or VIF in hand.

By internet go to www.proxyvote.com;	By toll-free telephone from the United States, U.S. territories, and Canada: call 1-800-690-6903;	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope; or	By scanning the QR code using your mobile device.

2023 PROXY STATEMENT	1

Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting as your proxy is revocable at your option. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to www.proxyvote.com and enter your Control Number to vote your shares. You can also vote in advance of or during the meeting. If you attend the Annual Meeting virtually, please follow the instructions at www.virtualshareholdermeeting.com/SBUX2023 to vote or submit questions during the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on March 23, 2023. On or about January 27, 2023, we mailed to the majority of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing shareholders to a website where they can access the proxy statement for our Annual Meeting, Annual Report, and view instructions on how to vote their shares by Internet or telephone. Our proxy statement follows. Financial and other information concerning Starbucks is contained in our Annual Report on Form 10-K (the “Annual Report”). The Notice of Annual Meeting, proxy statement, and Annual Report are available on our Investor Relations website at http://investor.starbucks.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Jennifer L. Kraft senior vice president, deputy general, counsel and corporate secretary Starbucks Corporation 2401 Utah Avenue South Seattle, Washington 98134 January 27, 2023

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2023 PROXY STATEMENT	3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. All statements contained in this proxy statement other than statements of historical fact, including statements relating to trends in or expectations relating to the expected effects of our initiatives, strategies, and plans, as well as trends in or expectations regarding our financial results and long-term growth model and drivers, and regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words ‘”can,” “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “expect,” “seek,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the Securities and Exchange Commission, including the Risk Factors section of our Annual Report on Form 10-K for the fiscal year ended October 2, 2022. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We assume no obligation to update any of these forward-looking statements after the date of this proxy statement, except as may be required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

4

To Our Shareholders
Over the years and throughout our years of joint service on the board, we have returned often to the origin story of 1912 Pike Place, our first and still-beloved storefront in the heart of Seattle. When you step inside the front doors of this tiny space, you are transported into another world. This is a place where on either side of the well-worn wood counters, visitors and baristas converse like old friends and celebrate the craft and care that goes into every cup of Starbucks coffee. There’s an enduring energy and spirit in the air that inspires us and reminds us of the extraordinary journey Starbucks has traveled over five decades.
We’ve grown from just four stores to nearly 36,000; from serving a few hundred customers a day to now more than 100 million customer occasions daily around the world.
At the heart of it all is the Starbucks secret sauce – our people and their ability to create magic through coffee and connection.
Reinvention
Last summer, we set off in a new direction. Together with our partners, we have co-created a Reinvention plan that touches every aspect of the Starbucks Experience. For our customers, we are using technology to make their visits to our stores personalized and effortless, while also freeing up store partners to focus on creating more moments of connection. We are meeting them where they are, whether that’s a Cold Brew on the go from a Pick-Up store, a quiet moment with a cappuccino inside one of our cafés, or a deep-dive into coffee education with a workshop at our new Starbucks Reserve location at the Empire State Building. For our partners, we are equipping them with better tools and training and have committed more than $1 billion in partner and store experience investments. We are bringing coffee excellence, coffee craft, and joy and a little bit of love back into being a Starbucks barista.
Over the past year, we have seen that the demand for Starbucks is greater than ever. In fiscal 2022, global revenues grew 13 percent* over the prior year to a record $32.3 billion, driven by phenomenal 8 percent global growth in comparable store sales. Starbucks International continues to drive growth for the company, and we expect two-thirds of global retail growth over the next three years to come from our international business. As we continue to navigate the COVID pandemic and its impacts in China, we are focused on supporting our partners and leaders in the market and look forward to a bright future ahead.
Our impact at Starbucks ripples on a global scale. We take this responsibility seriously and strive to make a positive difference in the lives of the people we serve and the planet we share. We believe that every partner and every customer should have a sense of belonging at Starbucks, and should be able to be their authentic selves every day. We are dedicated to advancing racial and social equity, and we are committed to furthering that work with intention, transparency, and accountability. We are striving to be a resource-positive company, to give back more of the planet’s resources than we consume. To help us get there, we have clear and ambitious sustainability targets to reduce our carbon, water, and waste footprints in half by 2030. Additionally, we are integrating sustainability throughout our Reinvention efforts, working to ensure we are considering the impacts to sustainability with each one of our strategies.
Onward
The new fiscal year also marks a new chapter with incoming ceo, Laxman Narasimhan. Since joining the company in October, he has been traveling around the world and immersing in our company and culture. Each day we have together, including time in Origin with our extended leadership team this Fall in Hacienda Alcasia, Costa Rica, we are reminded he is an extraordinary global citizen and servant leader who is embracing the vision of Starbucks in his own way.
We are both so proud of the company Starbucks is today and will be tomorrow, and profoundly grateful to the more than 400,000 Starbucks partners who are a part of this great odyssey. We would also like to extend our appreciation to the Starbucks Board of Directors for their leadership and support during this time of reinvention and renewal. We are laying the foundation for the future of a Starbucks even more true to our shared mission: To inspire and nurture the human spirit – one person, one cup and one neighborhood at a time.
With respect and gratitude,

Howard Schultz chief executive officer	Mellody Hobson independent chair of the board
*Growth rate is based on a 52-week basis. Please refer to Appendix A for Reconciliation of Extra Week.

2023 PROXY STATEMENT	5

Fiscal 2022 Business Highlights
Starbucks is the premier roaster, marketer, and retailer of specialty coffee globally, with a presence in 83 markets worldwide. Since 1971 we have been committed to ethically sourcing and roasting high-quality arabica coffee. Through over 35,000 specialty retail stores and a growing presence in consumer packaged goods, we strive to bring the unique Starbucks Experience to life for every customer in every cup.
In fiscal 2022, we saw accelerating demand for Starbucks coffee around the world. Our performance underscores the relevance of the Starbucks brand and deep relationships with our partners and customers amid today’s challenging operating environment, including the global economic uncertainties and COVID-19 related disruptions. We also announced our plan in the U.S. market to increase efficiency while elevating the partner and customer experience, which we refer to as “Reinvention.” Through Reinvention, Starbucks is poised to embark on a new next era of growth through co-creation with our green apron partners.

Our strong performance in fiscal 2022, despite unprecedented global economic uncertainties, underscores the relevance of the Starbucks brand and deep relationships with our partners and customers globally.

Business Highlights

Strong Demand and Diverse Portfolio
•Global comparable store sales increased 8%, driven by a 5% increase in average ticket and a 2% increase in comparable transactions
•Record global revenue with highest levels of U.S. average ticket, food attach, cold beverage sales and unique customer count; beverage modifier sales exceeded $1 billion in the U.S.
•China market opened its 6,000th store and achieved record customer connection scores despite COVID-19 related headwinds
•Channel Development continued to amplify our brand, with Starbucks remaining a market leader in both the total U.S. at-home coffee and ready-to-drink categories

Prioritizing Partners
•Approximately $1 billion in investments to uplift the U.S. retail partner experience, including:
•Wage floor increase ($15/hour minimum)
•Enhanced wages for tenured partners
•Doubled training hours for new barista and shift supervisors; additional training for existing partners with focus on coffee, craft, and connection
•Coffee Master, Black Apron program, and Origin trip relaunches
•A new partner app pilot launch, designed to create one digital community
•Announced new financial benefits, including My Starbucks Savings and a Student Loan Management Benefit, designed to help partners manage student loan repayments and achieve greater financial stability

Experiential Convenience
•More than 58 million Starbucks Rewards members around the world; in the U.S., approximately one in 10 adults is a Starbucks Rewards member
•Elevated our seamless digital experience across stores, with nearly 25% of our U.S. licensed portfolio live with Starbucks Connect
•Unveiled Starbucks Odyssey powered by Web3 technology, which will offer U.S. Starbucks Rewards members the opportunity to earn and purchase digital collectible assets, unlocking access to new benefits and immersive coffee experiences
•Completed the deployment of Starbucks Cold Brewer in the U.S. and rolled out Mastrena II espresso machines to nearly all stores across the U.S.; additional throughput-enhancing initiatives underway

Reinvention
The Company shared a set of principles and a new partnership for the reinvention of the next chapter of the Company. Starbucks Reinvention, co-created in partnership with our partners, will touch and elevate every aspect of our Starbucks partner, customer, and store experience. The Reinvention includes five major strategic shifts:

Mission Re-envision how we bring our mission to life	Partner Renew the well-being of retail partners by radically improving their experience	Customer Reconnect with our customers by delivering memorable and personalized moments	Store Reimagine our store experience for greater connection, ease and a planet positive impact	Together Redesign partnership by creating new ways to thrive together

Through Reinvention, we believe Starbucks is positioned for sustainable profitable growth, setting the stage for another year of record performance.

6

FISCAL 2022 BUSINESS HIGHLIGHTS
Fiscal 2022 Results
Fiscal 2022 results reflect record revenue underpinned by strong demand in nearly all major markets across the globe, as well as significant investments, including enhanced store partner wages and new partner training, coupled with inflationary headwinds.

Total Consolidated Revenues (+13% year-over-year) $32.3 Billion U.S. 90-day active Starbucks® Rewards members grew 16% year-over-year to 28.7 Million
	Operating Margin (-250 basis points year-over-year) 14.3%	Total Consolidated EPS (-20.1% year-over-year) $2.83

Expanded global retail store base 6% to 35,711 Stores	Non-GAAP Operating Margin (-290 basis points year-over-year,) 15.1%*	Total Consolidated non-GAAP EPS (-7.5% year-over-year, or -5% on a 52 week basis) $2.96*

*    Appendix A includes a reconciliation of non-GAAP operating margin and non-GAAP EPS to the most directly comparable measure reported under accounting principles generally accepted in the United States (“GAAP”). Year over year growth is based on a 52-week basis. For the annual revenue growth, please refer to Appendix A, Reconciliation of Extra Week.

Shareholder Returns
Starbucks returned $6.3 billion of capital to shareholders in fiscal 2022. In April 2022, Starbucks suspended its share repurchase program for the balance of the fiscal year to allow us to enhance our investments in our partners and stores. In September 2022, Starbucks announced it expects to return approximately $20 billion to shareholders in the next three years through dividends and share repurchases and subsequently resumed its share repurchase program in November 2022. Five-year cumulative total shareholder return (“TSR”) was 74% as of October 2, 2022.

2023 PROXY STATEMENT	7

Proxy Summary
This summary highlights information contained in the proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement before voting.
BOARD HIGHLIGHTS
Director Nominees
The following tables provide summary information about our director nominees. Directors are elected annually by a majority of votes cast. Your board of directors recommends that you vote “FOR” the election of each of the eight nominees. Please see page 18 in this proxy statement for this proposal.

				Committee Memberships
Name & Principal Occupation	Age	Director Since	Independent	Audit and Compliance Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee
Richard E. Allison, Jr. Retired Chief Executive Officer and Director of Domino’s Pizza, Inc.	55	2019
Andrew Campion Chief Operating Officer of NIKE, Inc.	51	2019
Beth Ford Chief Executive Officer of Land O'Lakes	58
Mellody Hobson Co-Chief Executive Officer, President, and Director of Ariel Investments, LLC	53	2005
Jørgen Vig Knudstorp Executive Chairman of LEGO Brand Group	54	2017
Satya Nadella Chief Executive Officer and Director of Microsoft Corporation	55	2017
Laxman Narasimhan chief executive officer-elect of Starbucks Corporation	55
Howard Schultz interim chief executive officer of Starbucks Corporation	69	2022

Member	Chair of the Board	Committee Chair	Audit Committee Financial Expert

8

PROXY SUMMARY

Board Nominees Snapshot

INDEPENDENCE		DIRECTOR TENURE		AGE DISTRIBUTION		DIVERSITY
Independent	6	0-4 years	4	<50 years	0	Female	25%

Not-Independent	2	5-9 years	2	50-60 years	7	National Diversity	25%

		10-14 years	0	61-75 years	1	Ethnic Diversity	38%

		15+ years*	2	Average Age: 56.3		Director Self-Identification of Race/Ethnicity: 2 Asian 1 Black 0 Hispanic or Latinx 5 White

		Average Director Tenure: 8.4 years*

*This figure includes Howard Schultz prior tenure on the board of directors.
EXPERIENCE/QUALIFICATIONS/SKILLS/ATTRIBUTES

Industry Experience		Governmental & Public Policy Experience
	2/8		3/8
Financial/Capital Allocation Experience		Technology Experience
	4/8		4/8
Gender, Ethnic or National Diversity		Human Capital Management Experience
	5/8		5/8
Corporate Social Responsibility Experience		Environmental/Climate Change Experience
	6/8		5/8
Brand Marketing Experience		Public Company Board Experience
	6/8		8/8
International Operations & Distribution Experience		Senior Leadership Experience
	7/8		8/8

2023 PROXY STATEMENT	9

PROXY SUMMARY

BOARD INDEPENDENCE		BOARD AND COMMITTEE MEETINGS IN FISCAL 2022		DIRECTOR ELECTIONS

Independent Board Committees: All
		6	Independent Director-Only Sessions	ANNUAL Frequency of Board Elections MAJORITY Voting Standard for Uncontested Elections
Independent Director Nominees		9	Audit and Compliance (“ACC”)
		8	Compensation and Management Development (“CMDC”)
75	Mandatory Retirement Age	4	Nominating and Corporate Governance (“NCGC”)

Independent Chair of the Board: Mellody Hobson		6 FULL BOARD MEETINGS		Proxy Access for Director Nominations
				3	years	Holding Period
				3%		Ownership Threshold

Nominees Greater of 2 or 20% of board Group Formation Up to 20 shareholders

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PROXY SUMMARY
SHAREHOLDER ENGAGEMENT
Starbucks has a history of actively engaging with our shareholders. We believe that strong corporate governance includes year-round engagement with our shareholders.
We have a long-standing, robust shareholder outreach program in which we solicit feedback on our corporate governance, executive compensation program, and disclosure practices, as well as environmental and social impact programs and goals. Additionally, shareholder feedback is shared with our board of directors on an ongoing basis.
Corporate Governance Cycle
Throughout the year, highlights of our shareholder engagement include:

•Publish Annual Report and proxy statement •Conduct active outreach with top investors to discuss items to be considered at the Annual Meeting •Hold the Annual Meeting of Shareholders
•Review vote results from our most recent Annual Meeting and incorporate insights into Starbucks shareholder engagement program
•Publish Global Environmental and Social Impact Report: Informs stakeholders, including shareholders, about recent developments relating to environmental, social, and governance (“ESG”) topics

•Evaluate proxy season trends, corporate governance best practices, and regulatory developments to inform our current practices, policies, and disclosures
•Conduct active outreach with top shareholders to understand their priorities

2022 Outreach

Engagement
As part of our regular shareholder outreach, we engaged with our top shareholders, representing nearly 30% of our total shares outstanding. We also engaged with certain proponents who submitted shareholder proposals included in this proxy statement to better understand the rationale and requests of their proposals.
Participants Outreach was conducted by a cross-functional team including:	Selected Key Topics Key areas of discussion included:
•Global Coffee, Sustainability and Social Impact
•Inclusion and Diversity
•Investor Relations
•Law & Corporate Affairs
•Partner Resources Organization
•Public Affairs

Additionally, our ceo, cfo and the board of directors engage in meaningful dialogue with our shareholders through our quarterly earnings calls and investor-related outreach events.

•Animal Welfare
•Brand/Public Affairs
•Company Policy
•Corporate Governance
•Executive Compensation
•Financial Performance
•Human Capital Management
•Human Rights
•Inclusion and Diversity
•Long-term Growth Strategy
•Risk Management
•Succession Planning
•Supply Chain
•Sustainability Programs

2023 PROXY STATEMENT	11

PROXY SUMMARY
EXECUTIVE COMPENSATION ADVISORY VOTE
Our board of directors recommends that shareholders vote to approve, on a nonbinding, advisory basis, (1) the compensation paid to the Company’s named executive officers (“NEOs”), and (2) an annual frequency of future executive compensation voting, as described in this proxy statement. Please see pages 39 and 72 of this proxy statement for these proposals.
Pay Delivery Aligned with Performance
Based on effective program design and best practices, and consistent with our pay-for-performance philosophy, our executive compensation is aligned with Company performance. The vast majority of our NEOs’ target total direct compensation is in the form of compensation that is variable or “at-risk” based on our financial, operating, and ESG performance and the value of our stock price.

FORMER CEO Compensation Mix*

Other NEOs** Compensation Mix
*    The chart above does not include Mr. Schultz, who, in connection with his appointment as interim chief executive officer, received a base salary of only $1, and was not eligible to earn an annual cash incentive award under the Annual Incentive Bonus Plan, and did not receive any equity award grants.
**    This chart also does not include Mr. Narasimhan, who did not commence employment with the Company until October 1, 2022, the day immediately preceding the end of fiscal 2022.

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PROXY SUMMARY

Strong Governance Standards and Best Practices
The Compensation and Management Development Committee (“Compensation Committee”) of our board of directors is fully engaged to respond to the dynamic business environment in which we operate. As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee acts to:
•Conduct an annual say-on-pay advisory vote and regularly engage with shareholders on executive compensation
•Adapt our compensation program to match the needs of our business
•Attract and retain top talent in a dynamic and challenging business environment
•Foster shareholder value creation and pay-for-performance alignment by creating meaningful cash and equity incentives linked to rigorous financial objectives
•Mitigate compensation-related risk to the organization

Effective Program Design
•Competitive total rewards package benchmarked against comparable peers
•Vast majority of executive pay is at risk and/or based on performance, primarily in the form of stock-based compensation
•Combination of absolute and relative performance metrics in incentive programs
•Promotion of retention through multi-year vesting of stock awards
•Stock ownership policy, including rigorous share ownership requirements
•Clawback policy that covers cash and equity
•No fixed-term or evergreen employment agreements; No severance agreements
•Incorporation of ESG goals into our short-term and long-term incentive plans (including inclusion and diversity goals)
•Double-trigger equity acceleration upon a change-in-control
•Our insider trading policy prohibits short sales and derivative transactions in Starbucks stock
•No tax gross-ups upon a change-in-control or on perquisites or benefits
•No excessive executive perquisites
•No executive pension plans or supplemental executive retirement plans

2023 PROXY STATEMENT	13

PROXY SUMMARY
GLOBAL ENVIRONMENTAL AND SOCIAL IMPACT
INTRODUCTION
When Starbucks opened in 1971, our vision for success included becoming a different kind of company with a mission to inspire and nurture the human spirit—one person, one cup and one neighborhood at a time.
Starting in fiscal 2022, we embarked on an ambitious journey to reinvent ourselves, building on more than 50 years of global impact with our partners and coffee at the core of our business. This journey includes making key investments in ESG strategies that help us uplift our partners and customers, give back more than we take from our planet, create responsible growth for our company, and operate in a manner that supports the resilience of our business.
We work to improve our communities and our planet and advance our ESG strategies with the same creativity and consistency our partners bring to their work every day. Three priorities guide our ongoing efforts to evolve the way we sustainably operate, grow, and enhance our business: (1) Investing in our Partners, (2) Building a More Sustainable, Equitable, and Resilient Future for Coffee and our Communities and Planet, and (3) Leadership and Governance.1
PRIORITY 1: INVESTING IN OUR PARTNERS
At Starbucks, we are working side-by-side with partners to create meaningful change. Our shared vision2 is a better future for each other, our customers and the communities we serve. We invest in our partners because we know that when we put them first—and work to exceed their expectations—the result is a great experience for our customers and communities. Our world-class benefits are designed to meet the needs of our partners in our different markets and are generally available to full- and part-time partners. In the U.S., those benefits include comprehensive health coverage, mental health benefits, retirement plans with company match, Bean Stock, our equity reward program, 100 percent tuition coverage for a first-time bachelor’s degree and more.3
Starbucks took significant action in fiscal 2022 to improve our partners’ experience through increased wages, additional training, and comprehensive benefits. Our wage increases and training program expansion for U.S. retail partners in fiscal 2022 totaled $1 billion, and we updated our family expansion reimbursement benefit, while also introducing access to financial well-being tools and the opportunity to accrue sick time at a faster rate.
Starbucks effort to improve our partners’ experience is founded on a deep commitment to advance inclusion, diversity, and equity—and the belief that we are at our best when we create inclusive and welcoming environments, where we uplift one another with dignity, respect, and kindness. We are committed to hiring from communities that may face barriers to employment, including people of color, Veterans and military spouses; people who are in LGBTQIA+ communities; and those who are disabled. Starbucks aims to achieve and maintain gender pay equity in all global company-operated markets annually, in addition to racial pay equity in the United States. We commit to transparent data collection and reporting on our hiring practices, partner demographics, and partner support initiatives to hold us accountable as we continue to build a diverse and inclusive company. For example, Starbucks began publishing regular Civil Rights Assessments4 in 2019 to address our progress and present recommendations for reaching new heights in our work to develop and sustain an inclusive, diverse workforce.
PRIORITY 2: BUILDING A MORE SUSTAINABLE, EQUITABLE, AND RESILIENT FUTURE FOR COFFEE AND OUR COMMUNITIES AND PLANET
We are building a more sustainable, equitable, and resilient future for coffee and our communities and planet. We will create that future with a deep commitment to global human rights and responsible and ethical sourcing, community leadership from our partners, and a focus on giving more than we take from the planet.
Starbucks takes seriously our commitment to responsible and ethical sourcing led by Coffee and Farmer Equity (“C.A.F.E.”)5 Practices, the company’s third-party verification program, and the cornerstone of our approach to ethical sourcing. We believe in investing in the health and well-being of the nearly 500,000 farmers who grow high-quality arabica coffee from diverse regions around the world as we work together to ensure a sustainable future of coffee for all.
For example, the Starbucks Global Farmer Fund was created to improve supply chain resiliency and ensure a long-term supply of coffee by addressing the unmet business financing needs of farmers. Starbucks is also working to deliver 100 million disease-resistant coffee trees to farmers globally. Together, we help farmers increase their productivity, quality of life, and profitability by driving solutions that support our communities globally and support a healthy planet.
Starbucks global commitment to fundamental human rights is a core component of how we live our mission and values wherever we do business around the world.6 We respect the inherent dignity of all people and seek to enable partners to do their best work by embracing and valuing the unique combination of talents, experiences, and perspectives they each bring to our work. Our goal is to be one of the most inclusive companies globally, working toward full equity, inclusion, and accessibility for those whose lives we touch.
Starbucks strives to give back more than we take from our planet. This priority includes a commitment to operating our business in a way that is environmentally sustainable. Starbucks is working to cut our carbon, water, and waste footprints by half by 2030. We can only achieve these ambitious goals by working together with our stakeholders—every partner, supplier, farmer, and customer is part of our journey.
Our work to uplift one another extends beyond our partners to the communities we serve around the world. With our partners, we are strengthening our communities and co-creating a more resilient future. From Neighborhood Grants nominated by partners who know their neighbors and communities best, to our commitment to farmers around the globe, to championing their communities, Starbucks partners are deeply invested in their communities.

14

PROXY SUMMARY
And our commitment to build a more equitable, sustainable, and resilient future includes a commitment to the environment. Starbucks strives to give more than we take from the planet and to cut our carbon, water, and waste footprints by half by 2030. We can only achieve these ambitious goals by working together with our stakeholders—every partner, supplier, farmer, and customer is part of our journey.
PRIORITY 3: LEADERSHIP AND GOVERNANCE
Starbucks strives to lead by example. Our commitment to transparency, intentionality, and accountability underpins all our efforts to share extensive data on our progress against our ambitious ESG goals, business practices, work in sustainability, and our commitment to the communities we serve. As part of that commitment, since 2001, Starbucks has proactively published the Global Environmental & Social Impact report, an annual fiscal year update on key ESG programs and progress.
We promote ethical leadership and business practices to deliver our very best in all we do, while holding ourselves accountable for results. Our board and its committees are responsible for overseeing the effectiveness of our global environmental and social impact strategy. We govern our sustainability commitments through the Global Environmental Council, which is comprised of senior leaders across Starbucks whose compensation is tied to performance against our goals. We continue to implement an executive compensation program that includes benchmarks for achieving sustainability goals and building inclusive and diverse teams. All Starbucks partners are governed by internal policies addressing ethics and human rights issues, including Anti-Harassment, Anti-Discrimination, Conflicts of Interest, Gifts & Entertainment, Anti-Bribery, and Equal Employment Opportunity. And, we practice rigorous data collection, including third-party data verification, to ensure our reporting is accurate and representative of the great strides we are making to support our partners, customers, communities, and planet.
Starbucks is also committed to being a force for global good by advancing equity and civic engagement so our partners can share their vision for stronger communities. In the U.S., we provide tools and resources for partners to ensure their voice is heard in each and every election. Globally, we work with partners, licensees, and business partners to advocate for policies that support our partners, the health of our business and the communities we serve through the lens of our Mission and Values.
Starbucks is building on over 50 years of great business through the lens of humanity to a future of exceptional service—service to our partners, service to our customers, and service to our planet. We believe this focus will support the success of our business and drive value for our shareholders as we continue to pursue our strategic priorities.
1    Additional programmatic updates and performance against these priorities and publicly stated goals will be shared in Starbucks forthcoming FY22 Global Environmental and Social Impact Report.
2    Starbucks. (2022, November 21). One.Starbucks. https://one.starbucks.com/
3    Starbucks. (2022, November 22). Benefits and Perks. https://www.starbucks.com/careers/working-at-starbucks/benefits-and-perks/
4    Starbucks. (2022, November 21). Starbucks Civil Rights Assessments. https://stories.starbucks.com/stories/civil-rights-assessments/
5    Starbucks. (2022, November 22). Coffee. https://www.starbucks.com/responsibility/sourcing/coffee/
6    Starbucks. (2020, November 17). Global Human Rights Statement. https://stories.starbucks.com/press/2020/global-human-rights-statement/

2023 PROXY STATEMENT	15

Proxy Statement
We are making this proxy statement available to you on January 27, 2023, in connection with the solicitation of proxies by our board of directors for the Starbucks Corporation 2023 Annual Meeting of Shareholders. At Starbucks and in this proxy statement, we refer to our employees as “partners.” Also in this proxy statement, we sometimes refer to Starbucks as the “Company,” “we,” or “us,” and to the 2023 Annual Meeting of Shareholders as the “Annual Meeting.” When we refer to the Company’s fiscal year, we mean the annual period ending on the Sunday closest to September 30 of the stated year. Information in this proxy statement for 2022 generally refers to our 2022 fiscal year, which was from October 4, 2021, through October 2, 2022 (“fiscal 2022”).
VOTING INFORMATION
Record Date. The record date for the Annual Meeting is January 13, 2023. On the record date, there were 1,148,558,716 shares of our common stock outstanding and there were no outstanding shares of any other class of stock.
Voting Your Proxy. Holders of shares of common stock are entitled to cast one vote per share on all matters. Proxies will be voted as instructed by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the Annual Meeting, the shares of our common stock represented by the proxy will be voted as shown in the table below and in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Proposal No.	Vote	Board Recommendation	Broker Non-vote	Vote Required for Approval	Advisory Proposal?	Effect of Abstentions and Broker Non-votes
1	Election of each of the eight director nominees.	FOR	This matter is non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	Majority of votes cast	No	No effect

2	Approval, on a nonbinding, advisory basis, of the compensation paid to our named executive officers.	FOR	This matter is non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	Majority of votes cast	Yes	No effect

3	Approval, on a nonbinding, advisory basis, of the frequency of future advisory votes on executive compensation.	FOR EVERY YEAR	This matter is non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	Majority of votes cast	Yes	No effect

4	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 1, 2023.	FOR	This matter is routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Majority of votes cast	Yes	Abstention has no effect and broker has discretion to vote

5	Shareholder proposal regarding a report on plant-based milk pricing.	AGAINST	This matter is non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	Majority of votes cast	Yes	No effect

6	Shareholder proposal regarding ceo succession planning policy amendment.	AGAINST	This matter is non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	Majority of votes cast	Yes	No effect

7	Shareholder proposal regarding annual report on company operations in China.	AGAINST	This matter is non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	Majority of votes cast	Yes	No effect

8	Shareholder proposal regarding assessment of worker rights commitments.	AGAINST	This matter is non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	Majority of votes cast	Yes	No effect

9	Shareholder proposal regarding creation of Board committee on corporate sustainability.	AGAINST	This matter is non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	Majority of votes cast	Yes	No effect

16

PROXY STATEMENT
Revoking Your Proxy. If you are a registered shareholder (meaning a shareholder who holds shares issued in their name and therefore appears on the Company’s share register) and have executed a proxy, you may revoke or change your proxy at any time before it is exercised by: (i) executing and delivering a later-dated proxy card to our corporate secretary prior to the Annual Meeting; (ii) delivering written notice of revocation of the proxy to our corporate secretary prior to the Annual Meeting; or (iii) attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the website provided on the next page, as may be applicable in the case of your earlier vote, and follow the directions for revoking or changing your vote. If your shares are held in the name of a broker, bank, or other holder of record, you should follow the voting instructions you receive from the holder of record to revoke your proxy or change your vote.
Vote Required. The presence, in person or by proxy, of holders of a majority of the outstanding shares of our capital stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client on that matter but are deemed to be present at the Annual Meeting) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
We have majority voting procedures for the election of directors in uncontested elections. If a quorum is present, a nominee for election to a position on the board of directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee. The term of any incumbent director who does not receive a majority of votes cast in an election held under the majority voting standard terminates on the earliest to occur of: (i) 90 days from the date on which the voting results of the election are certified; (ii) the date the board of directors fills the position; or (iii) the date the director resigns. If a quorum is present, the approval of the nonbinding, advisory vote on the compensation paid to our named executive officers, the approval of the nonbinding, advisory vote on the frequency of advisory votes on executive compensation, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and the approval of any shareholder proposal, and any other matters that properly come before the meeting, require that the votes cast in favor of such actions exceed the votes cast against such actions.
Unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the Annual Meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy so your vote can be counted. Proxies and ballots will be received and tabulated by a representative of Broadridge Financial Solutions, Inc., our inspector of elections for the Annual Meeting.
Please cast your vote as soon as possible. Make sure to have your proxy card or VIF in hand:

By internet go to www.proxyvote.com;	By toll-free telephone from the United States, U.S. territories, and Canada: call 1-800-690-6903;	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope; or	By scanning the QR code using your mobile device.

2023 PROXY STATEMENT	17

PROPOSAL 1 ELECTION OF DIRECTORS

Our board of directors regularly reviews and assesses its composition to evaluate the right mix of experience, qualifications, skills, tenure, and diversity. The Nominating and Corporate Governance Committee believes that board refreshment is critical as the Company transitions its leadership to a new chief executive officer, continues the implementation of its Reinvention Plan, and navigates a key inflection point in the emergence from the COVID-19 pandemic. In furtherance of ongoing board refreshment, the Nominating and Corporate Governance Committee is currently engaged in an ongoing recruitment process, with Beth Ford, the chief executive officer of Land O Lakes, being nominated to stand for election as a director at the 2023 annual meeting of shareholders. The board is committed to ensuring that it remains composed of directors who are equipped to oversee the success of the business, striving to maintain an appropriate balance of diversity, skills, and tenure in its composition, and intends to increase its gender diversity over the next few years.
Our board of directors currently has nine members. The board of directors has nominated six of the existing nine directors for election at the Annual Meeting, to serve until the 2024 Annual Meeting of Shareholders or until their respective successors have been elected and qualified. Mr. Narasimhan and Ms. Ford are first-time nominees to our board of directors. Mr. Narasimhan’s offer letter setting forth the terms of his employment provides that he will be nominated for election as a director at each annual meeting of shareholders following his appointment as chief executive officer. Assuming the election of each of our director nominees, our board of directors will have eight members following the Annual Meeting. Isabel Ge Mahe, Clara Shih, and Joshua Cooper Ramo have not been renominated and their service on our board will end at the 2023 Annual Meeting of Shareholders. Ms. Ge Mahe, Ms. Shih, and Mr. Ramo have been valuable members of the Board since 2019, 2011, and 2011, respectively, and our board and Starbucks wish them the best in their future endeavors. Starbucks and their fellow directors sincerely appreciate the thoughtful leadership and insight and the perspectives that they brought to the board.
Unless otherwise directed, the persons named in the proxy as proxyholders intend to vote all proxies FOR the election of the nominees, as listed below, each of whom has consented to serve as a director if elected. If, at the time of the Annual Meeting, any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the board of directors, unless the board chooses to reduce its own size. The board of directors has no reason to believe that any of the nominees will be unable or will decline to serve if elected. Proxies cannot be voted for more than eight persons since that is the total number of nominees.

18

PROPOSAL 1 – ELECTION OF DIRECTORS
STARBUCKS BOARD OF DIRECTORS
We believe that our directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in board activities, and other attributes discussed below in Our Director Nominations Process section on page 33. We also endeavor to have a board that represents a range of qualifications, skills, and depth of experience in areas that are relevant to and contribute to the board’s oversight of the Company’s global activities. Following the biographical information for each director nominee, we describe the key experiences, qualifications, skills, and attributes the director nominee brings to the board that, for reasons discussed in the chart below, are important to Starbucks businesses and structure. The board considered these key experiences, qualifications, skills, attributes, and the nominees’ other qualifications in determining to recommend that they be nominated for election.
Experience/Qualifications/Skills/Attributes

Industry Experience	As the premier roaster, marketer, and retailer of specialty coffee in the world, we seek directors who have knowledge of and experience in the consumer products, retail, food, and beverage industries, which is useful in understanding our product development, retail, and licensing operations.
Financial/Capital Allocation Experience	As a large public company, Starbucks is committed to strong financial discipline, effective allocation of capital, an appropriate capital structure, risk management, legal, and regulatory compliance, and accurate disclosure practices. We believe that directors who have senior financial leadership experience at large global organizations and financial institutions, and directors who are experienced allocators of capital are instrumental to Starbucks success.
Gender, Ethnic, or National Diversity	We value representation of gender, ethnic, geographic, cultural, and other perspectives that expand the board’s understanding of the needs and viewpoints of our customers, partners, governments, and other stakeholders worldwide.
Brand Marketing Experience	We seek directors with brand marketing experience because of the importance of image and reputation in the specialty coffee business, and our objective to maintain Starbucks standing as one of the most recognized and respected brands in the world.
International Operations & Distribution Experience	Starbucks has a strong global presence. The Company has a presence in over 35,000 stores in 83 markets around the globe. Accordingly, we value international operations and distribution experience, especially as we continue to expand globally and develop new channels of distribution.
Governmental & Public Policy Experience	We seek directors with domestic and international experience in corporate responsibility, sustainability, and public policy to help us address significant public policy issues, adapt to different business and regulatory environments, and facilitate our work with various governmental entities and non-governmental organizations all over the world. This experience is particularly relevant during times of increased volatility in global politics and economics.
Technology Experience	Our business has become increasingly complex as we have enhanced our offerings, expanded our global footprint, and increased online customer ordering capabilities. This increased complexity requires a sophisticated level of technology resources and infrastructure as well as technological expertise. And, as a consumer retail company, we seek directors who have digital and social media experience, which can provide insight and perspective with respect to our various business functions.
Human Capital Management Experience	At Starbucks, our people are one of our most valuable assets. We seek to live our values through the culture we develop with our partners and our customers. We value directors with experience managing and developing values and culture in a large global workforce so that we can continue to live our mission to inspire and nurture the human spirit—one person, one cup, and one neighborhood at a time.
Corporate Social Responsibility Experience
We believe that directors who have experience in advocating for gender and racial equality, human rights, and effective corporate citizenship ensure that the Company remains at the forefront of advancing social justice, diversity, and inclusivity.

Environmental/Climate Change Experience
We value directors with experience in environmental and climate change topics strengthens the board’s oversight and assures that strategic business imperatives and long-term value creation for shareholders are achieved within a responsible and sustainable business model.

Public Company Board Experience	Directors who have served on other public company boards can offer advice and perspective with respect to board dynamics and operations, relations between the board and Starbucks management, and other matters, including corporate governance, executive compensation, risk management and oversight of strategic, operational, compliance-related matters, and relations with shareholders.
Senior Leadership Experience	We believe that it is important for our directors to have served in senior leadership roles at other organizations, which demonstrates strong abilities to motivate and manage others, to identify and develop leadership qualities in others, and to manage organizations. Starbucks global scale and complexity requires aligning multiple areas of operations, including marketing, merchandising, supply chain, human resources, real estate, and technology. Directors with senior leadership experience are uniquely positioned to contribute practical insight into business strategy and operations, and support the achievement of strategic priorities and objectives.

2023 PROXY STATEMENT	19

PROPOSAL 1 – ELECTION OF DIRECTORS
Board Nominee Skills Matrix
The table below summarizes the key experience, qualifications, and attributes for each director nominee and highlights the balanced mix of experience, qualifications, and attributes of the board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the board. No individual experience, qualification, or attribute is solely dispositive of becoming a member of our board.

	Industry Experience	Financial/ Capital Allocation Experience	Gender, Ethnic, or National Diversity	Brand Marketing Experience	International Operations & Distribution Experience	Governmental & Public Policy Experience	Technology Experience	Human Capital Management Experience	Corporate Social Responsibility Experience	Environmental/ Climate Change Experience	Public Company Board Experience	Senior Leadership Experience
Richard E. Allison, Jr.
Andrew Campion
Beth Ford
Mellody Hobson
Jørgen Vig Knudstorp
Satya Nadella
Laxman Narasimhan
Howard Schultz

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PROPOSAL 1 – ELECTION OF DIRECTORS

Board Recommendation

The board of directors recommends that shareholders vote FOR the election of each of the nominees to the board of directors described below.

Nominees
Set forth below is certain information furnished to us by the director nominees. There are no family relationships among any of our current directors or executive officers. None of the corporations or other organizations referenced in the biographical information below is a parent, subsidiary, or other affiliate of Starbucks.

RICHARD E. ALLISON, JR. Independent

Age: 55 Director Since: 2019	Committees: CMDC (chair), NCGC	Flat White

RICHARD E. ALLISON, JR. has been a Starbucks director since September 2019. He served as Chief Executive Officer and a member of the board of directors of Domino’s Pizza, Inc., the largest pizza company in the world based on global retail sales, from July 2018 until April 30, 2022, then served as a senior advisor until his retirement in July 2022. He joined Domino’s in March 2011 as Executive Vice President of International and then served as President, Domino’s International from October 2014 to July 2018. During the period that Mr. Allison led the international division and served as Chief Executive Officer, Domino’s expanded by more than 20 countries and grew by more than 8,000 stores. Prior to joining Domino’s, Mr. Allison worked at Bain & Company, Inc. for more than 13 years, serving as a Partner from 2004 to 2010, and as co-leader of Bain’s restaurant practice.
DIRECTOR QUALIFICATIONS
Throughout Mr. Allison’s extensive experience in the restaurant industry, particularly his years spent at Domino’s, he has cultivated a deep understanding of large- and small-scale operations, strategic planning initiatives, market development objectives, packaging and recycling initiatives, and other critical elements of steering a global restaurant chain. The growth of Domino’s global brand under Mr. Allison’s direction highlights his strong leadership capabilities and dedication to excellence, qualities that he brings to his role as director.

ANDREW CAMPION Independent

Age: 51 Director Since: 2019	Committees: ACC (chair), CMDC	Brown Sugar Oatmilk Latte

ANDREW CAMPION has been a Starbucks director since September 2019. He has served as the Chief Operating Officer of NIKE, Inc., a multinational athletic footwear, apparel, equipment, and services corporation, since March 2020. Previously, Mr. Campion served as Executive Vice President and Chief Financial Officer of NIKE, Inc. from 2015 to 2020. From 2014 to 2015, he served as Senior Vice President, Strategy, Finance, and Investor Relations for NIKE, Inc., which he assumed in addition to his prior role as Chief Financial Officer of the NIKE Brand, to which he was appointed in 2010. Mr. Campion joined NIKE, Inc. in 2007, leading Global Strategic Planning, Global Financial Planning, and Market Intelligence. From 1996 to 2007, he held leadership roles in strategic planning, mergers and acquisitions, financial planning and analysis, operations planning, investor relations, and tax at The Walt Disney Company, a multinational mass media and entertainment corporation. Mr. Campion also currently serves on the Board of Directors of The Springhill Company, the Board of Directors of the Los Angeles 2028 Olympic and Paralympic Games, and the Board of Advisors of the UCLA Anderson Graduate School of Management.
DIRECTOR QUALIFICATIONS
As a chief operating officer and former chief financial officer of a large multinational company, Mr. Campion has a broad range of leadership experience in the public company sector, including overseeing global brand and business growth strategies, operational excellence, environmental sustainability efforts, talent and team development, and enterprise financial management. His background in finance and law enables him to provide unique macro- and micro-level insights into business decisions and their potential impact on the Company’s strategic objectives. Mr. Campion brings his deep knowledge of investor relations, among his other skills and passions, to his role as director.

2023 PROXY STATEMENT	21

PROPOSAL 1 – ELECTION OF DIRECTORS

BETH FORD Independent

Age: 58 Director Nominee	Vanilla Red Eye With Whole Milk

BETH FORD serves as president and chief executive officer of Land O’Lakes, Inc., a Fortune 200 food production and agribusiness company that is also a century-old farmer-owned cooperative. Land O’ Lakes operates Land O’Lakes Dairy Foods, Purina Animal Nutrition, WinField United and Truterra and operates in more than 60 countries. Ms. Ford joined Land O’ Lakes in 2011 and held a variety of roles across all businesses before becoming chief executive officer in 2018. She is a passionate advocate on behalf of farmers and rural America with the goal of connecting people, particularly in urban areas, to the farmers and rural communities who grow their food. In addition, she is the convener of The American Connection Project to help bridge the digital divide. Beth's 36-year career spans six industries at seven companies. Ms Ford serves on the board of directors of PACCAR, Inc. and previously served on the boards of directors of Blackrock, Inc. and Clearwater Paper, where she was chairperson. She also serves on the board of directors for the Business Roundtable and the Columbia University Business School – Deming Center Board of Advisors. She recently was inducted into the Supply Chain Hall of Fame by the Council of Supply Chain Management Professionals (CSCMP) and received a Doctor of Humane Letters honorary degree from Iowa State University in 2022.
DIRECTOR QUALIFICATIONS
Ms. Ford brings to the board extensive leadership experience in food and agribusiness, as well as 35 plus years in supply chain operations across multiple industries. As the chief executive officer of a farmer-owned cooperative, she knows the challenges that small and large farmers face, including those related to climate change. Ms. Ford also brings experience in operating multiple consumer-facing brands, managing a complex, multinational enterprise, and overseeing extensive supply chain operations. Her service on other publicly traded companies’ boards of directors will enable her to contribute valuable insights into corporate governance and other ESG considerations. As a member of the board of directors of the Business Roundtable, she has well-developed acumen in a wide variety of public policy issues linked to business and the economy.

MELLODY HOBSON Independent, chair of the board

Age: 53 Director Since: 2005	Pike Place® Roast, black*

MELLODY HOBSON has served as chair of the board since March 17, 2021. She served as vice chair of the board from June 2018 to March 2021 and has been a Starbucks director since February 2005. Ms. Hobson has served as Co-CEO, President, and Director of Ariel Investments, LLC, an investment management firm, since 2019. She previously served as President of Ariel Investments, LLC from 2000 to 2019. In addition, she serves as the President and Chairman of the Board of Trustees of the Ariel Investment Trust, a registered investment company advised by Ariel Investments. She previously served as Senior Vice President and Director of Marketing at Ariel Capital Management, Inc. from 1994 to 2000, and as Vice President of Marketing at Ariel Capital Management, Inc. from 1991 to 1994. Ms. Hobson works with a variety of civic and professional institutions, including serving as Co-Chair of the Lucas Museum of Narrative Arts and as Chairman of After School Matters, which provides Chicago teens with high quality out-of-school time programs. Additionally, she is on the Board of Governors’ Executive Committee of the Investment Company Institute. Ms. Hobson also serves on the Board of Directors of JPMorgan Chase & Co., and, she previously served on the Board of Directors of DreamWorks Animation SKG, Inc. and The Estée Lauder Companies Inc.
DIRECTOR QUALIFICATIONS
As the president, Co-CEO, and a director of a large investment company, Ms. Hobson brings significant leadership, operational, investment, and financial expertise to the board of directors. She brings a strong investor perspective to the boardroom and infuses discussions with insights from a shareholder, capital markets, and capital allocation lens. Ms. Hobson’s prior experience as an on-air CBS news contributor and analyst on finance and the economy provides insight into media, communications, and public relations considerations. Ms. Hobson also brings to the board of directors valuable knowledge of corporate governance and similar issues from her service on other publicly traded companies’ boards of directors as well as her service on the Investment Company Institute’s Board of Governors’ Executive Committee and her prior service on the Securities and Exchange Commission (“SEC”) Investment Advisory Committee. In addition, Ms. Hobson has brand marketing experience through her past service on the Board of Directors of The Estée Lauder Companies Inc. and DreamWorks Animation SKG prior to its acquisition by Comcast Corporation.

*Pike Place is a registered trademark of The Pike Place Market PDA, used under license.

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PROPOSAL 1 – ELECTION OF DIRECTORS

JØRGEN VIG KNUDSTORP Independent

Age: 54 Director Since: 2017	Committees: ACC, NCGC (chair)	Caramel Macchiato

JØRGEN VIG KNUDSTORP has been a Starbucks director since March 2017. Since January 2017, Mr. Knudstorp has served as Executive Chairman of LEGO Brand Group, owner of the LEGO brand and part of the controlling company of the LEGO Group, a leading manufacturer of construction toys. From October 2004 to December 2016, he served as President and Chief Executive Officer of the LEGO Group. He previously held various leadership positions at the LEGO Group from 2001 to 2004, including Senior Vice President, Corporate Affairs from 2003 to 2004; Vice President, Strategic Development in 2003; Senior Director, Global Strategic Development & Alliance Management from 2002 to 2003; and Director, Strategic Development from 2001 to 2002. Prior to joining the LEGO Group, Mr. Knudstorp served as a Management Consultant at McKinsey & Company, a management consulting firm, from 1998 to 2001.
DIRECTOR QUALIFICATIONS
Mr. Knudstorp brings to the board his top executive leadership experiences at one of the world’s most renowned toy manufacturers, which has a highly recognizable brand and a record of innovation. His extensive global leadership experience provides the board with unique insights and knowledge of brand and digital marketing, strategy, consumer products, development and nurturing of human capital and organizational culture and values, environmental impact, finance, capital allocation, international operations and distribution, and formation and management of strategic alliances. The LEGO Brand is ranked as the world’s best reputed by RepTrak, and Mr. Knudstorp brings experience in building an authentic brand across ESG considerations in addition to product and employee experiences.

SATYA NADELLA Independent

Age: 55 Director Since: 2017	Committees: NCGC	Double Espresso Shot

SATYA NADELLA has been a Starbucks director since March 2017. Mr. Nadella has served as Chief Executive Officer and a member of the Board of Directors of Microsoft Corporation, a global technology provider, since February 2014. He has held various leadership positions at Microsoft Corporation since joining in 1992, and most recently, Mr. Nadella was executive vice president of Microsoft Corporation’s Cloud and Enterprise group. In this role, he led the transformation to the cloud infrastructure and services business. Previously, Nadella led research and development for the Online Services Division and was vice president of the Microsoft Business Division. Before joining Microsoft Corporation, Nadella was a member of the technology staff at Sun Microsystems. Mr. Nadella currently serves on the University of Chicago Board of Trustees, and previously served on the Board of Trustees of Fred Hutchinson Cancer Research Center.
DIRECTOR QUALIFICATIONS
Mr. Nadella brings to the board of directors global business leadership experience, extensive experience in the technology industry, and an understanding of how technology will be used and experienced around the world, in addition to deep expertise in allocating capital and optimizing productivity. He also provides the board with invaluable insights as Starbucks continues its focus on innovative ways to use technology to elevate its brand and grow its business. His experience in leading a multinational, complex enterprise, aligning teams, motivating employees, addressing corporate and environmental responsibility, developing human capital and talent, fostering a robust culture, and his strategic and operational expertise have facilitated important contributions to board discussions and oversight. Mr. Nadella also brings insight and knowledge in international operations and distribution gained from his service as Chief Executive Officer and other senior leadership positions at one of the world’s largest public technology companies.

2023 PROXY STATEMENT	23

PROPOSAL 1 – ELECTION OF DIRECTORS

LAXMAN NARASIMHAN chief executive officer-elect

Age: 55 Director Nominee	Doppio Macchiato with steamed skim milk

LAXMAN NARASIMHAN joined Starbucks as its chief executive officer-elect on October 1, 2022. Prior to joining Starbucks, Mr. Narasimhan served as Chief Executive Officer of Reckitt Benckiser Group Plc (“Reckitt”), a FTSE 12 listed British multinational consumer health, hygiene, and nutrition company, since September 2019. Prior to joining Reckitt, Mr. Narasimhan held various roles at PepsiCo from 2012 to 2019. He served as PepsiCo’s Group Chief Commercial Officer until July 2019, and prior to that, beginning in 2012, he served as Chief Executive Officer - Latin America, Europe, and Sub-Saharan Africa, Chief Executive Officer - Latin America, and Chief Financial Officer of PepsiCo Americas Foods. Prior to joining PepsiCo, Mr. Narasimhan spent 19 years at McKinsey & Company, where he focused on its consumer, retail, and technology practices in the U.S., Asia, and India. Mr. Narasimhan is a trustee of the Brookings Institution and a member of the Council on Foreign Relations.
DIRECTOR QUALIFICATIONS
Mr. Narasimhan brings to the board extensive experience in beverage, food, retail, and consumer businesses. Through his previous chief executive officer roles, he has substantial experience operating multinational, consumer-facing businesses. As a trustee of the Brookings Institute and a member of the Council on Foreign Relations, Mr. Narasimhan would also bring to the board a unique understanding of numerous public policy matters. As a member of the Verizon board of directors and its Corporate Governance and Policy Committee, he has experience with myriad issues--including those related to ESG--facing public companies.

HOWARD SCHULTZ interim chief executive officer

Age: 69 Director Since: 2022	Doppio Macchiato

HOWARD SCHULTZ is the founder of Starbucks Corporation and has served as interim chief executive officer and a member of the Starbucks board since April 2022. Mr. Schultz previously served as chairman of the board of directors of Starbucks since its inception in 1985 and until June 2018, and since 2018 has held the role of founder and chairman emeritus of Starbucks. He also previously served as chief executive officer from January 2008 to April 2017 and from November 1985 to June 2000, and as president from January 2008 until March 2015 and from November 1985 to June 1994. From June 2000 to February 2005, Mr. Schultz also held the title of chief global strategist. Mr. Schultz also held leadership and director roles with Il Giornale Coffee Company and Starbucks Coffee Company, which were predecessors to Starbucks.
DIRECTOR QUALIFICATIONS
As the founder of Starbucks, Mr. Schultz has demonstrated a record of innovation, achievement, and leadership. This experience provides the board of directors with a unique perspective into the operations and vision for Starbucks. Through his prior experience as the chairman and chief executive officer, Mr. Schultz is also able to provide the board of directors with insight and information regarding Starbucks strategy, operations, and business. In addition, Mr. Schultz brings to the board more than 35 years of experience with Starbucks and extensive experience in the food and beverage industry, brand marketing, and international distribution and operations.

24

Corporate Governance
BOARD STRUCTURE AND RESPONSIBILITIES

BOARD OF DIRECTORS

Audit and Compliance Committee
(“Audit Committee”)
Oversees the accounting and financial reporting processes and the internal and external audit processes, and reviews the financial information that will be provided to shareholders, the systems of internal control, risk management practices, and compliance with the Company’s standards of business conduct and laws and regulations.

Compensation and Management Development Committee
(“Compensation Committee”)
Oversees compensation practices and determines compensation and other benefits for officers. Also oversees the development and implementation of human capital development plans and succession planning practices to foster sufficient management depth at the Company to support its continued growth and the talent needed to execute long-term strategies.

Nominating and Corporate Governance Committee
(“Nominating/Governance Committee”)
Oversees corporate governance, advises and makes recommendations to the board regarding candidates for election as directors of the Company, reviews and makes recommendations regarding the Company’s non-employee director compensation policy, oversees ESG policies and practices, and addresses any related matters.

Board Leadership
The board of directors is responsible for overseeing the exercise of corporate power and ensuring that Starbucks business and affairs are managed to meet the Company’s stated goals and objectives and that the long-term interests of the shareholders and stakeholders are served. Our Governance Principles and Practices for the Board of Directors (“Governance Principles”) require the Nominating/Governance Committee to recommend to the board on a biennial basis, a board member who should be appointed to serve as the chair of the board. The board believes that it should maintain flexibility to select Starbucks chair of the board and board leadership structures. It believes that a two-year term for the chair provides continuity for the board.
Our ceo is the principal executive officer of the Company and has general charge and supervision of the business and strategic direction of the Company. Our independent chair of the board facilitates the board’s oversight of management and the Company’s long-range strategy and business initiatives and serves as a liaison between management and independent directors.
The duties of the chair of the board include the following:
•Preside over and manage the meetings of the board;
•Support a strong board culture by fostering an environment of open dialogue, ensuring effective information flow and constructive feedback among the members of the board and senior management, facilitating communication among the chair, the board as a whole, board committees, and senior management, and encouraging director participation in discussions;
•Approve the scheduling of meetings of the board, lead the preparation of the agenda for each meeting, and approve the agenda and materials for each meeting;
•Serve as liaison between management and independent directors;
•Represent the board at annual meetings of shareholders and be available, when appropriate, for consultations with shareholders;
•Act as an advisor to the ceo on strategic aspects of the business; and
•Such other duties as prescribed by the board.
Independent Chair of the Board
Ms. Hobson, an independent, non-employee board member, has served as the chair of the board since March 2021. Our board believes that its leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our board and supports the independence of our non-management directors.

2023 PROXY STATEMENT	25

CORPORATE GOVERNANCE
Board Meeting Annual Calendar

•Fiscal Year in Review •Management and Financial Update	•Strategic Plan and Brand •Social Impact Agenda •Management and Financial Update	•Talent and Succession Planning (Inclusion and Diversity Update) •Management and Financial Update	•Annual Financial Plan •Management and Financial Update
BOARD OVERSIGHT OF STRATEGY
The board is deeply engaged and involved in overseeing the Company’s long-range strategy, including evaluating key market opportunities, consumer trends, and competitive developments. This also includes aspects of our sustainability initiatives and social impact agenda that relate to our strategy. The board’s oversight of risk is another integral component of the board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at committee meetings. We also dedicate at least one board meeting every year to an even more intensive review and discussion of the Company’s strategic plan. Matters of strategy also inform committee-level discussions of many issues, including business risk. Engagement of the board on these issues and other matters of strategic importance continues in between meetings, including through updates to the board on significant items and discussions by the ceo with the independent chair of the board on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

BEYOND THE BOARDROOM
In order to increase each director’s engagement with and understanding of our strategy, each director participates in an extensive orientation program upon joining the board, including meeting with members of our executive leadership team and other key leaders of the Company to gain a deeper understanding of Starbucks businesses and operations, attending cultural immersion programs, and visiting our stores to engage with store partners and customers first-hand. Periodic briefing sessions are also provided to members of the board on subjects that would assist them in discharging their duties. Our directors also have the opportunity through our periodic investor day presentations to understand and assess how we are communicating our strategy to our investors and other important stakeholders.

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Risk Oversight

Board of Directors

The board of directors has overall responsibility for risk oversight. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for that company. The involvement of the board in reviewing Starbucks business strategy is an integral aspect of the board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.
While the full board has overall responsibility for risk oversight, the board has delegated oversight responsibility related to certain risks to the Audit Committee, the Compensation Committee, and the Nominating/Governance Committee.

Audit Committee	Compensation Committee	Nominating/Governance Committee

•Responsible for reviewing and overseeing the Company’s major and emerging risk exposures, including financial, operational, legal, and regulatory risks; discussing the steps the Company is taking to monitor and control such exposures; and overseeing the Company’s risk assessment and risk management policies, including with respect to data privacy and cybersecurity risk exposures.
•Receives regular reports from management including from our chief financial officer, vice president of Internal Audit, general counsel, and chief ethics and compliance officer on risks facing the Company at its regularly scheduled meetings and other reports as requested by the Audit Committee.

•Responsible for reviewing and overseeing the management of any potential material risks related to Starbucks compensation policies and practices, including as they relate to the workforce generally.
•Oversees the development, implementation, and effectiveness of the Company’s practices, policies, and strategies relating to human capital management regarding recruiting, selection, talent development, progression, and regression, and diversity, equity, and inclusion.
•Reviews a summary and assessment of such risks annually and in connection with discussions of various compensation elements and benefits throughout the year.

•Oversees risks associated with shareholder concerns, board governance and composition, political contributions, and ESG matters, including compliance matters relating to emerging political, environmental, and global citizenship trends.

Starbucks also maintains the Risk Management Committee, a management-level committee, which is co-managed by Starbucks chief financial officer and general counsel and reports to senior leadership.
The board believes that its leadership structure, coupled with the structure and work of the various committees referenced here, is appropriate and effective in facilitating board-level risk oversight.

Board and Committee Evaluations
Our board is committed to continual corporate governance improvement, and the board and each committee annually conduct a self-evaluation to review and assess the overall effectiveness of the board and each committee, including with respect to strategic oversight, board structure and operation, interactions with and evaluation of management, governance policies, and committee structure and composition. Committee self-assessments of performance are shared with the full board. The Nominating/Governance Committee also reviews the Governance Principles each year in light of changing conditions and shareholders’ interests and recommends appropriate changes to the board for consideration and approval. Matters with respect to board composition, the nomination of directors, board processes, and topics addressed at board and committee sessions are also considered part of our self-assessment process. As appropriate, these assessments result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our board and its committees. There is an independent external review process, which is ordinarily conducted every three years, in addition to pre-existing annual board and committee evaluations.

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CORPORATE GOVERNANCE
Affirmative Determinations Regarding Director Independence and Other Matters
Our board conducts an annual review of the independence of our directors. Our board has determined that each of the members of our board who served in fiscal 2022 (which includes each of non-employee directors whose names are disclosed in the Fiscal 2022 Non-Employee Director Compensation Table) and each director nominee, other than Mr. Schultz, and Mr. Narasimhan, and Mr. Kevin Johnson prior to his retirement from the Company and our board, is “independent” as that term is defined under the rules of The Nasdaq Stock Market (“Nasdaq”). Our board has also determined that all directors and director nominees who served, or will serve upon election at this Annual meeting, on each of our Audit Committee, Compensation Committee, and Nominating/Governance Committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees. In assessing independence, our board determined that none of the members of our board, other than Mr. Schultz and Mr. Narasimhan has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, as Mr. Schultz and Mr. Narasimhan are executive officers, and in the case of Mr. Schultz, the founder of Starbucks.
In determining that Ms. Ge Mahe is independent, the board considered payments in the ordinary course of business in fiscal 2022 between Starbucks and the public company in which she serves as an officer, which were for amounts representing less than 2% of the annual revenues of the company receiving the payments and did not constitute a related party transaction under SEC rules. The board determined that these transactions would not interfere with Ms. Ge Mahe’s exercise of independent judgment in carrying out her responsibilities as a director. Also, in determining that Mr. Nadella is independent, the board considered payments in the ordinary course of business in fiscal 2022 between Starbucks and the public company in which he serves as an executive officer and as a director, which were for amounts representing less than 2% of the annual revenues of the company receiving the payments and did not constitute a related party transaction under SEC rules. The board determined that these transactions would not interfere with Mr. Nadella’s exercise of independent judgment in carrying out his responsibilities as a director. Lastly, in determining that Ms. Shih is independent, the board considered payments in the ordinary course of business in fiscal 2022 between Starbucks and the public company in which she serves as an officer, which were for amounts representing less than 2% of the annual revenues of the company receiving the payments and did not constitute a related party transaction under SEC rules. The board determined that these transactions would not interfere with Ms. Shih’s independent judgement in carrying out her responsibilities as a director.
Succession Planning and Talent Management Oversight
Management Succession Planning
In light of the critical importance of executive leadership to Starbucks success, we have an annual succession planning process. This process is enterprise-wide for managers up to and including our ceo.
Our board’s involvement in our annual succession planning process is outlined in our Governance Principles. The Governance Principles provide that our Compensation Committee has general oversight responsibility for management development and succession planning practices and strategy. Our Compensation Committee, pursuant to its charter, annually reviews and discusses with the independent directors of the board the performance of certain senior officers of the Company and the succession plans for each such officer’s position including recommendations and evaluations of potential successors to fill these positions. The Compensation Committee also conducts a periodic review of, and provides approval for, our management development and succession planning practices and strategies, including the review and oversight of risks and exposures associated with the succession planning practices and strategies.
ceo Succession Planning
As discussed in the board’s recommendation on Proposal 6 - Regarding ceo Succession Planning Policy Amendment, which is set forth on page 77, the board recently amended the Governance Principles to expand on ceo succession planning. A primary responsibility of the board is planning for ceo succession. The chair of our Nominating/Governance Committee, together with the chair of the board (or, if the chair of the board is not independent, the lead independent director), the chair of the Compensation Committee, and the ceo (collectively, the “succession planning team”) will annually evaluate and update as appropriate the skills, experience, and attributes that the board believes are important to be an effective ceo in light of our business strategy. The succession planning team will also annually review with the board, our ceo succession planning process, including the identification, development, and progress of internal candidates and how candidates have been assessed. Chief executive officer succession planning should be an ongoing process, with the goal of providing sufficient lead time before an expected transition while also being prepared for and responsive to unexpected developments.
Oversight of ESG
Our board is highly engaged in ESG matters given that our global social impact, sustainability goals, and human capital are intricately linked to our strategic direction. Our board considers these matters at least annually in connection with the strategic plan. In addition, except where explicitly delegated to other board committees or retained by the board, our Nominating/Governance Committee is tasked with the responsibility of overseeing the effectiveness of our environmental, social, and corporate governance strategies, policies, practices, goals, and programs, including review of our annual Global Environmental and Social Impact Report. Further, our Compensation Committee is responsible for overseeing the development and implementation of human capital development plans and succession planning practices to foster sufficient management depth at the Company to support its continued growth and the talent needed to execute long-term strategies, while our Audit Committee is tasked with overseeing the Company’s risk management, including with respect to certain ESG topics.

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CORPORATE GOVERNANCE

Board

Our board is responsible for ensuring ESG risks and opportunities are integrated into Starbucks long-term strategy.

Nominating/Governance Committee
Oversees, reviews, and assesses the effectiveness of Starbucks ESG strategies, policies, practices, goals, and programs; annually reviews Starbucks corporate political contributions and expenditures to ensure alignment with Starbucks policies and values.

Compensation Committee	Audit Committee
Oversees the development, implementation, and effectiveness of Starbucks practices, policies, and strategies relating to human capital management as they relate to Starbucks workforce generally.	Oversees certain ESG risks, as part of overall risk management, and also reviews ESG disclosures in SEC filings.

Data Privacy and Cybersecurity Risk Oversight
We maintain comprehensive technologies and programs to ensure our systems are effective and prepared for data privacy and cybersecurity risks, including regular oversight of our programs for security monitoring for internal and external threats to ensure the confidentiality, availability, and integrity of our information assets. We regularly perform evaluations of our security program and continue to invest in our capabilities to keep our customers, partners, and information assets safe. Our chief information security officer is ultimately responsible for our cybersecurity program, which includes the implementation of controls aligned with industry guidelines and applicable statutes and regulations to identify threats, detect attacks, and protect these information assets. We have implemented security monitoring capabilities designed to alert us to suspicious activity and developed an incident response program that includes periodic testing and is designed to restore business operations as quickly and as orderly as possible in the event of a breach. In addition, partners participate in ongoing mandatory annual trainings and receive communications regarding the cybersecurity environment to increase awareness throughout the Company. Our Audit Committee, which oversees data privacy and cybersecurity risk matters, is comprised entirely of independent directors, one of whom has significant work experience related to information security issues and oversight. Management will report security instances to the Audit Committee as they occur, if material, and will also provide a summary multiple times per year to the Audit Committee. Additionally, our chief information security officer meets at least twice annually with the board of directors or the Audit Committee to brief them on technology and information security matters. We carry insurance that provides protection against the potential losses arising from a cybersecurity incident. In the last three years, the expenses we have incurred from information security breach incidences were immaterial. This includes penalties and settlements, of which there were none.
Shareholder Engagement
We have a year-round shareholder outreach program through which we solicit feedback on diverse business areas, ranging from our executive compensation program and corporate governance practices to disclosure practices and environmental and social impact programs and goals. We share feedback we receive with our board of directors, as well as other board committees such as the Compensation Committee and the Nominating/Governance Committee, as appropriate. Our board considers feedback received from shareholders throughout the year, and such input influences changes to our compensation program and the adoption of new governance practices. Every year, our outreach effort is conducted by a cross-functional team including: Investor Relations, Law & Corporate Affairs, Inclusion and Diversity, Public Affairs, Global Coffee, Sustainability and Social Impact, and Partner Resources Organization. Additionally, our ceo and cfo are engaged in meaningful dialogue with our shareholders through our quarterly earnings calls and investor-related outreach events. For more information about our shareholder engagement, see page 11.
ROLE OF OUR BOARD COMMITTEES
During fiscal 2022, our board of directors had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating/Governance Committee. The board of directors, upon recommendation of the Nominating/Governance Committee, makes committee and committee chair assignments annually at its meeting immediately preceding the annual meeting of shareholders, and makes changes to committee assignments as deemed appropriate by the board. The committees operate pursuant to written charters, which are available on our website at www.starbucks.com/about-us/company-information/corporate-governance.
ATTENDANCE AT BOARD
AND COMMITTEE MEETINGS,
ANNUAL MEETING
During fiscal 2022, each director attended at least 75% of all meetings of the board and board committees on which they served (held during the period that such director served). In fiscal 2022, our board held six meetings. Our Governance Principles require each board member to attend our annual meeting of shareholders except for absences due to causes beyond the reasonable control of the director. All of the directors who then served on the board attended our 2022 Annual Meeting of Shareholders.

2023 PROXY STATEMENT	29

CORPORATE GOVERNANCE

AUDIT AND COMPLIANCE COMMITTEE

Current Committee Members:		Number of meetings in fiscal 2022: 9

Andrew Campion (Chair) Jørgen Vig Knudstorp	Isabel Ge Mahe Joshua Cooper Ramo	Report: page 74

The Audit Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the charter to the board for approval. As more fully described in its charter, the primary responsibilities of the Audit Committee are to:

•oversee our accounting and financial reporting processes, including focused review of higher-risk areas
•appoint the independent registered public accounting firm and oversee the relationship
•review the annual audit and quarterly review processes with management and the independent registered public accounting firm
•review the Company’s quarterly and annual financial statements with management and the independent registered public accounting firm
•review management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s related attestation
•oversee the Company’s internal audit function
•discuss any material weakness or significant deficiency and any steps taken to resolve the issue

•review any significant findings and recommendations from internal audit
•review and approve or ratify all transactions with related persons and potential conflicts of interests that are required to be disclosed in the proxy statement
•review periodically, discuss with management, and regularly report to the board major and emerging risk exposures, risk assessment, and risk management policies

Each of Mr. Campion, Ms. Ge Mahe, Mr. Knudstorp, Mr. Ramo, and Mr. Teruel served on the Audit Committee during fiscal 2022. In October 2022, Mr. Teruel resigned from the Board and stepped down from the Committee, and Mr. Campion was appointed Chair of the Audit Committee. Currently, each of Mr. Campion, Ms. Ge Mahe, Mr. Knudstorp, and Mr. Ramo: (i) meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an “independent director” as defined by Nasdaq rules, and (ii) meets Nasdaq’s financial knowledge and sophistication requirements. Each of Mr. Campion and Mr. Knudstorp has been determined by the board of directors to be an “audit committee financial expert” under SEC rules. The Audit Committee Report describes in more detail the Audit Committee’s responsibilities with regard to our financial statements and its interactions with our independent auditor, Deloitte & Touche LLP. Following the election of directors at the Annual Meeting, the board intends to refresh committee assignments as deemed appropriate by the board.

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CORPORATE GOVERNANCE

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

Current Committee Members:	Number of meetings in fiscal 2022: 8

Richard E. Allison, Jr. (Chair) Andrew Campion Clara Shih	Report: page 63

The Compensation Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the charter to the board for approval. As more fully described in its charter, the primary responsibilities of the Compensation Committee are to:

•oversee, review, and approve as appropriate, the Company’s overall compensation policies, structure, and programs (including with respect to wages, salaries, bonuses, equity plans, employee benefit plans, and other benefits) for partners and officers
•conduct an annual review of, and recommend to the independent directors of the board, the compensation package for the ceo
•conduct an annual review and approve the compensation packages for executive officers and senior officers
•annually review and approve performance measures and targets for all executive officers and senior officers participating in the annual incentive bonus plan and long-term incentive plans, and certify achievement of such measures and targets

•approve, modify, and administer partner-based equity plans, the Executive Management Bonus Plan, and deferred compensation plans
•annually establish the evaluation process for reviewing the ceo’s performance
•periodically review and approve our management development and succession planning practices
•review and approve the Company’s peer group companies and review market data
•oversee the development, implementation, and effectiveness of the Company’s practices, policies, and strategies relating to human capital management as they relate to the Company’s workforce generally, including policies and strategies regarding recruiting, selection, talent development, progression and retention, and diversity, equity, and inclusion

•provide recommendations to the board on compensation-related proposals to be considered at the Company’s annual meeting
•determine stock ownership guidelines and periodically review ownership levels
•annually review a report regarding potential material risks, if any, created by the Company’s compensation policies and practices and inform the board of any necessary actions

The charter allows the Compensation Committee to form and delegate any or all of its responsibilities to a subcommittee or subcommittees of the Compensation Committee, as may be necessary or appropriate, and within certain limits. At least annually, the Compensation Committee reviews and approves our executive compensation strategy and principles to confirm that they are aligned with our business strategy and objectives, shareholder interests, desired behaviors, and corporate culture.
Each of Mr. Allison, Mr. Campion, Ms. Dillon, Ms. Shih, and Mr. Teruel served on the Compensation Committee during fiscal 2022. Ms. Dillon and Mr. Teruel resigned from the Board in September and October 2022, respectively and stepped down from the Compensation Committee. Mr. Allison was appointed Chair of the Compensation Committee in September 2022. Following the election of directors at the Annual Meeting, the board intends to refresh committee assignments as deemed appropriate by the board.
Compensation Committee Interlocks and Insider Participation
As referenced above, each of Mr. Allison, Mr. Campion, Ms. Dillon, Ms. Shih, and Mr. Teruel served on the Compensation Committee during fiscal 2022. No member of the Compensation Committee was, at any time during fiscal 2022 or at any other time, an officer or employee of Starbucks, and no member of this committee had any relationship with Starbucks requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of Starbucks has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal 2022.

2023 PROXY STATEMENT	31

CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Current Committee Members:		Number of meetings in fiscal 2022: 4

Jørgen Vig Knudstorp (chair) Richard E. Allison, Jr. Isabel Ge Mahe	Satya Nadella Joshua Cooper Ramo

The Nominating/Governance Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the charter to the board for approval. As more fully described in its charter, the primary responsibilities of the Nominating/Governance Committee are to:

•make recommendations to the board regarding board leadership and membership and chairs of the board’s committees
•make recommendations to the board about our corporate governance processes
•assist in identifying and screening board candidates, administer the Policy on Director Nominations, and consider shareholder nominations to the board

•annually assess the evaluation process for the effective performance of the governance responsibilities of the board and its committees and recommend any changes to that process to the board
•annually review board compensation for independent directors
•annually review corporate political contributions and expenditures

•provide recommendations to the board on shareholder proposals to be considered at the Company’s annual meeting
•annually review and assess the effectiveness of the Company’s ESG strategies, policies, practices, goals, and programs and make recommendations as appropriate

Mr. Allison, Ms. Dillon, Ms. Ge Mahe, Mr. Knudstorp, Mr. Nadella, and Mr. Ramo served on the Nominating/Governance Committee during fiscal 2022. In September 2022, Ms. Dillon resigned from the Board and stepped down from the Nominating/Governance Committee. Following the election of directors at the Annual Meeting, the board intends to refresh committee assignments as deemed appropriate by the board.

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CORPORATE GOVERNANCE
OUR DIRECTOR
NOMINATIONS PROCESS
Our Policy on Director Nominations is available at www.starbucks.com/about-us/company-information/corporate-governance. The purpose of the nominations policy is to describe the process by which candidates are identified and assessed for possible inclusion in our recommended slate of director nominees (the “candidates”). The nominations policy is administered by the Nominating/Governance Committee.
Minimum Criteria for Board Members
Each candidate must possess at least the following specific minimum qualifications:
•each candidate shall be prepared to represent the best interests of all shareholders and not just one particular constituency or any entity with which the candidate may be affiliated;
•each candidate shall be an individual who has demonstrated integrity and ethics in their personal and professional life and has established a record of professional accomplishment in their chosen field;
•no candidate, or family member (as defined in Nasdaq rules), affiliate, or associate (as defined under federal securities laws) of a candidate, shall have any material personal, financial, or professional interest in any present or potential competitor of Starbucks;
•each candidate shall be prepared to participate fully in board activities, including active membership on at least one board committee and attendance at, and active participation in, meetings of the board and the committee(s) of which they are a member, and not have other personal or professional commitments that would, in the Nominating/Governance Committee’s sole judgment, interfere with or limit their ability to do so;
•each candidate shall intend to serve as a director at least until the next annual meeting of shareholders or until a successor has been qualified and preferably would intend to make a long-term commitment to serve on the board if re-nominated;
•each candidate shall acknowledge and comply with the Company’s confidentiality, corporate governance, and other policies and guidelines applicable to directors;
•each candidate shall be willing to make, and financially capable of making, the required investment in our stock in the amount and within the time frame specified in the director stock ownership guidelines described in this proxy statement;
•each candidate shall not have made any commitments or assurance to any person as to how the candidate would vote or act on any issue or question that has not been disclosed to the Company (with the understanding that the existence of any such commitment or assurance to a third party is likely to be deemed disqualifying by the Nominating/Governance Committee) nor any such commitments or assurances that could limit or interfere with the candidate’s ability to comply with their fiduciary duties; and
•each candidate will not be a party to any compensation or incentive arrangements with any person or entity other than the Company with respect to service or action as a director that has not been disclosed to the Company (with the understanding that the existence of any such arrangement is likely to be deemed disqualifying by the Nominating/Governance Committee in light of the conflicts that may result).
Desirable Qualities and Skills
In addition, the Nominating/Governance Committee also considers it desirable that candidates possess the following qualities or skills:
•each candidate should contribute to the board of directors’ overall diversity - diversity being broadly construed to mean a variety of identities, perspectives, and personal and professional experiences and backgrounds. This can be represented in both visible and non-visible characteristics that include but are not limited to race, ethnicity, national origin, gender, and sexual orientation. In addition, each candidate should affirm a commitment to furthering inclusion and diversity;
•each candidate should contribute positively to the existing chemistry and collaborative culture among board members; and
•each candidate should possess professional and personal experiences and expertise relevant to our goal of being one of the world’s leading consumer brands. At this stage of our development, relevant experiences might include, among other qualifications or experience as the Nominating/Governance Committee deems appropriate: sitting chief executive officer of a large global company; large-company chief executive officer experience; international chief executive officer experience; senior-level international experience; senior-level consumer products, food, food service, and beverage industry experience; multi-unit small box retail or restaurant experience; technology expertise; and relevant senior-level expertise in one or more of the following areas: finance, accounting, branding, sales and marketing, organizational development, international or large-scale operations, logistics and distribution, information technology, social media, public relations, corporate social responsibility, sustainability, and public policy. Public company board experience is also valued.
The Nominating/Governance Committee is responsible for reviewing the appropriate skills and characteristics required of directors in the context of prevailing business conditions and existing competencies on the board, and for making recommendations regarding the size and composition of the board, with the objective of having a board that brings to Starbucks a variety of perspectives and skills derived from high quality business and professional experience. The Nominating/Governance Committee’s review of the skills and experience it seeks in the board as a whole, and in individual directors, in connection with its review of the board’s composition, enables it to assess the effectiveness of its goal of achieving a board with a diversity of experiences. The Nominating/Governance Committee considers these criteria when evaluating director nominees.

2023 PROXY STATEMENT	33

CORPORATE GOVERNANCE
Internal Process for Identifying Candidates
The Nominating/Governance Committee has two primary methods for identifying candidates (other than those proposed by shareholders, as discussed later).

1	The Nominating/Governance Committee may use its authority under its charter to retain at our expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms), to assist in the identification of possible candidates to serve on our board who meet the minimum and desired qualifications being sought in candidates, interview and screen such candidates (including conducting reference checks), and assist in scheduling candidate interviews with board members. To reflect the Company’s commitment to diversity, in connection with the use of any search firm to identify potential candidates, the Nominating/Governance Committee will require the search firm to include in its initial list of candidates qualified candidates who reflect diverse backgrounds, including, but not limited to, diversity of race, ethnicity, national origin, gender, and sexual orientation.

2	On a periodic basis, the Nominating/Governance Committee solicits ideas for possible candidates from a number of sources: members of the board; senior-level Starbucks executives; advisors to the Company (including the board); individuals personally known to the members of the board; and research, including database and Internet searches.

Board Diversity Matrix as of January 27, 2023
The table below summarizes certain self-identified demographic attributes of our current directors, to the extent disclosed to us by such directors.

	African American or Black	Alaskan Native or American Indian	Asian	Hispanic or Latinx	Native Hawaiian or Pacific Islander	White	Two or More Races or Ethnicities	LGBTQ+	Male	Female	Non-Binary
Richard E. Allison, Jr.
Andrew Campion
Isabel Ge Mahe
Mellody Hobson
Jørgen Vig Knudstorp
Satya Nadella
Joshua Cooper Ramo
Howard Schultz
Clara Shih
Shareholder Nominations
The nominations policy divides the process for candidates proposed by shareholders into the general nomination right of all shareholders and proposals by “qualified shareholders” (as described below).
General Nomination Right of All Shareholders
Any registered shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the advance notice, information, and consent provisions contained in our bylaws. See our Proposals of Shareholders section on page 89 for more information.
The procedures described in “Director Recommendations by Qualified Shareholders” below are meant to establish an additional means by which certain shareholders can contribute to our process for identifying and evaluating candidates and is not meant to replace or limit shareholders’ general nomination rights in any way.
Director Recommendations by Qualified Shareholders
In addition to those candidates identified through its own internal processes, in accordance with the nominations policy, the Nominating/Governance Committee will evaluate a candidate proposed by any single shareholder or group of shareholders that has beneficially owned more than 5% of our common stock for at least one year (and will hold the required number of shares through the annual meeting of shareholders) and that satisfies the notice, information, and consent provisions in the nominations policy (a “qualified shareholder”). Any candidate proposed by a qualified shareholder must be independent of the qualified shareholder in all respects as determined by the Nominating/Governance Committee and by applicable law. Any candidate submitted by a qualified shareholder must also meet the definition of an “independent director” under Nasdaq rules.
In order to be considered by the Nominating/Governance Committee for an upcoming annual meeting of shareholders, notice from a qualified shareholder regarding a potential candidate must be received by the Nominating/Governance Committee not less than 120 calendar days before the anniversary of the date of our proxy statement released to shareholders in connection with the previous year’s annual meeting.
Proxy Access
In addition, our bylaws permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding shares of common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two nominees or 20% of the board, subject to the requirements specified in our bylaws.

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CORPORATE GOVERNANCE
Evaluation of Candidates
The Nominating/Governance Committee will consider and evaluate all candidates identified through the processes described above, including incumbents and candidates proposed by qualified shareholders, based on the same criteria.
Future Revisions to the Policy on Director Nominations
The Policy on Director Nominations is intended to provide a set of flexible guidelines for the effective functioning of our director nominations process. The Nominating/Governance Committee reviews the nominations policy at least annually and makes modifications as our needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating/Governance Committee may amend the nominations policy at any time, in which case the most current version will be available on our website.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related
Person Transactions
Under the Audit Committee’s charter, and consistent with Nasdaq rules, any material potential or actual conflict of interest or transaction between Starbucks and any “related person” of Starbucks must be reviewed and approved or ratified by the Audit Committee. SEC rules define a “related person” of Starbucks as any Starbucks director (or nominee), executive officer, 5%-or-greater shareholder, or an immediate family member of any of these persons.
Our board of directors has adopted a written Policy for the Review and Approval of Related Person Transactions Required to Be Disclosed in Proxy Statements, which states that it is generally the policy of Starbucks not to participate in “related person” transactions. In select circumstances, if the transaction provides Starbucks with a demonstrable and significant strategic benefit that is in the best interests of Starbucks and its shareholders and has terms that are competitive with terms available from unaffiliated third parties, then the Audit Committee may approve the transaction. The policy also provides that any “related person” as defined above must notify the chair of the Audit Committee before becoming a party to, or engaging in, a potential related person transaction that may require disclosure in our proxy statement under SEC rules, or if prior approval is not practicable, as soon as possible after engaging in the transaction. Based on current SEC rules, transactions covered by the policy include:
•any individual or series of related transactions, arrangements, or relationships (including, but not limited to, indebtedness or guarantees of indebtedness), whether actual or proposed;
•in which Starbucks was or is to be a participant;
•the amount of which exceeds $120,000; and
•in which the related person has or will have a direct or indirect material interest. Whether the related person has a direct or indirect material interest depends on the significance to investors of knowing the information in light of all the circumstances of a particular case. The importance to the person having the interest, the relationship of the parties to the transaction with each other, and the amount involved in the transaction are among the factors to be considered in determining the significance of the information to investors.

The chair of the Audit Committee has the discretion to determine whether a transaction is or may be covered by the policy. If the chair determines that the transaction is covered by the policy, then the transaction is subject to full Audit Committee review and approval. The Audit Committee’s decision is final and binding. Additionally, the chair of the Audit Committee has discretion to approve, disapprove, or seek full Audit Committee review of any immaterial transaction involving a related person (i.e. a transaction not otherwise required to be disclosed in the proxy statement).
In considering potential related person transactions, the Audit Committee looks to SEC and Nasdaq rules, including the impact of a transaction on the independence of any director. Once the Audit Committee has determined that (i) the potential related person transaction will provide Starbucks with a demonstrable and significant strategic benefit that is in the best interests of Starbucks and its shareholders and (ii) that the terms of the potential related person transaction are competitive with terms available from unaffiliated third parties, the Audit Committee may consider other factors such as:
•whether the transaction is likely to have any significant negative effect on Starbucks, the related person, or any Starbucks partner;
•whether the transaction can be effectively managed by Starbucks despite the related person’s interest in it;
•whether the transaction would be in the ordinary course of our business; and
•the availability of alternative products or services at comparable prices.
Related Person Transactions Since the Beginning of Fiscal 2022
In fiscal 2022, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock, or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control. and other arrangements, which are described under “Executive Compensation.”
Starbucks and entities owned by Mr. Schultz previously entered into a management services agreement and a hangar space lease for Mr. Schultz’s aircraft. Pursuant to the management services agreement, an entity owned by Mr. Schultz operates his aircraft using services provided by Starbucks and pays Starbucks fees for such services, the amounts of which were set at market rates. Under the terms of the hangar space lease, an entity owned by Mr. Schultz pays Starbucks rent based on its pro-rata portion of the maintenance, utilities and other expenses paid by Starbucks for the hangar. In fiscal 2022, Mr. Schultz’s entities paid Starbucks approximately $579,000 in fees and approximately $745,000 in rent.

2023 PROXY STATEMENT	35

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE MATERIALS AVAILABLE ON THE STARBUCKS WEBSITE
Our Governance Principles are intended to provide a set of flexible guidelines for the effective functioning of the board of directors and are reviewed regularly and revised as necessary or appropriate in response to changing regulatory requirements, evolving best practices, and other considerations. They are posted on the Corporate Governance section of our website at www.starbucks.com/about-us/company-information/corporate-governance.
In addition to our Governance Principles, other information relating to corporate governance at Starbucks is available on the Corporate Governance section of our website, including:
•Restated Articles of Incorporation
•Amended and Restated Bylaws
•Audit and Compliance Committee Charter
•Compensation and Management Development Committee Charter
•Nominating and Corporate Governance Committee Charter
•Policy on Director Nominations
•Standards of Business Conduct (applicable to directors, officers, and partners)
•Code of Ethics for CEO, COO, CFO, and Finance Leaders
•Procedure for Communicating Complaints and Concerns
•Audit and Compliance Committee Policy for Pre-Approval of Independent Auditor Services
You may obtain print copies of these materials, free of charge, by sending a written request to: Starbucks Corporation, 2401 Utah Avenue South, Mail Stop S-LA1, Seattle, Washington 98134, Attention: corporate secretary. Please specify which documents you would like to receive.

CONTACTING THE BOARD OF DIRECTORS
The Procedure for Communicating Complaints and Concerns describes the manner in which interested persons can send communications to our board of directors, the committees of the board, and to individual directors, and describes our process for determining which communications will be relayed to board members. Interested persons may telephone their feedback by calling the Starbucks Audit line at 1-800-300-3205 or sending written communications to the board, committees of the board, and individual directors by mailing those communications to our third-party service provider for receiving these communications at:
Starbucks Corporation
P.O. Box 34507
Seattle, Washington 98124
Shareholders may address their communications to an individual director, to the board of directors, or to one of our board committees.

36

Compensation of Directors
FISCAL 2022 COMPENSATION PROGRAM FOR NON-EMPLOYEE DIRECTORS
Under its charter, the Nominating/Governance Committee annually reviews and recommends the type and amount of board compensation for non-employee directors. Compensation decisions for non-employee directors are made by the Nominating/Governance Committee for each “Plan Year,” as defined in the Deferred Compensation Plan for Non-Employee Directors, which begins after the annual meeting of shareholders and concludes immediately before the following annual meeting of shareholders.
Non-Employee Director Compensation Highlights
•Additional fees for board chair and committee chairs to differentiate individual pay based on workload.
•Emphasis on equity in the overall compensation mix.
•Equity grants under a fixed-value annual grant policy with immediate vesting.
•No performance-based equity awards.
•A robust stock ownership guideline set at five times the portion of the annual retainer that can be paid in cash to support shareholder alignment.
•Deferred stock unit program to facilitate stock ownership.
2022 Plan Year Compensation (March 2022 – March 2023)
Our non-employee director compensation for the 2022 Plan year was $310,000, representing a $15,000 increase from the prior year, and was paid at the election of the director as follows: (i) $130,000 either entirely in cash (in one lump sum) or entirely in fully-vested restricted stock units (“RSUs”), and (ii) $180,000 entirely in fully-vested RSUs. For the 2022 Plan year, stock options were eliminated as an equity alternative. Additional compensation for the non-executive chair of the board and chairs of the board’s committees remained unchanged at $185,000 (board chair), $25,000 (Audit Committee chair) and $20,000 (Nominating/Governance and Compensation Committee chairs) respectively, payable entirely in cash or entirely in fully-vested RSUs, at the election of the director. For the 2023 Plan year, the additional compensation to be paid to the Audit Committee chair will increase to $30,000 given the duties and responsibilities associated with this role and to remain competitive with peer compensation. A single board member who occupies both the non-executive chair of the board role and a chair of a committee role shall receive only the additional compensation specified for their role as non-executive board chair.
When considering and ultimately recommending changes to the compensation program for our non-employee directors, the Nominating/Governance Committee considers peer data, analysis, and recommendations provided by an independent compensation consulting firm.
Terms of Non-Employee Director Equity
Stock options, granted under prior plan years, have an exercise price equal to the closing market price of our common stock on the grant date and have a 10-year term from the date of grant. Directors generally have 36 months to exercise their stock options after ceasing to be a board member. RSUs granted to non-employee directors in Plan Year 2022 vested immediately.
With respect to RSUs, elective deferral will continue to be available for “in-service” or “separation” as described on the next page. Non-employee directors are expected to satisfy stock ownership guidelines of five times the maximum portion of annual compensation that can be paid in cash, not including cash payable as additional retainer for serving as chair of the board or for serving as a committee chair, as discussed below under the caption “Director Stock Ownership Guidelines.”

2023 PROXY STATEMENT	37

COMPENSATION OF DIRECTORS
FISCAL 2022 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE
The following table shows fiscal 2022 compensation for non-employee directors.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Richard E. Allison, Jr.	—	$309,956	—	$309,946
Andrew Campion	—	$309,956	—	$309,956
Mary N. Dillon(4)	—	$329,973	—	$329,973
Isabel Ge Mahe	—	$309,956	—	$309,956
Mellody Hobson	—	$494,915	—	$494,915
Jørgen Vig Knudstorp	—	$329,573	—	$329,573
Satya Nadella	—	$309,956	—	$309,956
Joshua Cooper Ramo	—	$309,956	—	$309,956
Clara Shih	—	$309,956	—	$309,956
Javier G. Teruel(5)	—	$334,955	—	$334,955
(1)Mr. Schultz does not participate in the compensation program for non-employee directors. Information on compensation paid to Mr. Schultz in this role as interim ceo in fiscal 2022 is described in the CD&A section and the executive compensation tables of this proxy statement.
(2)The amounts shown in this column represent the grant date fair values of the RSU awards granted to each of the non-employee directors on March 16, 2022. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s fiscal 2022 Annual Report (Note 1: Summary of Significant Accounting Policies & Estimates).
(3)As of October 2, 2022, the aggregate number of shares of Starbucks common stock underlying outstanding option awards for each non-employee director were: Mr. Allison, 0; Mr. Campion, 0; Ms. Ge Mahe, 0; Ms. Hobson, 0; Mr. Knudstorp, 49,289; Mr. Nadella, 6,876; Mr. Ramo, 0; Ms. Shih, 5,166; and Mr. Teruel, 87,635. As of the date of her departure from the Board, Ms. Dillon held 32,108 shares of Starbucks common stock underlying outstanding option awards.
(4)Ms. Dillon resigned from the board on September 1, 2022.
(5)Mr. Teruel resigned from the board on October 5, 2022.
Deferred Compensation Plan
Under the Deferred Compensation Plan for Non-Employee Directors, a non-employee director may irrevocably elect to defer receipt of shares of common stock the director would have received upon vesting of RSUs until (1) the earlier of three years from the vesting of the RSU and separation from the board or (2) separation from the board. The purpose of the plan is to enhance the Company’s ability to attract and retain non-employee directors by providing individual financial and tax planning flexibility.
Non-Employee Director Stock Ownership Guidelines
The minimum Company stock ownership guideline for non-employee directors is five times the maximum portion of annual compensation that can be paid in cash, not including cash payable as additional retainer for serving as chair of the board or for serving as a committee chair. The guidelines serve to align the interests of our non-employee directors to those of our shareholders. Under this formula, the current ownership requirement is $650,000 (5 x $130,000) of Company stock. Directors have a period of five years to comply with this requirement.
Deferred stock units resulting from deferrals under the deferred compensation plan for non-employee directors described above are counted toward meeting the guidelines. Each director is expected to continue to meet the ownership requirement for as long as they serve as a non-employee director of the board. All current non-employee directors are in compliance with these guidelines as of the date of this proxy statement.

38

PROPOSAL 2 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking shareholders to approve, on a nonbinding, advisory basis, the compensation paid to our named executive officers as reported in this proxy statement (commonly referred to as a “say-on-pay”).
We encourage shareholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the board of directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s long-term success.
The board has adopted a policy providing for an annual say-on-pay advisory vote. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as a matter of good corporate governance, we are asking shareholders to approve, on a nonbinding, advisory basis, the following resolution at the Annual Meeting:
RESOLVED, that the shareholders of Starbucks Corporation approve, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in the proxy statement for the Company’s 2023 Annual Meeting of Shareholders.
This advisory say-on-pay resolution is non-binding on the board of directors. Although non-binding, the board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2024 Annual Meeting of Shareholders.

Board Recommendation

The board of directors recommends a vote FOR approval, on a nonbinding, advisory basis, of the compensation paid to our named executive officers.

2023 PROXY STATEMENT	39

Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides information on our executive compensation program including Starbucks global compensation philosophy, which focuses on rewarding partners for their central role in our growth. While the principles underlying this philosophy extend to all levels of the organization, this CD&A primarily covers the compensation of our named executive officers (“NEOs”). For fiscal 2022, our NEOs are the current executive officers and former executive officers named below. We use “Compensation Committee” or “Committee” in the CD&A to refer to the Compensation and Management Development Committee of the Starbucks board of directors. We refer to all our employees as “partners,” including throughout this proxy statement, to reflect the significant role they play in our success.

Howard Schultz	Laxman Narasimhan	Rachel Ruggeri	Michael Conway
interim chief executive officer	chief executive officer-elect	executive vice president and chief financial officer	group president, International and Channel Development

John Culver*	Kevin Johnson**	Rachel A. Gonzalez***
former group president and chief operating officer	former president and chief executive officer	former executive vice president, general counsel
*    Effective October 1, 2022, we eliminated the chief operating officer role, and following the elimination of that role, Mr. Culver remained employed with the Company in a senior advisor role through January 1, 2023. Due to there no longer being an equivalent role for Mr. Culver, his employment was involuntarily terminated on January 2, 2023.
**     Mr. Johnson retired as president and chief executive officer, effective April 4, 2022, and remained employed with the Company in a senior advisor role through October 2, 2022.
***    Ms. Gonzalez's employment as executive vice president, general counsel was involuntarily terminated effective April 4, 2022, in connection with changes in executive leadership, and Ms. Gonzalez remained employed with the Company in a senior advisor role through May 20, 2022.
EXECUTIVE SUMMARY
Business Highlights
In fiscal 2022, our executive leadership team experienced significant changes, commencing with the retirement of Kevin R. Johnson as president and chief executive officer, and the appointment of Starbucks founder, Howard Schultz, as interim chief executive officer in April 2022. Our board of directors selected Mr. Schultz based on his role in building Starbucks into one of the world’s most recognized and respected businesses, a company focused on delivering best-in-class financial performance, through exceeding the expectations of our people and our customers. Under his leadership, Starbucks grew from 11 stores with 100 partners to more than 28,000 stores in 77 countries, and he pioneered programs like comprehensive healthcare, stock ownership, and free college tuition for full and part-time partners.
Additional leadership and organizational changes followed in fiscal 2022, which concluded with the appointment of Laxman Narasimhan, as chief executive officer-elect in October 2022. Mr. Narasimhan is expected to be appointed as our permanent chief executive officer in April 2023. Mr. Narasimhan brings nearly 30 years of experience leading and advising global consumer-facing brands. Known for his considerable operational expertise, he has a proven track record in developing purpose-led brands, and building on companies’ histories, he has succeeded in rallying talent to deliver on future ambitions by driving consumer-centric and digital innovations.
Guided by Mr. Schultz and our partners, in fiscal 2022, we began to implement our Reinvention Plan, an inspired roadmap to build the future of Starbucks, while staying true to our mission of uplifting communities through a shared love for coffee and further extending our coffee leadership and innovation. Starbucks partners are at the core of the Reinvention Plan, and we are committed to investing in our partner base through recruiting, training, and onboarding initiatives. As part of the Reinvention Plan, we also are continuing to unlock the intersection of convenience and connection by introducing enhancements to the customer experience across the retail and digital realms. Finally, we are seeking to continue to accelerate our leadership position in international markets through the strength of our licensing model, the digital Starbucks Experience, and purpose-driven growth in China.
In fiscal 2022, we continued to manage the business through global economic uncertainties, inflationary pressures, a resurgence of COVID-19 in China, and lower government subsidies. In fiscal 2022, we grew global revenues 13%* year-over-year to a record $32.3 billion, driven by 8% comparable stores sales growth globally and 12% comparable stores sales growth in North America as we saw meaningful growth in our global customer base. In the U.S., we grew our unique customers 9% year-over-year, and we saw a 16%* increase in U.S. Starbucks Rewards membership year-over-year to nearly 29 million members. However, international comparable store sales decreased 9%, primarily attributable to COVID-19 related restrictions in China, and our operating income and operating margin for the International segment decreased, driven primarily by lower sales related to COVID-19 restrictions in China, investments in our partners, and lower government subsidies.

40

EXECUTIVE COMPENSATION
Despite such challenges, we remain confident in our long-term strategy as we continue to execute on our Reinvention Plan, which we believe will touch, and elevate our Starbucks partner, customer and store experiences, and position Starbucks to deliver sustainable, long-term, profitable growth, and value creation.
*Growth rate is based on a 52-week basis. Please refer to Appendix A for Reconciliation of Extra Week.

Total Consolidated Revenues (+13% year-over-year) $32.3 Billion U.S. 90-day active Starbucks® Rewards members grew 16% year-over-year to 28.7 Million
	Operating Margin (-250 basis points year-over-year) 14.3%	Total Consolidated EPS (-20.1% year-over-year) $2.83

Expanded global retail store base 6% to 35,711 Stores	Non-GAAP Operating Margin (-290 basis points year-over-year,) 15.1%*	Total Consolidated non-GAAP EPS (-7.5% year-over-year, or -5% on a 52 week basis) $2.96*

*    Appendix A includes a reconciliation of non-GAAP operating margin and non-GAAP EPS to the most directly comparable measure reported under GAAP. Year over year growth is based on a 52-week basis. For the annual revenue growth, please refer to Appendix A, Reconciliation of Extra Week.
Fiscal 2022 Executive Compensation Payouts
Our fiscal 2022 executive program payouts are aligned with our business performance. Each of our NEOs who was eligible to earn an annual cash incentive award under the annual Executive Management Bonus Plan (“Annual Incentive Bonus Plan”) would have earned an award based on our financial and operational results, progress against our ESG initiatives, and their individual performance. However, given our overall financial and operational performance in fiscal 2022 and given that transformation efforts under our Reinvention Plan remain ongoing, our Compensation Committee elected not to pay any such awards for fiscal 2022. Our fiscal 2020 PRSUs (awarded in November 2019) paid out at only 61.25% due to our inability to achieve the rigorous earnings targets and our total shareholder return performance compared to the S&P 500 during the last three fiscal years. Further, Mr. Johnson’s long-term cash performance-based award that was originally granted in December 2019 did not pay out given the challenging relative total shareholder return targets that were set for such award were not achieved.
Listening to Our Shareholders and Changes to Fiscal 2023 Compensation
Every year, Starbucks provides shareholders with the opportunity to approve its executive compensation program on an advisory basis. At our 2022 Annual Meeting of Shareholders, approximately 92.4% of our shareholders who cast votes supported our advisory vote on executive compensation. In addition, every year, we engage with shareholders representing a significant portion of our outstanding shares on a variety of topics, including our executive compensation program. During 2022, as part of our regular shareholder outreach, we engaged with our top shareholders, representing nearly 30% of our total shares outstanding. The shareholders with whom we engaged generally expressed support for our executive compensation program, and were also supportive of the meaningful enhancements that we made to our program in fiscal 2022, which included, among other things, clarifying that the non-financial individual performance factor portion of our Annual Incentive Bonus Plan would be weighted at 30% in the aggregate, and providing for more formulaic payout metrics for ESG goals.
In evaluating our compensation practices for fiscal 2023, the Compensation Committee was mindful of the feedback provided by shareholders and continued to refine our Annual Incentive Bonus Plan to more closely align compensation with company financial performance and further demonstrate our commitment to value creation for shareholders, including an increased focus on sales and earnings given the effects of COVID-19, supply chain and materials costs, potential difficulties in China, and the Company’s transformation in connection with our Reinvention Plan. Beginning with the fiscal 2023 Annual Incentive Bonus Plan, 70% of each participant’s target incentive opportunity will be earned based on adjusted net revenue and adjusted operating income financial metrics, increased from 50%, and the remaining 30% will be earned based on ESG metrics (15% increased from 10% in fiscal 2022) and individual performance (15% decreased from 30% in fiscal 2022). Profit specific goals, which included operating margin, comparable store sales, and net new stores, were eliminated from the Annual Incentive Bonus Plan as the Compensation Committee determined that performance against these metrics was largely reflected in the adjusted net revenue and adjusted operating income metrics and wanted to focus and simplify the plan, as described in more detail below in the section entitled “2023 Executive Compensation.”

2023 PROXY STATEMENT	41

EXECUTIVE COMPENSATION
Fiscal 2022 Target Total Direct Compensation
The vast majority of our NEOs’ target total direct compensation is in the form of compensation that is variable or “at-risk” based on our financial, operating, and ESG performance and the value of our stock price. The at-risk elements of our fiscal 2022 program include (i) our Annual Incentive Bonus Plan, an annual cash incentive award program, and (ii) our Leadership Stock Plan, through which PRSUs and RSUs were granted as long-term incentive awards.

FORMER CEO Compensation Mix*

Other NEOs** Compensation Mix
*    The chart above does not include Mr. Schultz, who, in connection with his appointment as interim chief executive officer, received a base salary of only $1, was not eligible to earn an annual cash incentive award under the Annual Incentive Bonus Plan, and did not receive any equity award grants.
**    This chart also does not include Mr. Narasimhan, who did not commence employment with the Company until October 1, 2022, the day immediately preceding the end of fiscal 2022.

42

EXECUTIVE COMPENSATION
Rigorous Goal Setting
Our management and the Committee worked collaboratively to set targets reflective of our ambitious performance goals and to drive long-term value creation for our shareholders.

2022 Annual Incentive Bonus Plan	Leadership Stock Plan

50%
Financial Performance Goals
30%
Adjusted Operating Income
20%
Adjusted Net Revenue
10%
20%
10%
10%
30%
Individual Performance Factor
People
Living Our Mission and Values/Helping Others Succeed and Strategic and Operational Goals
Planet
Profit
20%
Planet and Profit

* The three radial slices shown here are not meant to be representative of their categorical value.
Annual Incentive Bonus Plan
We set our fiscal 2022 performance target above our fiscal 2021 performance consistent with our challenging strategic growth plans and our rigorous goal setting philosophy. For fiscal 2022, the types of goals and the weightings of such goals were unchanged from fiscal 2021. However, the Compensation Committee elected to refine the Annual Incentive Bonus Plan for fiscal 2022 by clarifying that the Individual Performance Factor (“IPF”) portion of our Annual Incentive Bonus Plan for fiscal 2022 would be weighted at 30% in the aggregate. The IPF portion was limited to Mission and Values and strategic and operational goals specific to each individual participant (20% overall weighting), and inclusion and diversity goals whose achievement will vary by participant (10% overall weighting), while our planet- and profit-positive goals for fiscal 2022 were separate and distinct factors, with each having a 10% weighting and more formulaic payout metrics. Our planet-positive and profit-positive goals were applied consistently across the executive officer team.
The Annual Incentive Bonus Plan and the results of our fiscal 2022 performance are described in detail starting on page 47. While each of our NEOs who was eligible to earn an annual cash incentive award would have earned an award based on certain financial results and their individual performance, our Compensation Committee made a determination not to pay any such awards for fiscal 2022, given our overall earnings performance in fiscal 2022 and given that transformation efforts under our Reinvention Plan remain ongoing.
Leadership Stock Plan
Given the positive feedback received from shareholders in respect of our fiscal 2021 executive compensation program, the Compensation Committee did not make any changes to the Leadership Stock Plan for fiscal 2022. For fiscal 2022, long-term incentives were awarded in the form of: (1) PRSUs, where the number of shares earned is based on three-year EPS performance against pre-established annual targets, subject to a downward or upward adjustment of 25% based on relative TSR performance and an additional downward or upward adjustment of up to 10% based on achievement of inclusion and diversity goals and (2) time-based RSUs. The Leadership Stock Plan and the results of our fiscal 2022 performance are described in detail starting on page 52.

2023 PROXY STATEMENT	43

EXECUTIVE COMPENSATION
Compensation Policy Highlights

WHAT WE DO
Pay-for-Performance Philosophy with Large Majority of Pay at Risk
Combination of Absolute and Relative Performance Metrics in Incentive Programs
Incorporate ESG Goals into our Long-term and Short-term Incentive Plans (including Inclusion and Diversity Goals)
Stock Ownership Policy, including Rigorous Share Ownership Requirements
Double-Trigger Change in Control Benefits
Independent Executive Compensation Consultant
Annual Assessment of Risk and Risk Mitigation Practices
Regular Review of Share Utilization, Dilution, and Cost
Robust Engagement with Shareholders on Governance and Compensation
Long-term Incentive Awards Denominated and Settled in Equity and Not in Cash
Clawback Policy Covering Cash and Equity

WHAT WE DON’T DO
Excise Tax Gross-Ups Upon a Change in Control
Excessive Executive Perquisites
Tax Gross-Ups on Perquisites or Benefits
Repricing or Cash-out of Underwater Stock Options Without Shareholder Approval
Stock Option Grants Below 100% of Fair Market Value
Fixed Term or Evergreen Employment Agreements; No Severance Agreements
Hedging, Short Sales, or Derivative Transactions in Company Stock
Same Change in Control Equity Award Benefits as all Employees
Executive Pension Plans or Supplemental Executive Retirement Plans

INTERIM CEO COMPENSATION
In connection with his appointment as interim chief executive officer, Mr. Schultz received a base salary of only $1, was not eligible to earn an annual cash incentive award under the Annual Incentive Bonus Plan and did not receive any equity award grants. Mr. Schultz was entitled to receive benefits on the same basis as similarly situated partners, including with respect to personal security as described in more detail below.
CEO-ELECT NEW HIRE PACKAGE
In connection with Mr. Narasimhan’s appointment as ceo-elect, we entered into an offer letter with Mr. Narasimhan, which provides for, among things, his compensation and employment terms. The Compensation Committee spent significant time reviewing Mr. Narasimhan’s compensation terms with its independent compensation consultant, and in approving the final terms, considered the importance of his role and responsibilities and aligning his compensation with the median compensation of our peer group. The rationale for each of the elements of Mr. Narasimhan’s compensation and how each element aligns with our compensation philosophy is summarized in the table below.

Compensation Element	Description	Rationale
Base Salary	$1,300,000	Provides executives with a predictable level of income; reflects role and responsibilities as well as market competitiveness.
Annual Incentive Bonus	200% of base salary	Reflects role and responsibilities as well as market competitiveness and internal equity considerations. Ties additional upside earning opportunity to Company and individual performance results.
Annual Equity Incentives	Annual equity awards with a target value of $13,600,000	Reflects role and responsibilities as well as market competitiveness and internal equity considerations
Replacement Equity Grants
Replacement equity grant with a target value of $9,250,000:
60% in PRSUs, which vest based on performance, and 40% in RSUs, which vest annually over three years
Awards are forfeited if Mr. Narasimhan’s employment terminates within twelve months of his start date, except in certain limited circumstances as described below under Employment Agreements and Termination Arrangements

The replacement equity grants were made in respect of certain outstanding equity awards that Mr. Narasimhan forfeited when he left his previous employer to join Starbucks, consistent with market practice
To provide alignment with the other members of the Company’s leadership team, 50% of the PRSUs provide for participation in the Company’s            in-progress FY2021-2023 PRSU cycle, 25% of the PRSUs provide for participation in the Company’s in-progress FY2022-2024 PRSU cycle, and 25% of the PRSUs provide for participation in the Company’s FY2023-2025 PRSU cycle, in the latter case for awards granted in November.

Perquisites and Other Executive Benefits	Reimbursement for relocation expenses (including tax reimbursements) and up to $50,000 in legal fees
Supports our objective of attracting and retaining top executive talent; consistent with market practice and the Company’s relocation policy.
Mr. Narasimhan’s relocation benefits are provided for pursuant to the Company’s international relocation policy, which applies to all partners at the vice president level and above.

Signing Bonus
$1,600,000
Awards are forfeited if Mr. Narasimhan’s employment terminates within twelve months of his start date, except in certain limited circumstances as described below under Employment Agreements and Termination Arrangements
In consideration of Mr. Narasimhan’s cash incentive opportunity that was forfeited from his previous employer; consistent with market practice
Severance Benefits	Cash severance and equity vesting benefits in the event of termination without misconduct or resignation for good reason, conditioned on a release of claims against the Company; will be entitled to participate in the Starbucks Severance and CIC Plan upon becoming permanent ceo, which is expected to occur on or before April 1, 2023	Supports our objective of attracting and retaining top executive talent; consistent with market practice. Please see Executive Compensation Agreements and Arrangements below for more information

44

EXECUTIVE COMPENSATION
2022 EXECUTIVE COMPENSATION PROGRAM
Fiscal 2022 Executive Compensation Overview
The following table provides information regarding the elements of our fiscal 2022 executive compensation program.

Element	Form	Objectives and Basis
Base Salary	Cash	Attract and retain highly qualified executives to drive our success
Annual Incentive Bonus	Cash
    Drive short-term Company performance and promote our financial goals and our people-, planet-, and profit-positive initiatives
    Actual payout based on financial performance against pre-established net revenue and operating income targets and company planet- and profit-positive goals and an individual performance factor.

Long-term Incentive	PRSUs and time-based RSUs
    Drive long-term Company performance, align interests of executives with those of shareholders, promote our people-positive initiatives, retain executives through long-term vesting, and provide potential wealth accumulation
    Delivered 60% in PRSUs and 40% in time-based RSUs
    PRSUs are earned based on three-year EPS performance against pre-established annual targets, subject to downward or upward adjustment of 25% based on our relative TSR performance and downward or upward adjustment of up to 10% based on achievement of three-year inclusion and diversity goals; shares are only able to vest after the full three-year performance period
    RSUs vest over a four-year period, subject to continued service with the Company, and become more valuable as our stock price increases, which benefits all of our shareholders

Perquisites and Other Executive Benefits	Limited enhanced benefits (See “Other Compensation Policies - Perquisites and Other Executive Benefits”)	Provide for the safety and wellness of our executives and support our objective of attracting and retaining top executive talent
Deferred Compensation	401(k) plan and non-qualified Management Deferred Compensation Plan	Provide methods for general savings, including for retirement and benefits generally consistent with our peer group
General Benefits	Health and welfare plans, stock purchase plan, and other broad-based partner benefits	Offer competitive benefits package that generally includes benefits offered to all partners

2023 PROXY STATEMENT	45

EXECUTIVE COMPENSATION
Financial Results Under Performance Goals
In determining the design of our fiscal 2022 Annual Incentive Bonus Plan and the PRSUs granted under the Leadership Stock Plan, we considered prior year incentive plan targets and results as well as our financial and operating performance in fiscal 2021, with the targets for fiscal 2022 financial goals set at a level significantly above the prior year’s results.

CONSOLIDATED ADJUSTED NET REVENUE(1) (IN MILLIONS)	CONSOLIDATED ADJUSTED OPERATING INCOME(2) (IN MILLIONS)

Target: $28,287.5
Target: $28,157.1
Target: $33,435
$23,473
$27,969
$32,774
2020
2021
2022

ADJUSTED EARNINGS PER SHARE(3)	TOTAL SHAREHOLDER RETURN

(1)Adjusted net revenue is a non-GAAP measure. The fiscal 2022 consolidated adjusted net revenue result excludes foreign currency fluctuations. The fiscal 2021 consolidated adjusted net revenue result excludes foreign currency fluctuations and the impact of the 53rd week. The fiscal 2020 consolidated adjusted net revenue result excludes foreign currency fluctuations; Channel Development transition impacts; accounting changes and other items.
(2)Adjusted operating income is a non-GAAP measure. The fiscal 2022 consolidated adjusted operating income result excludes foreign currency fluctuations. The fiscal 2021 consolidated adjusted operating income result excludes foreign currency fluctuations and the impact of the 53rd week. The fiscal 2020 consolidated adjusted operating income result excludes foreign currency fluctuations; Channel Development transition impacts; accounting changes and other items.
(3)Adjusted earnings per share is a non-GAAP measure. The fiscal 2022 adjusted earnings per share result excludes foreign currency fluctuations. The fiscal 2021 adjusted earnings per share result excludes foreign currency fluctuations, effects of tax law changes, and the 53rd week. The fiscal 2020 adjusted earnings per share result excludes foreign currency fluctuations and the Channel Development transition impact.

46

EXECUTIVE COMPENSATION
Elements of Fiscal 2022 Executive Compensation
Base Salary
The Compensation Committee generally reviews and approves base salaries annually at its November meeting, and makes periodic adjustments in connection with promotions, changes in roles and/or responsibilities, or to reward individual performance and promote market competitiveness. In making any such adjustments, the Compensation Committee will also consider the breadth, scope, and complexity of the NEO’s role, internal equity, and whether the NEO’s base salary is appropriately positioned relative to similarly situated executives in our peer group. For fiscal 2022, the Committee reviewed and approved the base salaries shown below (and with respect to Mr. Johnson in his role as our president and ceo, the Committee recommended, and the independent directors approved, his base salary). In fiscal 2022, Ms. Ruggeri and Ms. Gonzalez each received base salary increases based on their performance and market competitiveness and internal equity considerations, which became effective on November 29, 2021.
In connection with his appointment as interim chief executive officer, Mr. Schultz received a base salary of only $1. Mr. Narasimhan did not receive a base salary in fiscal 2022 as his employment did not commence until October 1, 2022, the day immediately preceding the end of fiscal 2022.

	Base Salary (Annualized Rate)
Named Executive Officer	Fiscal 2022	Fiscal 2021	% Change
Howard Schultz	$1	N/A	N/A
Rachel Ruggeri	$840,000	$800,000	5%
Michael Conway	$925,000	$925,000	0%
Kevin R. Johnson*	$1,550,000	$1,550,000	0%
John Culver	$1,000,000	$1,000,000	0%
Rachel A. Gonzalez**	$761,250	$725,000	5%
*    Mr. Johnson retired as president and chief executive officer, effective April 4, 2022, and remained employed with the Company in a senior advisor role through October 2, 2022. During his time in a senior advisor role, Mr. Johnson’s base salary was reduced by 50%.
**    Ms. Gonzalez’s employment as executive vice president, general counsel was involuntarily terminated effective April 4, 2022, in connection with changes in executive leadership, and Ms. Gonzalez remained employed with the Company in a senior advisor role through May 20, 2022. During Ms. Gonzalez’s time in a senior advisor role, Ms. Gonzalez’s base salary was reduced by 50%.
Annual Incentive Bonus Plan
Starbucks annual cash incentive awards for NEOs are paid pursuant to our Annual Incentive Bonus Plan. The Annual Incentive Bonus Plan is designed to ensure that awards are differentiated based on individual performance and align compensation with the execution of strategic initiatives that drive long-term performance. Fifty percent (50%) of the overall Annual Incentive Bonus Plan payout would have been based on adjusted net revenue and adjusted operating income goals on a consolidated Company basis, with a payout between 0-200% of target, depending on performance. The remaining 50% of the overall Annual Incentive Bonus Plan payout would have been based on profit-positive (10% overall weighting), planet-positive (10% overall weighting), and IPF goals (30% overall weighting) with a payout between 0-200% of target for each component, depending on performance. As described in detail starting on page 51, the IPF is composed of goals that were specific to each individual participant related to our Mission and Values, strategic and operational goals and diversity and inclusion metrics, with a 10% overall weighting assigned to diversity and inclusion and a 20% overall weighting assigned to the remaining IPF goals. The graphic below illustrates the weighting of the performance goals and the calculation of the financial performance goals and individual performance factor components of the annual cash incentive awards for fiscal 2022.

FY22 Design	BASE ($)	TARGET ANNUAL INCENTIVE OPPORTUNITY (%)	PERFORMANCE FACTORS (Illustrated Below)

PERFORMANCE FACTORS

2023 PROXY STATEMENT	47

EXECUTIVE COMPENSATION
No Fiscal 2022 Annual Incentive Bonus Plan Payouts
As discussed above, each of our NEOs who was eligible to earn an annual cash incentive award would have earned an award based on our financial results and people positive, profit positive, and planet positive goals. However, after considering the recommendations of our interim chief executive officer, the Committee exercised its discretion to adjust all payouts under the Annual Incentive Bonus Plan to $0 for fiscal 2022, given our overall financial performance in fiscal 2022, and where we are currently in our Reinvention Plan (except with respect to Ms. Gonzalez, who received a prorated payout, pursuant to the terms of her separation agreement).
Target Opportunities
The target opportunities as a percentage of base salary for fiscal 2022 for our NEOs other than Mr. Schultz and Mr. Narasimhan are shown below. Neither Mr. Schultz nor Mr. Narasimhan were eligible to participate in the Annual Incentive Bonus Plan for fiscal 2022.
Such target opportunities were determined by the Compensation Committee after considering a number of factors, including the executive’s role and responsibilities, whether the target annual incentive is competitive with similarly situated executives in our peer group, and our recent and projected financial performance.

	Bonus Targets Percentage of Base Salary
Named Executive Officer	Fiscal 2022	Fiscal 2021	% Change
Rachel Ruggeri	125%	120%	5%
Michael Conway	150%	150%	0%
Kevin R. Johnson*	200%	200%	0%
John Culver	150%	150%	0%
Rachel A. Gonzalez**	100%	100%	0%
*    Mr. Johnson retired as president and chief executive officer, effective April 4, 2022, and remained employed with the Company in a senior advisor role through October 2, 2022. During Mr. Johnson’s time in a senior advisor role, Mr. Johnson’s annual bonus opportunity was reduced by 50%.
**    Ms. Gonzalez received a prorated target bonus payout for fiscal 2022 in connection with her departure from the Company on May 20, 2022.
Financial, Planet Positive, and Profit Positive Performance Measures
For fiscal 2022, the portion of the annual cash incentive award derived from financial performance goals was based on the achievement of adjusted net revenue and adjusted operating income measures on a Company consolidated basis. We chose these measures because we believed they would motivate our executives to drive Company growth and profitability consistent with our board-approved annual financial and long-term strategic plans.
To reflect performance above or below targets, adjusted net revenue and adjusted operating income have sliding scales that would have provided for annual cash incentive award payouts greater than the target bonus if results were greater than target (up to a maximum 200% payout) or less than the target bonus if results were lower than the target (down to a threshold of 25% of target payout, below which the result would be 0% payout).
Financial Performance Goals
Adjusted Net Revenue
For the NEOs, 40% of the financial performance goals was based on adjusted net revenue. The payout for each component ranges from 0% to 200%. The threshold, target, and maximum criteria and actual results for adjusted net revenue for fiscal 2022 were as follows:
ADJUSTED NET REVENUE(1)

	Threshold (Millions U.S.$) 25% Payout	Target (Millions U.S.$) 100% Payout	Maximum (Millions U.S.$) 200% Payout	Payout Percentage
Consolidated
(1)The performance measures under the Annual Incentive Bonus Plan that were approved at the beginning of the performance period provided for certain non-GAAP adjustments so that the performance measures would more consistently reflect underlying business operations than the comparable GAAP measures. The fiscal 2022 consolidated net revenue result excludes foreign currency fluctuations.
Adjusted Operating Income
For the NEOs, 60% of the financial performance goals, was based on adjusted operating income goals. In fiscal 2022, consolidated adjusted operating income equaled the total of all business units’ operating income less total unallocated corporate expenses.

48

EXECUTIVE COMPENSATION
ADJUSTED OPERATING INCOME(1)

	Threshold (Millions U.S.$) 25% Payout	Target (Millions U.S.$) 100% Payout	Maximum (Millions U.S.$) 200% Payout	Payout Percentage
Consolidated
(1)The performance measures under the Annual Incentive Bonus Plan that were approved at the beginning of the performance period provided for certain non-GAAP adjustments so that the performance measures would more consistently reflect underlying business operations than the comparable GAAP measures. The fiscal 2022 consolidated operating income result excludes foreign currency fluctuations.
Planet Positive Performance Goals
We believe giving back more than we take from the planet contributes to our primary objective of maintaining Starbucks standing as one of the most recognized and respected brands in the world. Further, we believe sustainability of our raw materials, especially coffee, is paramount to our business operations. As a result, our coffee, dairy, and waste goals for fiscal 2022 would have accounted for 10% of the overall fiscal 2022 Annual Incentive Bonus Plan payout, with equal weighting amongst such goals.
The graphic below sets forth additional details regarding our coffee, dairy, and waste goals, as well as the relative weighting of each component.

Planet Positive Sustainability
Coffee: Accelerate sustainable on-farm coffee solutions, complete coffee technology and tool roadmap, launch Nestle partnership
Dairy: Global sustainable dairy standard, verification program and on-farm program; global standard aligned to by all regions
Waste: All regions establish targets, plans, and capabilities to enable activation towards global waste strategy in FY23

	Coffee (33% weighting)			Dairy (33% weighting)		Waste (33%)
Payout	On-Farm Coffee Solutions	Coffee Technology and Tool Roadmap	Nestle Partnership	Global Standard	Pilots Beyond Baseline of 20	Target, plans and capabilities established
200%	50% Implementation	Yr 1 Completed	Synergies realized		40 farms and/or additional progress toward implementing on farm changes beyond pilot assessments	Yr 1 Completed
150%	35% Implementation	50% of Yr 1 Completed			30 farms and/or additional progress toward implementing on-farm changes beyond pilot assessment	50% of Yr 1 Completed
100%	25% Implementation	Roadmap Completed	Launched	Aligned by all regions	20 farm pilots globally	Executed in all regions
90%						90% of regions
75%						75% of regions
50%	15% implementation			Piloted only		50% of regions
25%						25% of regions
0%	0% achievement for category if any area is not started

2023 PROXY STATEMENT	49

EXECUTIVE COMPENSATION
Profit Positive Performance Goals
The profit-positive element of our annual cash incentive program reflected purely quantitative measures. As a result, our total Company comparable sales, total Company net new stores, and total Company operating margin goals would have accounted for 10% of the overall fiscal 2022 Annual Incentive Bonus Plan payout, with equal weighting of such goals.
The graphic below sets forth additional details regarding our total Company comparable sales, total Company net new stores, and total Company operating margin goals, as well as the relative weight of each component.

Profit Positive: Targets for Earnings Growth Drivers
FY22 Total Company Comp	10.7%
FY22 Total Company Net New Stores	2.037
FY22 Total Company Operating Margin	17.0%

	Payout	Comp	Net New Stores	Op Margin
Profit Positive: Earnings Growth Drivers
FY22 Total Company Comp (33% weighting) •Scale based on business performance revenue scales, adjusted for specific retail market FY22 Financial Plan Comp Factor (Current year comp sales adjusted by revenue range of 92% to 104%), allowing for twice the downside protection. FY22 Total Company Net New Stores (33% weighting) •Proposed range of +/- 20% net new stores FY22 Total Company Operating Margin (33% weighting) •Scale based on business performance operating income scale range (86% to 107.5%, with assumed 50% flow-through), allowing for twice the downside protection.	200%	> +4ppt	> +400 stores	> +80bps
	150%	+2ppt to +4ppt	+201 to +400 stores	+40bps to +80bps
	110%	+1ppt to +2ppt	+101 to +200 stores	+10bps to +40bps
	100%	-2ppt to +1ppt	+/-100 stores	-40bps to +10bps
	90%	-2ppt to -6ppt	-101 to -200 stores	-40bps to +120bps
	50%	-6ppt to -8ppt	-201 to -400 stores	-120bps to +160bps
	0%	< -8ppt	< -400 stores	< -160bps
Financial, Planet Positive, and Profit Positive Performance Measures - Results
The table below shows the fiscal 2022 actual achievement results for each of the financial, planet-positive, and people-positive components of the Annual Incentive Bonus Plan.
($ in millions)

Performance Measure	Weighting	FY22 Target	FY22 Result	FY22 Achievement Factor(2)
Business Performance(1)
Total Company Consolidated				52.0%
Corporate Revenue	40%	$33,435	$32,774	85.0%
Corporate OI	60%	$5,681	$4,945	30.0%
Planet Results				95.8%
Coffee	33%	Varies	100.0%
Dairy	33%	Varies	87.5%
Waste	33%	Varies	100.0%
Profit Results				60.0%
FY22 Total Company Comp	33%	10.7%	7.6%
FY22 Total Company Net New Stores	33%	2,037	1,878
FY22 Total Company Operating Margin	33%	17.0%	15.1%
(1)The performance measures under the Annual Incentive Bonus Plan that were approved at the beginning of the performance period provided for certain non-GAAP adjustments so that the performance measures would more consistently reflect underlying business operations than the comparable GAAP measures. The fiscal 2022 consolidated net revenue result and consolidated operating income result excludes foreign currency fluctuations.
As noted in the table above, consolidated Company adjusted net revenue and adjusted operating income goals were achieved at 95% and 87% of target, respectively, resulting in weighted achievement factors of 85% and 30%, respectively, and a weighted achievement factor of 52% for all consolidated Company financial performance goals.
Our planet-positive goals related to coffee, dairy, and waste were achieved with a weighted achievement factor of 95.8% for all planet-positive goals, and our profit-positive goals related to total Company comparable sales, net new stores, and operating margin were achieved at 71%, 92%, and 89% of target, respectively, resulting in a weighted achievement factor of 60% for all profit-positive goals.

50

EXECUTIVE COMPENSATION
Individual Performance Factor (“IPF”)
The IPF was weighted at 30% of the total payout under the fiscal 2022 Annual Incentive Bonus Plan and was composed of the elements set forth in the table below, which vary by individual.

Element	Weight	Payout Range	Goals	Rationale

People (Common goals shared by all NEOs with performance results varying by individual)	10%	0-200%
•BIPOC Retention Rate*: >90%
•Mentorship Program: Serve as a mentor to BIPOC mentees with a meaningful time commitment demonstrated through monthly group meetings with all mentees and monthly individual meetings with each mentee
•Inclusive Leadership Survey linked to Mentorship Program: Average score >4.5 on scale of 1-5
•Executive Champion or Two Other Elective Activities: Serve as an executive sponsor for a Starbucks Partner Network or demonstrate leadership in at least two other elective activities that builds inclusive leadership capability such as designing an experiential activity, engaging with professional organizations related to an action plan, or joining experiences that build inclusive leadership capacity
				Our people-positive vision is to cultivate an inclusive environment where everyone belongs. We believe the strength, diversity, and inclusiveness of our workforce are significant contributors to our success as a global brand.

Living Our Mission and Values/Helping Others Succeed (Goals vary by individual)	20%	0-200%
Varies by individual, but focused on:
•Creating a culture of warmth and belonging, where everyone is welcome.
•Delivering our very best in all we do, holding ourselves accountable for results.
•Acting with courage, challenging the status quo, and finding new ways to grow our company and each other.
•Being present, connecting with transparency, dignity, and respect.
				Living our Mission and Values enables our partners to deliver an elevated Starbucks Experience to our customers every day.
Strategic and Operational Goals (Goals vary by individual)			Varies by individual, tied to the NEO’s primary areas of responsibility	Individual strategic and operational goals directly tied to the NEO’s primary areas of responsibility are important to driving sustainable growth and value creation.

*    BIPOC refers to Black, Indigenous, and People of Color. BIPOC retention is measured using a fiscal year-to-date retention metric and monitors the retention of BIPOC partners who were under an NEO’s functional hierarchy (reporting up through an NEO’s organization) at the beginning of the fiscal year and who remained employed with Starbucks throughout the fiscal year. A partner does not need to report to an NEO’s organization at the end of the fiscal year to be counted as retained, so long as they are still an active Starbucks partner.
With respect to Mr. Johnson’s IPF, his individual strategic and operational performance goals for fiscal 2022 were set in October 2021 in collaboration with the independent members of the board.
Fiscal 2022 Individual Performance
While the Committee did not determine IPF payout factors or overall payouts, at the Committee’s November 2022 meeting, Mr. Schultz evaluated the performance of the other NEOs and presented the results of those evaluations to the Committee for consideration as the Committee believed that such individual performance results would be useful in determining compensation targets and amounts for continuing NEOs in fiscal 2023. Such individual performance results are summarized below. Due to Mr. Johnson’s retirement and the decision to eliminate Mr. Culver’s position and not pay awards under the Annual Incentive Bonus Plan, the Compensation Committee did not assess their individual performance for fiscal 2022.
Rachel Ruggeri
Ms. Ruggeri achieved her Mission and Values and strategic and operational goals, as she helped to create increased spans for partners to support development; drove continued leadership development, with three bench directors promoted to vice president and one vice president promotion to senior vice president; and prioritized a team of dedicated resources to transform Financial Planning, creating efficiency in the process. In addition, she facilitated partners in all disciplines and across functions to come together to design, develop, and provide leadership support and input on one of our most anticipated Investor Days in our history, which focused on our Reinvention Plan. While the BIPOC retention rate of Ms. Ruggeri’s reporting hierarchy fell just short of her ≥ 90% goal with an 89.5% retention rate, Ms. Ruggeri achieved her other People goals as she served as the executive sponsor of the Starbucks Partners for Sustainability Network, received a 4.5 employee feedback score, and successfully mentored BIPOC partners through monthly mentoring circles.

2023 PROXY STATEMENT	51

EXECUTIVE COMPENSATION
Michael Conway
Mr. Conway achieved his Mission and Values and strategic and operational goals, as he executed our first-ever in person International Forum, with 30+ licensee leaders in attendance; aligned our International and Channel Development financial plan to our new service standards, ensuring cross-channel coordination, and gained increased visibility to Starbucks locations; and fostered strong results across our digital and financial platforms. In addition, he bridged our human capital strategies to international markets and business partners through locally relevant programs, aligning international regions to enterprise goals, implemented a Store Experience Assessment across regions to ensure a consistent Starbucks Experience, and developed funding and organizational structures in support of Starbucks Digital Services. Mr. Conway’s BIPOC retention rate of his reporting hierarchy also fell just short of his ≥ 90% goal with an 89.7% retention rate, however he achieved his other People goals having successfully mentored BIPOC partners through monthly mentoring circles, served as executive sponsor of the Starbucks Black Partner Network, and achieved a 4.67 employee feedback score.
Leadership Stock Plan

Fiscal 2022 Design	ANNUAL EPS PERFORMANCE TARGETS AVERAGED OVER 3 YEARS	3-YR RELATIVE TSR vs S&P 500 (upward or downward modifier of +/-25%)	ACHIEVEMENT OF INCLUSION & DIVERSITY GOALS (upward or downward modifier of +/-10%)	TIME-BASED RSUs

60% PRSUs	40% TIME-BASED RSUs
Overview
In fiscal 2022, the Committee granted each of our NEOs who was employed by the Company prior to the beginning of the year long-term performance-based compensation in the form of PRSUs and time-based RSUs. PRSUs are earned only to the extent pre-established performance goals are met. Time-based RSUs vest annually in equal installments of 25%, commencing on the first anniversary of the grant date. Both PRSUs and time-based RSUs include dividend equivalent rights payable at the same time as the underlying shares are earned.
The values of the long-term incentive awards reflected in the table below were designed to be competitive to market, recognize the personal performance of each executive in the fiscal year prior to the November grant date (as applicable), and to further increase the percentage of total pay that is variable and at-risk based on Starbucks financial, shareholder return, and inclusion and diversity performance. The table below reflects the value of annual long-term incentive awards approved by the Committee for our NEOs in each of the last two fiscal years under the Leadership Stock Plan, other than Mr. Schultz who did not receive any equity grants in fiscal 2022 or Mr. Narasimhan who did not receive any annual long-term incentive awards in fiscal 2022 but instead received the replacement grants described above in “ceo-Elect New Hire Package.” We determined the number of PRSUs to be delivered by dividing 60% of the value approved by the Committee by the closing price of our stock on the grant date. For time-based RSUs, we divided 40% of the value by the closing price of our stock on the grant date. Because the value approved by the Committee is approved in advance of the awards being granted and may use different assumptions than are applied to the awards for accounting purposes, the value of awards approved by the Committee may be different from the grant date fair value of equity awards as disclosed in the Summary Compensation Table.
Value of Annual Long-Term Incentive Compensation Awards

Named Executive Officer	Granted in Fiscal 2022		Granted in Fiscal 2021	% Change
Howard Schultz	—		N/A	N/A
Rachel Ruggeri	$4,500,000	(1)	$875,000	414.3%
Michael Conway	$4,500,000	(1)	$3,500,000	28.6%
Kevin R. Johnson	$15,500,000		$14,500,000	6.9%
John Culver	$6,000,000		$6,000,000	0%
Rachel A. Gonzalez	$3,500,000		$3,500,000	0%
(1)   In November 2021, the Compensation Committee approved a $3,625,000 increase in the target value of Ms. Ruggeri’s annual awards under the Leadership Stock Plan to reflect her elevation to the role of executive vice president and chief financial officer in January 2021. Mr. Conway also received an increase of $1,000,000 in the target value of his annual awards under the Leadership Stock Plan in consideration of his prior performance, the significance of his role with the Company, and market considerations.
Fiscal 2022 PRSUs
Consistent with the feedback that we have received from shareholders and our focus on strategic performance that will drive longer‑term shareholder returns, the EPS metric is measured over a three-year period, and at the end of the three years, a relative TSR modifier can impact payout of PRSUs upward or downward by 25%. In addition, consistent with our practice beginning with the fiscal 2021 PRSUs, we are holding our senior leaders collectively accountable for meeting a three-year inclusion and diversity goal for the fiscal 2022 PRSUs, which focuses on improvement in Black, Indigenous, and LatinX representation at the manager level and above by 5% or more by 2024. The representation metric will operate as a modifier to the payout of the fiscal 2022 PRSU award.
Annual EPS performance targets are set each year and then averaged at the conclusion of the three-year performance period to determine baseline payouts from 0-200%, and three-year relative TSR performance is measured against the S&P 500. The PRSUs granted in fiscal 2022 reflect this structure and represent 60% of target long-term award value for fiscal 2022.
The extent to which PRSUs are earned is based on our achievement of annual adjusted EPS, relative TSR goals measured over a three-year period following the grant date, and, with respect to fiscal 2022 PRSUs, achievement of inclusion and diversity goals. Annual EPS targets are measured and certified by the Compensation Committee each year. To reflect performance above or below target, adjusted EPS has a sliding scale that provides for payouts greater than the target number of PRSUs if performance results are greater than target (up to a maximum 200% of payout) or less than the target number if performance results are lower than target (down to a 25% payout for threshold performance, below which

52

EXECUTIVE COMPENSATION
the payout would be 0%). If the threshold EPS goal under the PRSUs is not met, then the awards will pay out at zero. Linear interpolation will be applied to performance that falls between EPS goals.
To the extent the performance targets are met, earned PRSUs generally vest 100% on the third anniversary of the grant date, with a possible adjustment upward or downward of 25% based on achievement of predetermined relative TSR goals and, with respect to fiscal 2022 PRSUs, a possible adjustment upward or downward of up to 10% based on achievement of predetermined inclusion and diversity goals.
The TSR metric will modify the fiscal 2022 PRSUs (as well our other outstanding PRSU grants) as follows: (i) upwards to a maximum of 125% if Starbucks TSR ranking is equal to or exceeds the 75th percentile, and (ii) downwards to a threshold of 75% if the Starbucks TSR ranking is equal to or below the 25th percentile, with linear interpolation to be applied if Starbucks TSR ranking is between the 25th and 75th percentile and above and below the 50th percentile.
RELATIVE TSR MODIFIER

≤ 25th Percentile	50th Percentile	≥ 75th Percentile
75%	100%	125%
The representation metric will modify the fiscal 2022 PRSUs as follows: (i) upwards to a maximum of 110% if the inclusion and diversity goal of 5% representation growth is met or exceeded; (ii) reducing the number of PRSUs earned by 5% if the inclusion and diversity goal is not achieved but growth is positive and below 5%; and (iii) reducing the number of PRSUs earned by 10% if representation falls over the three-year performance period.
REPRESENTATION MODIFIER(1)

<0%	≥0% and <5%	≥5%
90%	95%	110%
(1)For improvement of representation of Black, Indigenous, and Latinx partners at the manager level and above.
The threshold, target, and maximum number of PRSUs that could have been earned by the NEOs are disclosed in the Fiscal 2022 Grants of Plan-Based Awards Table on page 65.

2023 PROXY STATEMENT	53

EXECUTIVE COMPENSATION
PRSU EPS Targets and Performance Through the End of Fiscal Year 2022
As noted in the table below, the EPS goal for fiscal year 2022 and actual EPS results apply to the third year of the three-year performance period for the PRSUs awarded to our NEOs in November 2019, the second year of the three-year performance period for the PRSUs awarded to our NEOs in November 2020, and the first year of the three-year performance period for the PRSUs awarded to our NEOs in November 2021.
The table below sets forth the EPS goals for each of the last three fiscal years and the application of the TSR modifier to the payout of PRSUs awarded to our NEOs in November 2019.

	FY20			FY21			FY22
PRSU Granted 11/13/2019	Min	Target	Max	Min	Target	Max	Min	Target	Max	November 2019 PRSU Payout
EPS: Goals by Year	$2.891	$3.043	$3.196	$2.205	$2.594	$2.801	$2.906	$3.419	$3.692	Avg EPS Payout Result	81.67%
EPS Result		$1.154(1)			$3.002(1)			$3.010(1)		3-yr TSR Modifier	75.00%
Result as a % of Target		38%			116%			88%		Nov 2019 PRSU Payout	61.25%
Payout Result		0%			200%			45%
TSR Result

	FY21			FY22			FY23
PRSU Granted 11/11/2020	Min	Target	Max	Min	Target	Max	Min	Target	Max
EPS: Goals by Year	$2.205	$2.594	$2.801	$2.906	$3.419	$3.692	—	—	—
EPS Result		$3.002(1)			$3.010(1)
Result as a % of Target		116%			88%
Payout Result		200%			45%
TSR Result

	FY22			FY23			FY24
PRSU Granted 11/10/2021	Min	Target	Max	Min	Target	Max	Min	Target	Max
EPS: Goals by Year	$2.906	$3.419	$3.692	—	—	—	—	—	—
EPS Result		$3.010(1)
Result as a % of Target		88%
Payout Result		45%
TSR Result
(1)Adjusted EPS is a non-GAAP measure. The fiscal 2022 adjusted EPS result excludes foreign currency fluctuations. The fiscal 2021 adjusted EPS result excludes foreign currency fluctuations, effects of tax law changes, and the 53rd week. The fiscal 2020 adjusted EPS result excludes foreign currency fluctuations and the Channel Development transition impact.
The table below sets forth the number of fiscal 2020 PRSUs held by our NEOs that vested and were settled in shares in November 2022.

Named Executive Officer	Number of Fiscal 2020 PRSUs Vested
Rachel Ruggeri(1)	N/A
Michael Conway	16,170
Kevin R. Johnson	62,372
John Culver	24,257
Rachel A. Gonzalez(2)	N/A
(1)Ms. Ruggeri did not receive a fiscal 2020 PRSU grant, as she did not serve in an executive leadership role before her appointment as chief financial officer in February 2021.
(2)In connection with her departure from the Company on May 20, 2022, Ms. Gonzalez’s fiscal 2020 PRSUs were pro-rated based on her service during the performance period (assuming target performance) and settled in cash pursuant to her separation agreement.
Fiscal 2022 Time-Based RSUs
Time-based RSUs represented 40% of the total award under the Leadership Stock Plan, designed to support executives’ stock ownership and encourage retention. Time-based RSUs were granted to our NEOs on November 10, 2021, and represent 40% of the value shown above for fiscal 2022. Time-based RSUs vest annually in equal installments of 25%, commencing on the first anniversary of the grant date. RSUs are an important tool for us to retain and incentivize our highly sought after NEOs since the value of the awards will be delivered to our NEOs over a four-year period, subject to continued service with us, and become more valuable as our stock price increases, which benefits all of our shareholders. The time-based RSUs granted to the NEOs in fiscal 2022 are disclosed in the Fiscal 2022 Grants of Plan-Based Awards Table on page 65.

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Long-Term Cash Performance Award
In December 2019, the board desired to recognize and retain Mr. Johnson’s high-caliber leadership and awarded him a long‑term cash performance-based award that reflected the board’s commitment to furthering the Company’s leadership continuity. The award was designed to retain Mr. Johnson in his role as president and ceo by providing compelling upside reward opportunity beyond the Company’s regular executive compensation program for achieving exceptional shareholder returns. The award had a target value of $25 million but a payout under the award could only be earned if our relative TSR performance meaningfully outperformed the S&P 500 during the period beginning October 1, 2019, to September 30, 2022. Specifically, the award would have paid out at 100% of target if the Company’s TSR performance relative to the companies comprising the S&P 500 index was at the 65th percentile, zero if performance was at the 40th percentile, and 200% of target if performance was at the 80th percentile, with linear interpolation between these points. At the end of fiscal 2022, Starbucks relative TSR was at the 25th percentile, resulting in no payout of the award.
Severance and CIC Plan
In August 2022, the Compensation Committee adopted the Executive Severance and Change in Control Plan (“Severance and CIC Plan”) to facilitate the transformation and evolution of our executive leadership team and to align our executive compensation program more closely with market practices. Prior to adoption of the Severance and CIC Plan, we would from time-to-time offer severance benefit arrangements for terminated or separated executives as part of a negotiated termination of employment in exchange for a release of claims against the Company and other restrictive covenants. The Severance and CIC Plan was also adopted to provide uniformity and internal equity with respect to severance benefits among similarly situated executives and avoid protracted negotiations with departing executives.
The table below describes the material features of the Severance and CIC Plan and the Committee’s rationale for the design of the Plan.

Severance and CIC Plan	Material Features	Rationale for Design
Termination without Cause Outside of CIC Period(1)
•Limited cash severance (1.5x sum of base and target bonus, and a payment equal to 18 months of COBRA premiums), continued vesting of outstanding equity awards (pro-rated based on length of service during vesting period), pro-rated bonus earned based on actual financial performance, and outplacement service benefits
•Provides for benefits comparable to those offered by members of our peer group
•Requires a departing executive to sign a release of claims acceptable to us and comply with restrictive covenant obligations as a condition to receiving these severance benefits

•Provides reasonable compensation to executives who leave the Company under certain non-change in control related circumstances to facilitate their transition to new employment
•Consistent with market practice; helps us attract and retain talented executives
•Avoids protracted negotiations with individual executives outside of CIC context
•Release of claims align interests with shareholders by mitigating any potential employer liability and avoiding future disputes or litigation
•Restrictive covenants protect the Company by prohibiting competition, solicitation of, or interference with, our partners, other service providers, clients, customers, suppliers, and other third parties, and disparagement of our products, partners, officers, directors, consultants, and joint venture partners

Termination without Cause or Resignation for Good Reason During CIC Period
•“Double-trigger” provisions providing for limited cash severance (2x sum of base and target bonus, and a payment equal to 18 months of COBRA premiums), accelerated vesting of outstanding equity awards (with performance-based awards vesting at target), pro-rated bonus earned based on the greater of target and actual financial performance, and outplacement service benefits
•Provides for benefits comparable to those offered by members of our peer group
•Requires a departing executive to sign a release of claims acceptable to us and comply with restrictive covenant obligations as a condition to receiving these severance benefits

•Preserves morale and productivity and encourages executives to maintain the stability of our business during the potentially volatile period accompanying a change in control and to pursue transactions that are in the best interests of our shareholders regardless of whether those transactions may result in their own job loss
•Double-trigger acceleration protects against the loss of retention power following a change in control of the Company and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of the transaction
•Consistent with market practice; helps us attract and retain talented executives
•Avoids protracted negotiations with individual executives during the CIC context
•Aligns interests with shareholders by mitigating any potential employer liability and avoiding future disputes or litigation
•Restrictive covenants protect the Company by prohibiting competition, solicitation of, or interference with, our partners, other service providers, clients, customers, suppliers, and other third parties, and disparagement of our products, partners, officers, directors, consultants, and joint venture partners

(1)For purposes of the Severance and CIC Plan, the “CIC Period” refers to the period commencing 89 days prior to, and ending 24 months following, a change in control of the Company.
For additional information regarding the key elements of the Severance and CIC Plan, please refer to the section entitled “Executive Compensation Agreements and Arrangements” below.

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EXECUTIVE COMPENSATION
Our Executive Compensation Process
Target total direct compensation for our NEOs is composed of base salary, target annual cash incentive award, and target value of long‑term equity incentives. Target total direct compensation is designed to be competitive with peer companies and market data, as explained below under Peer Group Companies and Benchmarking.
The Compensation Committee typically reviews target total direct compensation and approves the target value of annual cash incentive awards (as a percentage of base salary) annually at its November meeting following the conclusion of the fiscal year. Base salaries, annual cash incentive payments (for performance in the prior fiscal year), performance goals for annual cash incentive awards, and long-term equity grants are approved after the end of each fiscal year at the Committee’s November meeting. This process allows the Compensation Committee to consider comprehensive information, including the performance of each NEO during the prior fiscal year, when making final compensation decisions.
Management’s Role in the Executive Compensation Process
Our ceo, along with key members of our human resources function (“Partner Resources”) and our Law & Corporate Affairs Department each help support the Compensation Committee’s executive compensation process and regularly attend portions of the Committee’s meetings. As part of the executive compensation process, our ceo provides his perspective to the Compensation Committee regarding the performance of his executive leadership team, which includes all our executive officers and certain other senior officers of the Company. Members of the Partner Resources team present recommendations to the Compensation Committee on the full range of annual executive compensation decisions, including (i) annual and long-term incentive compensation plans, (ii) target competitive positioning of executive compensation, and (iii) target total direct compensation for each executive officer. These recommendations are developed in consultation with our ceo (except with regard to his own compensation) and are supported by market data.
The Role of Consultants in the Executive Compensation Process
Beginning in September 2021, the Compensation Committee engaged Pay Governance as its outside independent compensation consultant. The Compensation Committee’s consultant regularly attends committee meetings and attends executive sessions as requested by the Compensation Committee’s chair. During fiscal 2022, Pay Governance did not perform any services for Starbucks other than advising on executive compensation and non-employee director compensation under its engagement by the Compensation Committee. Pay Governance’s tasks also included reviewing, validating, and providing input on information, programs, and recommendations made by management.
At-Risk Compensation
A core principle of our executive compensation program is that a large majority of compensation awarded to our NEOs, especially to our ceo, be variable, performance-based or “at-risk.” This type of compensation is primarily dependent on the financial success of our Company and the performance of Starbucks common stock. This means that our executives are rewarded when they produce value for our shareholders and our partners. Elements of our fiscal 2022 program that fall within this category include annual cash incentive awards, PRSUs, and RSUs.
Internal Pay Equity
The Compensation Committee considers internal pay equity, among other factors, when making compensation decisions. However, the Compensation Committee does not use a fixed ratio or formula when comparing compensation among executive officers. The Compensation Committee believes that a failure to maintain an appropriate balance in the pay levels among members of our executive leadership team creates inappropriate business risks.
Peer Group Companies and Benchmarking
The Compensation Committee reviews compensation levels and design at peer companies as part of its decision-making process so it can set total compensation levels and practices that it believes are competitive and aligned with Starbucks’ scale and performance. The Compensation Committee generally sets target total direct compensation for our executives to be competitive with peer companies and other market data and takes into consideration scope of job responsibilities, individual performance of the executive, and other factors. The Compensation Committee’s executive compensation determinations are based on its review of such factors and are informed by the experiences of the members of the Compensation Committee as well as input from, and peer group data provided by, the Compensation Committee’s independent compensation consultant.
The market data considered by the Committee as part of the annual pay-setting process reflects compensation levels and practices for executives holding comparable positions at peer group companies and includes broader compensation survey data.
The Compensation Committee, with assistance from its independent compensation consultant, annually reviews the composition of our peer group. As part of such reviews, the Committee considers specific criteria and recommendations regarding companies to add or remove from the peer group. The industries from which we select our peer group companies consist of consumer staples, consumer discretionary, and information technology-software and services companies. From those industries, the Committee selected a peer group that includes global companies with complex management needs and strong brand profiles. For fiscal 2022, the Committee modified the 2021 peer group by removing The Home Depot, Inc. and Yum! Brands, Inc., and adding Kimberly-Clark Corporation and Mondelez International, Inc.
The Compensation Committee and independent directors considered the peer group in connection with their fiscal 2022 target total direct compensation decisions. The table below lists the companies that were considered for fiscal 2022.

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Starbucks Fiscal 2022 Executive Compensation Peer Group Companies

Consumer Staples The Coca-Cola Company Colgate-Palmolive Company General Mills, Inc. The Kraft Heinz Company PepsiCo, Inc. The Procter & Gamble Company Kimberly-Clark Corporation Mondelez International, Inc.	Consumer Discretionary The Estée Lauder Companies Inc. Marriott International, Inc. McDonald’s Corporation NIKE, Inc. Target Corporation V.F. Corporation	IT-Software and Services PayPal Holdings, Inc. Visa Inc.

Peer Group Determining Criteria for Fiscal 2022

Category	Criteria
General	•Publicly traded (not a subsidiary) •U.S. based (not a foreign issuer) •Comprehensive disclosure (recent initial public offerings may be excluded due to limited disclosure information)
Industry/Business Focus	•Consumer Discretionary and Consumer Staples •IT & Software Services - limited to companies focused on digital transactions and payment processing
Size	•0.25x to 4.0x Starbucks revenue •0.25x to 4.0x Starbucks 12 month average market cap value
Other	•Commonly identified peer of continuing peer companies •Brand recognition (based on Forbes 100 most valuable brands) •Competitor for executive talent •Growth profile

	Revenues as of each company’s most recent four quarters ended on 10/02/2022 (in millions)	Market capitalization as of 09/30/2022 (in millions)	Employees as of most recent fiscal year
25th Percentile	$19,171	$45,483	35,030
Median	$27,053	$77,095	79,000
Starbucks	$32,250	$96,680	402,000
75th Percentile	$42,343	$169,759	120,000
Other Compensation Policies
2023 Executive Compensation
In evaluating our compensation practices in fiscal 2023, the Compensation Committee was mindful of the feedback provided by shareholders and continued to refine our Annual Incentive Bonus Plan to more closely align compensation with company financial performance and further demonstrate our commitment to value creation for shareholders, including an increased focus on sales and earnings given the effects of COVID-19, supply chain and materials costs, potential difficulties in China, and the Company’s transformation in connection with our Reinvention Plan. As such, for fiscal 2023, financial performance results will represent 70% of the overall Annual Incentive Bonus Plan payout (compared to 50% for fiscal 2022), with 30% and 40% weighting for total Company revenue and operating income goals, respectively (compared to 20% and 30% for fiscal 2022). The chart on the next page sets forth the updated components of the Annual Incentive Bonus Plan for fiscal 2023 and their relative weights as compared to the plan design for fiscal 2022. In addition, financial revenue and operating income performance metrics for all participants in the Annual Incentive Bonus Plan, regardless of position, will be aligned to total Company financial performance for fiscal 2023, which will ensure more uniformity and consistency in the way that total Company financial performance goals apply to all participants and will further align the invaluable efforts of our partners with the overall success of the Company.

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EXECUTIVE COMPENSATION

FY22 EMBP Design		FY23 EMBP Design

Revenue (20%)		Total Company Revenue (30%)

Operating Income (30%)		Total Company OI (40%)

+		+

Planet Positive (10%)	Profit Positive (10%)	ESG: I&D and Sustainability (15%)

+		+

People Positive (10%)	Living Our Mission and Values / Helping Others Succeed & Individual Annual Performance Goals (20%)	Living Our Mission and Values / Helping Others Succeed & Individual Annual Performance Goals (15%)

Regarding the non-financial components of the Annual Incentive Bonus Plan for fiscal 2023, ESG performance results will represent 15% of the overall Annual Incentive Bonus Plan payout (compared to 10% for each of the planet- and profit-positive results for fiscal 2022). The ESG performance goals will comprise Inclusion & Diversity goals as well as sustainability goals, which will continue to be objective and quantitative to ensure clear, rigorous goal-setting with respect to our ESG strategies and objectives. The Committee also updated our Inclusion & Diversity metrics for fiscal 2023 to both remove complexity and provide more relevancy to our Inclusion & Diversity goals, providing a clearer and more impactful path for participants to drive our progress in our people-positive efforts. Further, the profit-positive goals that applied for fiscal 2022, which included operating margin, comparable store sales, and net new stores, were eliminated for fiscal 2023 as the Compensation Committee determined that the outcome of such metrics was largely reflected in the adjusted net revenue and adjusted operating income metrics and ultimately duplicative of the financial performance metrics under the Annual Incentive Bonus Plan.
The IPF component of the Annual Incentive Bonus Plan for fiscal 2023 will represent 15% of the overall Annual Incentive Bonus Plan payout (from 30% for fiscal 2022). The IPF component will continue to be comprised of goals which are specific to each individual participant related to our Mission and Values, strategic and operational goals.

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EXECUTIVE COMPENSATION
Retirement of Kevin R. Johnson
Mr. Johnson retired from his position as president and chief executive officer and as a member of the board, effective April 4, 2022. To ensure an effective and smooth transition, Mr. Johnson continued to provide executive transition services through the end of fiscal 2022, and his base salary and annual bonus opportunity were reduced by 50%, effective June 1, 2022, in proportion to the level of services he was expected to provide. Because Mr. Johnson was retirement eligible, his PRSUs and RSUs continued to vest under the terms of his existing award agreements. As discussed above, Mr. Johnson did not earn a cash incentive award, and he received the same payout of his fiscal 2019 PRSUs as other employees. In addition, Mr. Johnson’s long-term cash performance-based award, which he was granted in December 2019, did not pay out as described above.
Separation of John Culver
Effective October 1, 2022, we eliminated the chief operating officer role and Mr. Culver remained employed with the Company in a senior advisor role through January 1, 2023. Due to there no longer being an equivalent role for Mr. Culver, his employment was involuntarily terminated on January 2, 2023. Mr. Culver has executed a Separation Agreement and Release, which provided for the severance benefits set forth in our Executive Severance and Change in Control Plan in consideration for a release of claims in favor of Starbucks, and compliance with restrictive covenants, which included, among other provisions, compliance with non-solicitation, non-competition, and non-disparagement requirements.
Separation of Rachel Gonzalez
Ms. Gonzalez’s employment as executive vice president, general counsel was involuntarily terminated effective April 4, 2022, in connection with changes in executive leadership, and Ms. Gonzalez remained employed with the Company in a senior advisor role through May 20, 2022 at 50% of her prior base salary.
Because this separation occurred prior to the Company’s adoption of the Executive Severance and Change-in-Control Plan in connection with this transition and following negotiations with Ms. Gonzalez, Starbucks entered into a Separation Agreement and Release with Ms. Gonzalez in March 2022, which provided for cash severance payments, a pro-rated bonus, payments which were intended to cover COBRA benefits and attorney fees, and outplacement services. In addition, pursuant to the Separation Agreement and Release, Ms. Gonzalez’s unvested PRSU awards and time-based RSU awards were pro-rated based on her service from the vesting commencement date of each applicable award through the date of her termination, and assuming target performance in case of the PRSUs. These pro-rated awards were settled in cash for an amount equal to the number of shares subject to such awards multiplied by our average February 2022 stock price. The payments and benefits to Ms. Gonzalez under the Separation Agreement were subject to her executing and not revoking a reaffirmation of a release of claims and other commitments and obligations, which included reaffirming her duties and responsibilities of her Confidentiality, Non-Solicitation, Non-Competition and Inventions Agreement. Please see the section entitled “Potential Payments Upon Termination or Change in Control” for more information.
Following the adoption of Starbucks Executive Severance and Change in Control Plan, all executive officer severance benefits are expected to be paid pursuant to the terms of this plan.
Perquisites and Other Executive Benefits
Our executive compensation program includes limited executive perquisites and other benefits. The aggregate incremental cost of providing these perquisites and other benefits to our NEOs is detailed in the “Fiscal 2022 All Other Compensation Table” on page 65. We believe the perquisites and other executive benefits we provide are representative of those offered by the companies that we compete with for executive talent, and therefore offering these benefits serves the objective of attracting and retaining top executive talent.
We offer the following perquisites to our NEOs:
•Company Aircraft. The Company maintains aircraft to facilitate business travel. The Company has adopted a comprehensive Corporate Aircraft Use Policy, including guidelines for annual reporting to the Audit Committee to ensure transparency relative to aircraft usage and the business purpose served. In accordance with the Corporate Aircraft Use Policy, the executive officers may enter into an aircraft time-sharing agreement, which allows them to use corporate aircraft for personal travel under the terms outlined in such aircraft time-sharing agreement between them and the Company. Personal use of the aircraft by an executive officer pursuant to the time-sharing agreement requires them to reimburse the Company for the operating expenses of such flights that is chargeable pursuant to Federal Aviation Regulations. The Company’s Corporate Aircraft Use Policy allows for personal guests of executive officers and board members to travel on business-related flights on our corporate aircraft under certain limited circumstances. The policy also allows for certain executive personal travel done in connection with flight that is otherwise for a business-purpose. Both types of use result in imputed income to the executive or director under Internal Revenue Service regulations and, for NEOs, “other compensation” equal to the aggregate incremental costs to the Company resulting from such personal travel, which is reported in the Summary Compensation Table.
•Security. We believe that the personal safety and security of our senior executives is of the utmost importance to the Company and its shareholders. Pursuant to our executive security program, we may from time to time provide personal security services to certain executives. Security services include home security systems and monitoring and, in some cases, personal security services. These protections are provided due to the range of security issues encountered by senior executives of large, multinational corporations and particularly with respect to high-profile executives. Based on a security study, the Company made the decision to provide personal security services to Mr. Schultz due to security considerations arising from his role as our interim chief executive officer and his significant visibility as our founder. We view the security services provided to Mr. Schultz as an integral part of our risk management program and as necessary and appropriate business expenses, given his importance to Starbucks. However, because such services may be viewed as conveying a personal benefit to Mr. Schultz, we have reported the aggregate incremental costs of such services in the “All Other Compensation” column of the Summary Compensation Table.
The Company did not pay personal security costs for any other executive in fiscal 2022, except in connection with business-related travel.
•Executive Physicals and Life and Disability Insurance. We offer to pay for annual physical examinations for all partners at the senior vice president level and above. These examinations provide a benefit to the Company and the executive at a relatively small cost to the Company. We also provide life and disability insurance to all partners at the vice president level and above at a higher level than is provided to partners generally. The amounts paid in respect of these benefits to our NEOs in fiscal 2022 are detailed in the “Fiscal 2022 All Other Compensation Table.”
•Relocation and Expatriate Expenses. We provide relocation assistance to some manager-level partners and all partners at the director level and above. Under limited circumstances, we provide certain reimbursements and benefits to partners that expatriate to another country for work on the Company’s behalf.
•Deferred Compensation. Executives, as well as partners at the director level and above in the U.S., are eligible to defer cash compensation under the MDCP. The MDCP is primarily intended to provide eligible partners an additional before-tax means of saving over and above that available under the 401(k) plan. We do not pay or guarantee above-market returns. The appreciation, if any, in the account balances of plan participants is due solely to contributions

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EXECUTIVE COMPENSATION
by participants and the underlying performance of the measurement investment funds selected by the participants. The measurement investment fund alternatives available to MDCP participants are identical to the investment funds available to 401(k) plan participants. Effective January 1, 2011, we ceased making Company matching contributions under the MDCP.
Investing in our Partners (Our Total Rewards Philosophy)
We believe that investing in our partners results in increased engagement, satisfaction, and retention, which ultimately leads to an elevated Starbucks Experience for our customers.
Our Total Rewards Philosophy
Our Total Rewards philosophy is designed to recognize and reward the contributions of all partners, including executives. We offer a comprehensive benefits package to all eligible full- and part-time partners in the U.S. and locally competitive benefits packages in other countries. In addition to our equity incentive plans discussed above, we offer an employee stock purchase plan to partners in the U.S. and Canada that allows participants to purchase Starbucks stock at a 5% discount to the fair market value at the end of each offering period under the plan. We believe our Total Rewards practices motivate our executives to build long-term shareholder value and reward the partners who take care of our customers.
•Broad-Based “Bean Stock” Program: A long-term incentive grant of time-based RSUs was made in November 2021 to approximately 223,000 eligible non-executive partners in 21 markets around the world, including part-time partners. We refer to this broad-based equity program as our “Bean Stock” program. Bean Stock participants include those partners who work in our stores and serve our customers directly. In fiscal 2022, Bean Stock participants realized approximately $132 million in pre-tax gains from previously granted Bean Stock awards.
•Future Roast 401(k) Savings Plan: Available to all U.S. partners who are at least age 18 with 90 days of service. The Starbucks Match within the 401(k) is 100% of the first 5% of eligible compensation contributed each pay period. The match is immediately fully vested and is contributed to each participant’s 401(k) account each pay period along with the participant’s contributions. In fiscal 2022, Starbucks contributed more than $146 million in matching contributions.
•Insurance Coverage for Partners: For more than 30 years, Starbucks has provided health insurance coverage for partners working 20 hours or more a week. Starbucks also provides life and disability insurance to eligible partners.
•College Achievement Plan: The Starbucks College Achievement Plan was launched in fiscal 2014. It provides eligible partners in the U.S. with the opportunity to earn a first-time bachelor’s degree online from Arizona State University with 100% upfront tuition coverage. Additionally, our military service member and Veteran partners can extend an additional Starbucks College Achievement Plan benefit to a qualifying family member of their choice. As of the end of the first quarter of fiscal 2023, nearly 10,000 partners had graduated with degrees, and more than 23,000 partners were participating in the Starbucks College Achievement Plan.
•Paid Sick Time, Vacation, Holiday, and Parental Leave: Starbucks is an industry leader in paid sick time and parental leave and has competitive policies for vacation and holiday pay.
•Partner Assistance: Our CUP Fund gives financial assistance to Starbucks partners in times of special need due to illness, death in the family, natural disasters, or other extreme circumstances.
•Partner Financial Well Being: My Starbucks Savings enables eligible partners to save directly from their paycheck for emergencies and other financial needs. Starbucks provides an incentive to eligible partners at key milestones in their savings journey. Starbucks Student Loan Management program provides a platform for eligible Starbucks partners to manage their student loans. Both programs were launched in September 2022.
The above benefits specifically apply in the U.S., but we generally strive to provide similar benefits in all countries while considering the social coverage programs available in each country.
Executives are eligible to participate in all benefit plans we offer to partners generally. This helps us attract and retain top executive talent.
Executive Compensation Agreements and Arrangements
Employment Agreements and Termination Arrangements
None of our NEOs have employment or severance agreements. We typically deliver an offer letter to an executive officer upon hire or promotion noting that the executive is employed “at will,” and these letters typically do not provide for severance upon termination, except for Mr. Narasimhan, who was appointed as ceo-elect in October 2022, and will become a participant in the Severance and CIC Plan after April 1, 2023.
Narasimhan Offer Letter: Pursuant to his Offer Letter, Mr. Narasimhan will be entitled to certain severance payments and benefits upon certain qualifying terminations of employment. Specifically, upon termination of Mr. Narasimhan’s employment without “misconduct” (as defined in the Offer Letter) prior to April 1, 2023, or if he is not appointed as chief executive officer of the Company by April 1, 2023 and he resigns from employment with the Company in April 2023, then he will receive severance pay of $7,800,000, a pro-rata portion of his fiscal year 2023 annual incentive target opportunity, full accelerated vesting of his replacement grant RSUs and his fiscal 2023 time-based RSUs under the Leadership Stock Plan, and the opportunity for his replacement grant PRSUs to vest based on actual performance following the end of the applicable performance period, in each case, subject to the execution of a release of claims against the Company. The equity treatment for the awards described above also applies upon a termination of Mr. Narasimhan’s employment without misconduct at any other time or, if he then participates in the Severance and CIC Plan, he resigns for good reason in connection with a change in control. After April 1, 2023, Mr. Narasimhan is expected to become a participant in the Company’s Severance and CIC Plan.
Severance and CIC Plan – Non-CIC Benefits: All of our currently employed NEOs are eligible to participate in the Severance and CIC Plan (except for Mr. Schultz, who is not eligible to participate in the plan, and Mr. Narasimhan, who is expected to become eligible to participate in the plan after April 1, 2023). The Severance and CIC Plan provides for certain severance payments and benefits in the event of a termination of employment by the Company without cause other than during the CIC Period, subject to the participant’s execution and non-revocation of a release of claims in favor of the Company, and compliance with restrictive covenants.
Specifically, participants are entitled to receive (i) an amount equal to 1.5x the sum of the participant’s base salary and target annual cash bonus (“Cash Severance Payment”), 50% of which is paid within 10 business days following the release effective date, and 50% of which is paid 18 months after termination, (ii) a pro-rata portion of the participant’s annual cash bonus for the year of termination (“Pro-rata Bonus”) based on actual Company performance (assuming 100% achievement of any individual performance targets), paid at the same time annual bonuses are paid to similarly situated partners, (iii) a lump sum cash payment equal to 18 months’ of average COBRA coverage cost, paid within 10 business days following the release effective date, and (iv) outplacement services, or at the Company’s discretion, a lump sum up to $25,000 for such services. In addition, all unvested equity awards will be pro-rated based on service from the applicable vesting commencement date through the termination date and will continue to vest according to the original vesting schedule of the award (with performance-based awards earned based on actual performance determined at the end of the relevant performance period), and vested

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EXECUTIVE COMPENSATION
stock options will remain exercisable for 36 months following the termination date.
Change-in-Control Arrangements
The Severance and CIC Plan also provides for certain severance payments and benefits in the event of a termination of employment by the Company without cause or resignation for good reason, in each case, during the CIC Period, subject to the participant’s execution and non-revocation of a release of claims in favor of the Company, and compliance with restrictive covenants.
Specifically, the severance payments and benefits participants are entitled to receive upon such a termination are the same as those described above with respect to a termination without cause outside of the CIC Period, except the multiple for the Cash Severance Payment is 2x (rather than 1.5x), 100% of the Cash Severance Payment is paid within 10 business days following the release effective date, and the Pro-Rata Bonus is based on the greater of target and actual Company performance.
The Severance and CIC Plan also provides for “double-trigger” accelerated vesting of equity (with any performance-based awards vesting at target), consistent with the “double-trigger” treatment that applies to all partners with equity compensation awards. This means that under our equity plan, unvested awards will accelerate vesting if (i) there is a change in control, and (ii) either (a) awards are assumed or substituted with awards of the surviving company and the partner is terminated or resigns for good reason during the CIC Period or (b) awards are not assumed or substituted with awards of the surviving company, in which case they vest immediately upon a change in control.
For additional information regarding the material features of the Severance and CIC Plan and the rationale for each feature, please refer to the section above entitled “Severance and CIC Plan.”
Executive Compensation Policies and Practices
Executive Stock Ownership Guidelines
Our long-standing stock ownership guidelines were established for executive officers to encourage them to have a long-term equity stake in Starbucks, align their interests with shareholders, and mitigate potential compensation-related risk. The guidelines provide that each executive officer must hold a multiple of their annual base salary in Starbucks stock and include the following holding requirements:

Position	Ownership Requirement (Multiple of Base Salary)
ceo	6x

executive officers	3x

other evps	2x

In addition, as discussed in more detail below, in November 2022, the Committee adopted a share ownership guideline of $15 million in unpledged shares for Mr. Schultz for the duration of his service as interim chief executive officer.
Each executive officer generally has five years to achieve the minimum ownership requirement. If an executive is not on track to meet the requirement by the end of the third year after becoming subject to the guidelines, they will be required to hold 50% of the net shares received upon the exercise of stock options and the vesting of RSUs. This holding requirement increases to 100% if the executive has not met the minimum ownership guideline by year five.
In addition to shares held outright, unvested RSUs that are subject only to a time-vesting condition count towards the ownership threshold. As of the date of this proxy statement, all our NEOs exceed their current ownership requirement.
Risk Considerations
We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:
•Balanced mix of fixed versus variable compensation and cash-based versus equity-based compensation;
•Variable compensation based on a variety of performance goals, including Company and, where appropriate, individual performance goals;
•Balanced mix of short-term and long-term incentives;
•Stock ownership and holding requirements;
•Anti-hedging and pledging policies that apply to all partners;
•Payout caps on incentive plans;
•Recoupment policy; and
•Compensation Committee oversight of incentive and commission arrangements below the executive level.
For fiscal 2022, Pay Governance performed an annual risk assessment of our compensation objectives, philosophy, and forms of compensation and benefits for all partners, including executives, to determine whether the potential risks arising from such policies or practices are reasonably likely to have a material adverse effect on the Company. Based upon this review, management and the Compensation Committee concluded that our compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company, and Pay Governance supported this conclusion. A report summarizing the results of this assessment was reviewed and discussed with the Compensation Committee at its September 2022 meeting.
Recoupment of Incentive Compensation
Starbucks “clawback” policy allows board discretion to seek reimbursement with respect to incentive compensation paid or awarded to executive officers (as designated by the board) where: (i) the payment of a bonus or equity award (or the vesting of such award) was predicated upon the achievement of financial results that were the product of fraudulent activity or that were subsequently the subject of a material negative restatement, and (ii) a lower or no bonus payment or equity award would have been made to executive officers (or lesser or no vesting would have occurred with respect to such award) based on the restated financial results; that is, the financial results that would have pertained absent such fraudulent activity. The policy became effective, with respect to equity awards, beginning with awards granted in fiscal 2010 and, with respect to annual cash incentive awards, beginning with awards earned for fiscal 2010. In addition, since November 2017, our program provides for forfeiture of unvested equity awards as well as clawbacks of vested amounts and awards in the event the Company determines an executive has engaged in material misconduct, including willful and intentional failure to perform responsibilities, material failure to comply with Company rules, policies, or procedures, and personal conduct that is detrimental to the Company.
On October 26, 2022, the SEC adopted long-awaited final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We intend to timely amend and restate our clawback policy to reflect these new requirements.

2023 PROXY STATEMENT	61

EXECUTIVE COMPENSATION
Equity Grant Timing Practices
Most of our equity grants occur on pre-established dates pursuant to our equity grant guidelines, with annual grants generally occurring on the later of the second business day after the public release of fiscal year-end earnings, or, if later, the final day of the board of directors’ November meeting. Annual awards for executives are granted pursuant to a formula based on a specified dollar amount, with the number of shares and exercise price for each option grant determined based on the closing market price of our stock on the grant date and the number of shares for each RSU and PRSU grant determined by dividing the dollar amount by the closing market price of our stock on the grant date. The Compensation Committee approves annual awards for partners at the executive vice president level and above. The Compensation Committee has delegated authority to the interim chief executive and evp, Partner Resources to make annual grants, within certain parameters, to partners at the senior vice president level and below, and to newly hired or newly promoted partners below the executive officer level. All other new hire and promotion grants at the executive vice president level and above are approved by the Compensation Committee.
Anti-Hedging and Anti-Pledging Policies
Prohibition on Speculative Transactions: Starbucks Insider Trading Policy prohibits Starbucks partners (including executive officers) and directors from engaging in hedging transactions designed to offset decreases in the market value of Starbucks securities, including certain forms of hedging and monetization transactions, such as “zero-cost collars” and “prepaid variable forward contracts.” Our Insider Trading Policy also prohibits holding Starbucks stock in a margin account or pledging Starbucks stock as collateral for a loan.
Review of Pledging Arrangements: As of January 13, 2023, Mr. Schultz, our founder, interim chief executive officer, and largest individual shareholder, had pledged 11,000,000 shares of Starbucks common stock as potential collateral to secure certain personal indebtedness. The pledge was initiated prior to his appointment as interim ceo. The Nominating/Governance Committee has been advised by outside counsel on the board’s fiduciary responsibilities for overseeing pledging, of the potential risks associated with Mr. Schultz’s pledging of shares, and developments in pledging practices generally. With respect to the shares pledged by Mr. Schultz as of January 13, 2023, the Nominating/Governance Committee believes that Mr. Schultz’s pledging arrangements do not pose a material risk to shareholders or to Starbucks, in part because:
(i) The pledged shares secure personal term loans only used to fund outside personal business ventures.
(ii) The purpose of the hedge was not to shift or hedge any economic risk in owning Starbucks common stock.
(iii) Mr. Schultz is our founder and largest individual shareholder, retaining 21,694,538 shares of our common stock as of January 13, 2023.

No other executive officer or director, or any of their immediate family members, holds shares of Starbucks common stock that have been pledged to secure any personal or other indebtedness, and are prohibited from doing so. The Nominating/Governance Committee periodically reviews any pledging arrangements from a risk management perspective in accordance with the Insider Trading Policy and provides a report to the Audit and Compliance Committee and the board.
Further as noted above, in November 2022, the Committee adopted a share ownership guideline of $15 million in unpledged shares so that his share ownership in Starbucks is aligned with other shareholders and that his share ownership requirement is meaningful given his outstanding pledge of shares of Starbucks common stock.
Compensation Consultant Independence
In furtherance of maintaining the independence of the Compensation Committee’s compensation consultant, the Committee had the sole authority to retain, terminate, and obtain the advice of Pay Governance (at the Company’s expense). In connection with its engagement of Pay Governance in fiscal 2022, the Compensation Committee considered various factors bearing upon Pay Governance’s independence including, but not limited to, the amount of fees received by Pay Governance from Starbucks as a percentage of Pay Governance’s total revenue, Pay Governance’s policies and procedures designed to prevent conflicts of interest and the existence of any business or personal relationship that could impact Pay Governance’s independence. After reviewing these and other factors, the Compensation Committee determined that Pay Governance was independent and that its engagement did not present any conflicts of interest. Pay Governance also determined that it was independent from management and confirmed this in a written statement delivered to the chair of the Compensation Committee.

62

EXECUTIVE COMPENSATION
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
The Compensation and Management Development Committee is intimately involved in the both the goal setting and decision-making processes for the Company’s executive compensation programs. The Committee has reviewed and discussed this Compensation Discussion and Analysis with the Company’s management. Based on this process and its thorough review, the Committee recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
Richard E. Allison, Jr. (chair)
Andrew Campion
Clara Shih

2023 PROXY STATEMENT	63

Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table sets forth information regarding fiscal years 2022, 2021, and 2020 compensation for our NEOs, except fiscal year 2020 and 2021 for Mr. Schultz and Mr. Narasimhan, and 2020 for Ms. Ruggeri, Mr. Conway, and Ms. Gonzalez were not provided because they were not NEOs in those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Howard Schultz interim chief executive officer	2022	$1	—	—	—	—	$374,557	$374,558

Rachel Ruggeri executive vice president and chief financial officer	2022	$833,085	—	$2,951,606	—	—	$11,705	$3,796,396
	2021	$718,275	—	$1,542,542	—	$1,053,409	$15,214	$3,329,440

Laxman Narasimhan chief executive officer-elect	2022	—	$1,600,000	$7,186,870	—	—	$6,955	$8,793,825

Michael Conway group president, International and Channel Development	2022	$924,997	—	$4,370,131	—	—	$666,465	$5,961,593
	2021	$755,678	—	$3,914,566	—	$1,133,360	$653,283	$6,456,887

Kevin R. Johnson former president and chief executive officer	2022	$1,302,595	—	$15,385,875	—	—	$29,684	$16,718,154
	2021	$1,609,610	—	$14,755,014	—	$4,030,000	$30,538	$20,425,162
	2020	$1,540,379	—	$11,166,708	—	$1,860,000	$98,488	$14,665,575

John Culver former group president and chief operating officer	2022	$1,000,002	—	$6,045,782	—	—	$25,805	$7,071,589
	2021	$979,325	—	$6,421,550	—	$1,941,595	$24,971	$9,367,441
	2020	$912,113	—	$4,802,284	—	$728,438	$23,620	$6,466,455

Rachel A. Gonzalez former executive vice president, general counsel	2022	$440,232	—	$3,614,063	—	—	$7,625,802	$11,680,097
	2021	$752,890	—	$3,577,128	—	$971,500	$22,386	$5,323,904

(1)For Mr. Narasimhan, includes a sign-on bonus of $1,600,000, which was paid upon his commencing employment with the Company as chief executive officer - elect, effective October 1, 2022.
(2)Represents the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718. Consistent with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, the value of the PRSUs is based on one-third of the full number of shares for which target EPS was: (i) established in fiscal 2020 for the award that was granted on November 13, 2019, which vested on November 13, 2022, (ii) established in fiscal 2021 for the award that was granted on November 11, 2020, which is scheduled to vest on November 11, 2023 and (iii) established in fiscal 2022 for the award that was granted on November 10, 2021, which is scheduled to vest on November 10, 2024. The remaining portions of the awards granted in November 2020 and November 2021 will be linked to EPS goals for subsequent fiscal years and will be reported in the Summary Compensation Table for those fiscal years. These amounts do not reflect whether the recipient has realized or will realize a financial benefit from the awards (such as by exercising stock options). The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s Form 10-K (Note 13: Employee Stock and Benefit Plans) for the fiscal year ended October 2, 2022. The grant date fair value for PRSUs is reported based upon the probable outcome of the performance conditions at the target level on the grant date. The value of the annual PRSU awards granted in fiscal 2022, assuming achievement of the maximum performance level of 200%, would have been: Mr. Schultz $0; Ms. Ruggeri: $2,303,220; Mr. Narasimhan: $6,973,690; Mr. Conway: $5,140,270; Mr. Johnson: $18,371,780; Mr. Culver $7,291,576; and Ms. Gonzalez: $4,428,132. In accordance with GAAP, the fair value of stock awards granted to a retirement-eligible partner will be expensed earlier than identical stock awards granted to a partner who is not retirement eligible. During fiscal 2022, Mr. Johnson and Mr. Culver were retirement eligible.
(3)These amounts represent earned annual incentive bonuses under the Annual Incentive Bonus Plan.
(4)The table below shows the components of “All Other Compensation” for the NEOs.

64

EXECUTIVE COMPENSATION TABLES
FISCAL 2022 ALL OTHER COMPENSATION TABLE

Name	Insurance Premiums ($)(1)	Retirement Plan Contributions ($)(2)	Other ($)		Total ($)
Howard Schultz	$3,743	—	$370,814	(3),(4)	$374,557
Rachel Ruggeri	$4,920	$6,785	—		$11,705
Laxman Narasimhan	—	—	$6,955		$6,955
Michael Conway	$6,330	$15,250	$644,885	(5)	$666,465
Kevin R. Johnson	$6,030	$15,250	$8,404	(3)	$29,684
John Culver	$7,155	$15,250	$3,400		$25,805
Rachel A. Gonzalez	$3,146	$10,833	$7,611,823	(6)	$7,625,802
(1)Represents the premiums paid on behalf of our NEOs under our executive life and disability insurance plans.
(2)Represents Company matching contributions to the accounts of our NEOs in the Company’s 401(k) plan.
(3)Includes expenses related to the personal use of the Company aircraft.
(4)Includes expenses related to security in the amount of $342,182, and expenses in consideration for services provided prior to appointment as interim ceo.
(5)Mr. Conway was based internationally during fiscal 2020 before assuming his role as group president, International and Channel Development. Accordingly, Mr. Conway received certain benefits in connection with his international assignment which included tax equalization support in the amount of $641,485 which occurred in fiscal 2022.
(6)Includes severance payment and benefits paid to Ms. Gonzalez pursuant to her separation agreement in the aggregate amount of $7,608,423,which consists of (i) $2,283,750 in severance, (ii) a prorated bonus of $470,553 for fiscal year 2022, (iii) a $4,801,720 cash payment in recognition of equity grants that were scheduled to vest in 2022 after her separation date on May 20, 2022 and in 2023, (iv) $32,400, representing the cost of COBRA continuation coverage for a period of eighteen months, and (v) $20,000 that could be used for attorneys’ fees related to the negotiation of her separation agreement.

FISCAL 2022 GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth information regarding fiscal 2022 annual incentive bonus awards and equity awards granted to our NEOs in fiscal 2022.

				Potential Future Payouts Under Non-Equity Incentive Plan Awards			Potential Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Approval Date	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Howard Schultz	Annual Incentive(4)			—	—	—
	RSUs(5)
	PRSUs(6)
Rachel Ruggeri	Annual Incentive(4)			262,500	1,050,000	2,100,000
	RSUs(5)	11/9/2021	11/10/2021							15,894	1,799,996
	PRSUs(6)	11/9/2021	11/10/2021				2,447	9,788	19,576		1,151,610
Laxman Narasimhan	Annual Incentive(4)			—	—	—
	RSUs(7)	8/31/2022	10/1/2022							43,912	3,700,025
	PRSUs(8)	8/31/2022	10/1/2022				8,234	32,934	65,868		2,789,510
	PRSUs(9)	8/31/2022	10/1/2022				2,058	8,233	16,466		697,335
Michael Conway	Annual Incentive(4)			346,876	1,387,500	2,775,000
	RSUs(5)	11/9/2021	11/10/2021							15,894	1,799,996
	PRSUs(6)	11/9/2021	11/10/2021				5,913	23,651	47,302		2,570,135
Kevin R. Johnson	Annual Incentive(4)			642,995	2,571,978	5,143,956
	RSUs(5)	11/9/2021	11/10/2021							54,746	6,199,985
	PRSUs(6)	11/9/2021	11/10/2021				22,513	90,051	180,102		9,185,890
John Culver	Annual Incentive(4)			375,000	1,500,000	3,000,000
	RSUs(5)	11/9/2021	11/10/2021							21,192	2,399,994
	PRSUs(6)	11/9/2021	11/10//2021				8,933	35,730	71,460		3,645,788
Rachel A. Gonzalez	Annual Incentive(4)			190,313	761,250	1,522,500
	RSUs (5)	11/9/2021	11/10/2021							12,362	1,399,997
	PRSUs(6)	11/9/2021	11/10/2021				5,471	21,885	43,770		2,214,066
(1)Annual equity awards granted in November 2021 were approved by the Compensation Committee except for grants to Mr. Johnson, which were approved by the independent members of the board upon the recommendation of the Compensation Committee. In accordance with our equity grant timing policy in place at the time of the November 2021 grant, the grant date for the regular annual equity grant was the final date of the November board meeting. Replacement equity awards granted to Mr. Narasimhan, which were made in respect of certain outstanding equity awards that Mr. Narasimhan forfeited when he left his previous employer to join Starbucks, were approved by our board of directors as part of Mr. Narasimhan’s offer letter. The grant date for the replacement equity awards was Mr. Narasimhan’s first day of employment with the Company.
(2)This threshold amount is based on achievement of pre-approved, annualized adjusted EPS targets and is subject to an adjustment, based on a three-year relative TSR against the S&P 500, of upward or downward of 25%, and a three-year representation modifier, of upward or downward of 10%.
(3)The grant date fair value is computed in accordance with FASB ASC Topic 718 for PRSUs and RSUs granted during the applicable fiscal year. For more information on, and assumptions used for the grant date fair value of the PRSUs and time-based RSUs, see the Company’s Form 10-K (Note 1: Summary of Significant

2023 PROXY STATEMENT	65

EXECUTIVE COMPENSATION TABLES
Accounting Policies and Estimates) for the fiscal year ended October 2, 2022. Consistent with the requirements of FASB ASC Topic 718, the value of the PRSUs is based on one-third of the full number of shares for which target EPS was established in fiscal 2022 for the award that was granted on November 10, 2021, which is scheduled to vest on November 10, 2024. The remaining portions of the awards granted in November 2021 will be linked to EPS goals for subsequent fiscal years and will be reported in the Summary Compensation Table for those fiscal years. Excludes the grant date fair value for the EPS performance-related component of the PRSUs granted in fiscal 2021 and fiscal 2020 based on the probable or target outcome of the fiscal 2022 EPS performance-related component because these PRSUs were not granted in fiscal 2022. The amounts included in the “Stock Awards” column of the Summary Compensation Table for fiscal 2022 related to the PRSUs granted in fiscal 2021 and fiscal 2020 are as follows: $0 for Mr. Schultz; $192,366 for Ms. Ruggeri; $0 for Mr. Narasimhan; $1,610,891 for Mr. Conway; $5,882,122 for Mr. Johnson; $2,366,836 for Mr. Culver; and $1,467,960 for Ms. Gonzalez.
(4)Represents awards under the annual incentive bonus plan payable in cash.
(5)Reflects RSUs that vest in four equal annual installments, subject to rounding of partial shares, beginning on the first anniversary of the grant date.
(6)The amount shown in these rows reflect the share amount, specifically the threshold, the target and the maximum potential awards of PRSUs granted for fiscal 2022 performance. The material terms of the PRSUs, which are completely at risk are further described in the CD&A.
(7)Reflects RSUs that vest in three equal annual installments, subject to rounding of partial shares, beginning on the first anniversary of the grant date.
(8)The amount shown in this row reflects the share amount, specifically the threshold, the target and the maximum potential awards of PRSUs granted to Mr. Narasimhan to allow him to participate in the Company’s in-progress FY2021-2023 PRSU cycle, which vest based on the achievement of goals set for the FY2021-FY2023 Performance Period. The material terms of the PRSUs, which are completely at risk are further described in the CD&A.
(9)The amount shown in this row reflects the share amount, specifically the threshold, the target and the maximum potential awards of PRSUs granted to Mr. Narasimhan to allow him to participate in the Company’s in-progress FY2022-2024 PRSU cycle, which vest based on the achievement of goals set for the FY2022-FY2024 Performance Period, subject to rounding of partial shares, beginning on the second anniversary of the grant date.
The following narrative provides further detail with respect to the information in the table above.
Equity Awards. In fiscal 2022, we granted each of our NEOs who was employed by the Company prior to the beginning of the year long-term performance-based compensation in the form of PRSUs and RSUs. In connection with Mr. Narasimhan’s appointment as chief executive officer-elect, Mr. Narasimhan received replacement equity grants in the form of PRSUs and RSUs, which were granted in respect of certain outstanding equity awards that Mr. Narasimhan forfeited when he left his previous employer to join Starbucks, consistent with market practice. All equity awards shown in this table were granted under the 2005 Long-Term Equity Incentive Plan. PRSUs awarded to our NEOs in fiscal 2022 will generally vest, subject to continued employment and achievement of performance metrics, 100% on the third anniversary of the date of grant (or on November 11, 2023 with respect to Mr. Narasimhan’s PRSU award providing for participation in the FY2021-2023 PRSU cycle, and on November 10, 2024 with respect to Mr. Narasimhan’s PRSU award providing for participation in the FY2022-2024 PRSU cycle). The final number of PRSUs earned also will be based on achievement of an EPS goal, a relative TSR modifier, and a representation modifier as further discussed in the Leadership Stock Plan section of the CD&A beginning on page 52. The circumstances pursuant to which the vesting of PRSUs and RSUs accelerate are described below in the section entitled Potential Payments Upon Termination or Change in Control-Equity Treatment on page 69.
Non-Equity Awards. These amounts reflect the potential threshold, target, and maximum annual incentive bonus awards payable to our NEOs as annual incentive bonuses for fiscal 2022 under the Company’s Annual Incentive Bonus Plan. Amounts shown are calculated as a percentage of fiscal 2022 year-end base salary. See the discussion and analysis regarding annual incentive bonuses in the CD&A section beginning on page 47 above for further information. Threshold bonus amounts assume achievement of the objective performance goals, tied to adjusted net revenue and adjusted operating income, at 25% of target and an individual performance factor payout of 0-200% of target. Target bonus amounts assume achievement of the objective performance goals, tied to adjusted net revenue and adjusted operating income, at the target amount and an individual performance factor payout of 0-200% of target. Maximum bonus amounts assume achievement of the objective goals at the maximum for a payout of 200% of target and an individual performance factor payout of 200% of target. As discussed in the CD&A, each of our NEOs who was eligible to earn an annual cash incentive award for fiscal 2022 would have earned an award based on our financial results and profit positive and planet positive goals. However, after considering the recommendations of our interim chief executive officer, the Committee exercised its discretion to adjust all payouts under the Annual Incentive Bonus Plan to $0 for fiscal 2022, given our overall financial performance in fiscal 2022 and where we are currently in our Reinvention Plan (except with respect to Ms. Gonzalez, who received a payout, pursuant to the terms of her separation agreement as shown in the All Other Compensation column of the Summary Compensation Table).

66

EXECUTIVE COMPENSATION TABLES
OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END TABLE
The following table provides information regarding stock options, PRSUs, and RSUs held by our NEOs as of October 2, 2022. No NEO has any other form of equity award outstanding. For stock awards, the amount listed below includes accrued dividend equivalents on unearned and unvested restricted stock units.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Options (#) Total Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Howard Schultz	N/A
Rachel Ruggeri	6/15/2020	(6)						4,415	372,008
	11/11/2020	(9)						2,872	241,995
	11/11/2020	(11)								11,482	967,474
	2/16/2021	(7)						9,704	817,659
	11/10/2021	(9)						16,245	1,368,804
	11/10/2021	(12)								24,369	2,053,332
Laxman Narasimhan	10/1/2022	(6)						43,192	3,639,358
	10/1/2022	(11)								65,868	5,550,038
	10/1/2022	(12)								16,467	1,387,509
Michel Conway	11/14/2018	(9)						4,008	337,714
	11/13/2019	(9)						8,800	741,488
	11/13/2019	(10)								16,170	1,362,484
	11/11/2020	(9)						11,480	967,305
	11/11/2020	(11)								45,926	3,869,724
	11/10/2021	(9)						16,245	1,368,804
	11/10/2021	(12)								24,369	2,053,332
Kevin R. Johnson	11/21/2016	(4)	445,633	122,343	—	56.10	10/2/2025
	4/17/2017	(5)	36,248	36,248	—	58.08	10/2/2025
	11/15/2017	(4)	535,615	285,615	—	56.70	10/2/2025
	11/14/2018	(8)	467,290	467,290	—	67.04	10/2/2025
	11/14/2018	(9)						20,841	1,756,063
	11/13/2019	(9)						33,942	2,859,953
	11/13/2019	(10)								62,372	5,255,465
	11/11/2020	(9)						47,566	4,007,911
	11/11/2020	(11)								190,272	16,032,318
	11/10/2021	(9)						55,956	4,714,853
	11/10/2021	(12)								83,936	7,072,447
John Culver	11/21/2016	(4)	211,089	158,017	—	56.10	11/21/2026
	11/15/2017	(4)	217,141	217,141	—	56.70	11/15/2027
	11/14/2018	(9)						11,222	945,566
	11/13/2019	(9)						13,199	1,112,148
	11/13/2019	(10)								24,257	2,043,895
	11/11/2020	(9)						19,683	1,658,490
	11/11/2020	(11)								78,736	6,634,296
	11/10/2021	(9)						21,662	1,825,240
	11/10/2021	(12)								32,491	2,737,692
(1)Includes the number of dividend equivalents accrued with respect to unvested PRSUs and RSUs as of October 2, 2022.
(2)Value is calculated by multiplying the number of RSUs that have not vested by the closing market price of our stock ($84.26) as of the close of trading on September 30, 2022 (the last trading day prior to our October 2, 2022, fiscal year-end).
(3)Value is calculated by multiplying the number of PRSUs that may be earned with respect to such PRSUs (at the achievement levels set forth in footnotes 10, 11, and 12 hereto, as applicable) by the closing market price of our stock ($84.26) as of the close of trading on September 30, 2022; actual number of PRSUs earned will be based upon performance against applicable adjusted EPS and relative TSR over a three-year performance period or adjusted EPS, relative TSR, and a representation modifier over a three-year performance period.
(4)Options vest in four equal annual installments (subject to rounding of partial shares), beginning on the first anniversary of the grant date.
(5)Options vest in four equal annual installments (subject to rounding of partial shares), beginning on November 21, 2017.
(6)Reflects RSUs that vest equally over three years on the anniversary of the grant subject to rounding of partial shares.
(7)Reflects RSUs that vest over four years with 50% on the second and fourth anniversary of the grant subject to rounding of partial shares.

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EXECUTIVE COMPENSATION TABLES
(8)Reflects the number of performance-vesting stock options that were earned upon achievement of the pre-established performance goal. Upon the achievement of this performance goal, vesting of this award was exclusively to continued service for the remainder of the performance period, which ended on November 14, 2021.
(9)RSUs vest in four equal installments (subject to rounding or partial shares), beginning on the first anniversary date of the grant.
(10)Represents shares earned under PRSUs granted in fiscal 2020 based on Starbucks performance through the end of the three-year performance period covering fiscal 2020, fiscal 2021, and fiscal 2022. These shares were earned following certification of the EPS and TSR performance goals by the Compensation Committee. The earned PRSUs remained subject to the NEO’s continued employment (other than for any NEO who is eligible to retirement vesting) through their settlement on November 18, 2022.
(11)PRSUs that are to be earned and scheduled to settle on November 11, 2023, subject to (i) the achievement of EPS performance, subject to annual goals that are pre-established at the beginning of each of fiscal 2021, fiscal 2022, and fiscal 2023; (ii) Starbucks TSR relative to the S&P 500 Index over a three-year period covering fiscal 2020, fiscal 2021, and fiscal 2022; and (iii) the executive officer’s employment (other than for any NEO who is eligible for retirement vesting) through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at maximum since Starbucks EPS performance and relative TSR performance as measured through the end of the first two years of the three-year performance period exceeded target levels (although they did not exceed maximum levels).
(12)PRSUs that are to be earned and settled on November 10, 2024, subject to (i) the achievement of EPS performance, subject to annual goals that are pre-established at the beginning of each of fiscal 2022, fiscal 2023, and fiscal 2024; (ii) Starbucks TSR relative to the S&P 500 Index over a three-year period covering fiscal 2022, fiscal 2023, and fiscal 2024; (iii) a representation modifier over a three-year period covering fiscal 2022, fiscal 2023, and fiscal 2024; and (iv) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at target since Starbucks EPS performance as measured through the end of the first year of the three-year performance period exceeded threshold levels but did not exceed target levels.
FISCAL 2022 OPTION EXERCISES AND STOCK VESTED TABLE
The following table provides information regarding stock options that were exercised by our NEOs and stock awards that vested during fiscal 2022. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Howard Schultz	—		—	—
Rachel Ruggeri	—	—	5,144	429,817
Laxman Narasimhan	—	—	—	—
Michael Conway	30,158	1,653,072	47,429	5,473,034
Kevin R. Johnson	250,000	14,846,600	210,710	24,686,966
John Culver	—	—	109,152	12,799,444
Rachel A. Gonzalez	82,894	2,217,458	58,516	6,490,022
NONQUALIFIED DEFERRED COMPENSATION
Management Deferred Compensation Plan
The NEOs are eligible to participate in the Management Deferred Compensation Plan (“MDCP”), a nonqualified plan the benefits of which are paid by Starbucks out of our general assets. The plan is subject to the requirements of Section 409A of the Code. We maintain a trust agreement with an independent trustee establishing a rabbi trust for the purpose of funding benefits payable to participants (including NEOs) under our MDCP in the event of a change in control. It is currently funded with a nominal amount of cash.
Deferrals. Participants may defer up to 70% of base salary to the MDCP and up to 85% of bonuses paid under certain eligible annual incentive bonus plans. Bonus deferral elections are available only to those who are eligible and enroll during the annual enrollment window that takes place prior to the start of each fiscal year. We do not provide matching contributions on participant MDCP deferrals.
Earnings. The MDCP uses measurement benchmarks to credit earnings on compensation deferred under the plan. Those measurement benchmarks are based on the same funds available under our 401(k) plan. Participants choose how to allocate their account balance among the measurement funds and may change how current deferred compensation is allocated at any time, subject to certain redemption fees and other limitations imposed by frequent trading restrictions and plan rules. Changes generally become effective as of the first trading day following the change.

In-Service Withdrawals and Separation from Service Distributions. At the time of making the deferral election for a particular year, a participant elects when the associated deferred compensation will be distributed. In general, the participant can receive scheduled “in-service” withdrawals or hardship withdrawals while still employed or have distributions paid upon separation from service. The specific distribution options depend on whether the deferred compensation was earned before or after January 1, 2005, and is subject to other plan rules.
For separation from service distributions, account balances resulting from the Company match and deferred compensation earned on and after January 1, 2005, can be paid either in a lump sum or in up to 10 annual installments, in each case beginning within 60 days or one year after separation from service. For partners who became newly eligible on or after October 1, 2010, and certain other partners, separation from service distributions can be paid either in a lump sum or amortized over a period of two to five years, in each case beginning within 60 days or one year after separation from service. If a participant is considered a “specified employee” on their separation date, Section 409A requires that the payments be delayed for six months after such separation date. Account balances resulting from pre-2005 deferred compensation can be distributed either in a lump sum within 60 days of separation or, if the participant is at least age 65 on their separation date, in up to 10 annual installments. Retirement age under the MDCP is age 65, and no current NEO with an MDCP balance was retirement eligible under the MDCP during fiscal 2022.

68

EXECUTIVE COMPENSATION TABLES
FISCAL 2022 NONQUALIFIED DEFERRED COMPENSATION TABLE
The following table shows contributions, earnings, withdrawals, and distributions during fiscal 2022 and the account balances as of October 2, 2022, for our NEOs under the MDCP.

Name	Executive Contributions ($)		Starbucks Contributions ($)	Aggregate Earnings ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal 2022 Year-End ($)(2)
Howard Schultz	—		—	—	—	—
Rachel Ruggeri	$543,717	(3)	—	-$134,595	—	$523,727
Laxman Narasimhan	—		—	—	—	—
Michael Conway	—		—	—	—	—
Kevin R. Johnson	—		—	—	—	—
John Culver	$705,399	(3)	—	-$871,768	—	$5,221,998
Rachel A. Gonzalez	—		—	-$26,101	—	$58,262
(1)We do not provide above-market or preferential earnings on MDCP contributions, so these amounts were not reported in the Summary Compensation Table. MDCP participants can select only from among the same investment funds as are available under our 401(k) plan.
(2)Of these balances, the following amounts, which were in the form of executive and Company contributions were reported in the “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” columns in the Summary Compensation Table in prior-year proxy statements: Mr. Schultz - $0; Ms. Ruggeri - $110,348; Mr. Narasimhan - $0; Mr. Conway - $0; Mr. Johnson - $0; Mr. Culver - $3,250,892; and Ms. Gonzalez - $49,496. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.
(3)This amount was deferred from Ms. Ruggeri’s and Mr. Culver’s fiscal 2022 base salary and eligible annual incentive bonus pay (if the NEO elected deferral of bonus pay), which is reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table for fiscal 2022.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE
IN CONTROL
As described in the CD&A, our currently employed NEOs are entitled to certain payments and benefits under the Severance and CIC Plan in the event such NEOs experience certain qualifying terminations of employment, except for Mr. Schultz, who is not eligible to participate in the Severance and CIC Plan, and Mr. Narasimhan, who will be entitled to severance payments and benefits under his Offer Letter until he becomes eligible to participate in the Severance and CIC Plan upon his appointment as chief executive officer on April 1, 2023. For additional information regarding the material features of the Severance and CIC Plan and the rationale for each feature, please refer to the section above entitled “Severance and CIC Plan” on page 55. For additional information regarding the material features of Mr. Narasimhan’s severance entitlements under his Offer Letter, please refer to the section above entitled “Executive Compensation Agreements and Arrangements–Employment Agreements and Termination Arrangements–Narasimhan Offer Letter” on page 60.
The 2005 Key Employee Plan also provides for “double-trigger” accelerated vesting of equity (with any performance-based awards vesting at target), consistent with the “double-trigger” treatment that applies to all partners with equity compensation awards. This means that under our 2005 Key Employee Plan (which is also known as the Leadership Stock Plan), unvested awards will accelerate vesting if (i) there is a change in control, and (ii) either (a) awards are assumed or substituted with awards of the surviving company and the partner is terminated or resigns for good reason during the CIC Period or (b) awards are not assumed or substituted with awards of the surviving company, in which case they vest immediately upon a change in control.
Beginning with fiscal 2018 awards, PRSUs and RSUs accelerate upon a partner’s death or disability. As a result of the change to the Long-Term Equity Incentive Plan in fiscal 2018, whereby RSUs will now be granted annually rather than stock options, the Committee elected to make all RSUs granted as part of the annual grant process eligible for retirement vesting whereby the vesting of RSUs will fully accelerate upon the voluntary termination of employment of any partner who satisfies the criteria for “retirement” under the 2005 Key Employee Plan, meaning the partner is at least 55 years old and has a minimum of 10 years of continuous service with Starbucks, unless otherwise provided in the grant agreement. For PRSUs, acceleration will be based on the number of shares earned when the performance period has been completed and the target number of shares when the performance period has not yet been completed.
The following table shows the estimated value that may be realized by each of the NEOs (other than Mr. Johnson) in the event of the following events occurring as of September 30, 2022 (the last business day of fiscal 2022):
•Death
•Disability
•Retirement
•Termination without cause
•Change in control where equity awards are assumed or substituted Change in control where equity awards are not assumed or substituted
•Termination without cause or resignation for good reason in connection with a change in control
Because Mr. Johnson retired as president and chief executive officer effective April 4, 2022 and remained employed with the Company in a senior advisor role through the end of fiscal 2022, the following table reflects the value that Mr. Johnson actually realized for his PRSUs and RSUs upon his retirement at the end of fiscal 2022, as permitted by Item 402 of Regulation S-K.
With respect to PRSUs and RSUs, the table below includes the estimated potential incremental value of additional PRSUs and RSUs at target that would have vested for our NEOs as of September 30, 2022 (the last business day of fiscal 2022) under the acceleration scenarios described above (or, with respect to Mr. Johnson, the actual incremental value of additional PRSUs and RSUs that vested upon his retirement at the end of fiscal 2022). The table does not include benefits generally available to all partners or payments and benefits that the NEOs would have already earned during their employment with the Company whether or not a qualifying termination or other acceleration event had occurred. Accelerated PRSU and RSU award value at target is calculated by multiplying the number of accelerated shares by the closing market price of our stock on September 30, 2022 ($84.26). Of the NEOs, Mr. Johnson and Mr. Culver satisfied the criteria for “retirement” under the 2005 Key Employee Plan as of

2023 PROXY STATEMENT	69

EXECUTIVE COMPENSATION TABLES
October 2, 2022. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different and can only be determined at the time a qualifying termination or other acceleration event actually occurs. Factors that could affect these amounts include the time during the year of any such event, the Company’s stock price and the executive’s age.

Name	Type of Award/Plan	Death ($)	Disability ($)	Retirement ($)	Termination without Cause ($)		Change in Control w/ Assumption or Substitution ($)	Change in Control w/out Assumption or Substitution ($)	Termination without Cause or Resignation for Good Reason in connection with Change in Control ($)
Howard Schultz	Cash Severance	—	—	N/A	—		—	—	—
	COBRA	—	—	N/A	—		—	—	—
	Outplacement	—	—	N/A	—		—	—	—
	PRSUs and RSUs	—	—	N/A	—		—	—	—
Laxman Narasimhan(1)	Cash Severance	—	—	N/A	—		—	—	—
	COBRA	—	—	N/A	—		—	—	—
	Outplacement	—	—	N/A	—		—	—	—
	PRSUs and RSUs	—	—	N/A	—		—	—	—
Rachel Ruggeri	Cash Severance	—	—	N/A	2,310,002	(2)	—	—	2,730,003	(3)
	COBRA	—	—	N/A	26,280	(2)	—	—	26,280	(3)
	Outplacement	—	—	N/A	25,000	(2)	—	—	25,000	(3)
	PRSUs and RSUs	5,337,535	5,337,335	N/A	—		—	5,337,535	5,337,535
Michael Conway	Cash Severance	—	—	N/A	2,775,002	(2)	—	—	3,237,503	(3)
	COBRA	—	—	N/A	35,280	(2)	—	—	35,280	(3)
	Outplacement	—	—	N/A	25,000	(2)	—	—	25,000	(3)
	PRSUs and RSUs	8,765,989	8,765,989	N/A	—		—	8,765,989	8,765,989
Kevin R. Johnson	Cash Severance	—	—	—	—		—	—	3,100,004	(3)
	COBRA	—	—	—	—		—	—	26,280	(3)
	Outplacement	—	—	—	—		—	—	25,000	(3)
	PRSUs and RSUs	—	—	33,682,851	—		—	—	33,682,851	(4)
John Culver(5)	Cash Severance	—	—	—	3,000,002	(2)	—	—	3,500,003	(3)
	COBRA	—	—	—	35,280	(2)	—	—	35,280	(3)
	Outplacement	—	—	—	25,000	(2)	—	—	25,000	(3)
	PRSUs and RSUs	13,640,179	13,640,179	13,640,175	13,640,179		—	13,640,179	13,640,179
Rachel A. Gonzalez	Cash Severance	—	—	N/A	7,576,023	(6)	—	—	—
	COBRA	—	—	N/A	32,400	(6)	—	—	—
	Outplacement	—	—	N/A	—		—	—	—
	PRSUs and RSUs	—	—	N/A	—		—	—	—
(1)Mr. Narasimhan commenced employment with the Company on October 1, 2022, after the last business day of fiscal 2022.
(2)Under the Severance and CIC Plan, in the event of a termination of employment by the Company without cause other than during the CIC Period, participants are entitled to receive (i) an amount equal to 1.5x the sum of the participant’s base salary and target annual cash bonus, (ii) a pro-rata portion of the participant’s annual cash bonus for the year of termination based on actual Company performance (assuming 100% achievement of any individual performance targets), (iii) a lump sum cash payment equal to 18 months’ COBRA coverage, and (iv) outplacement services, or at the Company’s discretion, a lump sum up to $25,000 for such services.
(3)Under the Severance and CIC Plan, in the event of a termination of employment by the Company without cause or resignation for good reason, in each case, during the CIC Period, the severance payments and benefits participants are entitled to receive upon such a termination are the same as those described in footnote 2 above with respect to a termination without cause outside of the CIC Period, except the multiple for the cash severance payment is 2x (rather than 1.5x) and the pro-rata bonus payment is based on the greater of target and actual Company performance. We have assumed for purposes of this disclosure that the pro-rata bonus payment would be paid at target.
(4)Represents the incremental value of additional PRSUs and RSUs that vested upon Mr. Johnson’s retirement at the end of fiscal 2022. Mr. Johnson did not receive any other severance payments or benefits in connection with his retirement.
(5)Because Mr. Culver’s employment was not involuntarily terminated until January 2, 2023 (after the end of fiscal 2022), the table shows the estimated value that would be realized by Mr. Culver if each scenario set forth in the table above occurred as of September 30, 2022 (the last business day of fiscal 2022), as required by Item 402 of Regulation S-K. However, the actual amount received by Mr. Culver in connection with his termination of employment on January 2, 2023 was as provided for in his Separation Agreement and Release, which provided for the same severance benefits that Mr. Culver would have received under the Severance and CIC Plan if he was a participant in such plan and terminated by the Company without cause on such date.
(6)Represents severance payments and benefits actually paid to Ms. Gonzalez pursuant to her separation agreement in the aggregate amount of $7,608,423, which consists of (i) $2,283,750 in severance, (ii) a prorated bonus of $470,553 for fiscal year 2022, (iii) a $4,801,720 cash payment in recognition of equity grants that were scheduled to vest in 2022 after her separation date and in 2023, (iv) $32,400, representing the cost of COBRA continuation coverage for a period of eighteen months, and (v) $20,000 that could be used for attorneys’ fees related to the negotiation of her separation agreement.

70

EXECUTIVE COMPENSATION TABLES
CEO PAY RATIO
Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of the annual total compensation of Mr. Schultz to the annual total compensation of our median partner (excluding Mr. Schultz). The ratio is a reasonable estimate calculated in a manner consistent with SEC requirements. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable because companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own ratios.
Starbucks employs over 385,000 partners in over 17,500 company-operated stores, which impacts the comparability of our CEO pay ratio to the disclosed pay ratios of companies that operate solely under franchised- or licensed-store models. Partners frequently work in flexible, part-time roles, which has the effect of lowering the annual total compensation for our median employee. In addition, Starbucks is a global company, with approximately 140,000 partners outside the U.S. Therefore, the median compensation disclosed below is based on our global workforce and is not designed to capture the median compensation of our U.S. partners.
Finally, to attract and retain talent, we pay competitively and tailor employee benefits in each jurisdiction, resulting in total rewards offerings that vary from country to country. For this reason, and because each partner’s relationship with our industry-leading total rewards offerings differs based on individual circumstances, we have not ascribed a value to healthcare or the other benefits provided to our partners. This allows total compensation of the median partner to represent the median of all partners based on elements of compensation shared generally among our partners worldwide. For more information regarding our total rewards philosophy, please see the Investing in Our Partners (Our Total Rewards Philosophy) section in the CD&A of this proxy statement on page 60.
Consistent with the methodology utilized for the fiscal 2021 calculation, we identified our median employee from all full-time and part-time partners regardless of status who were on our payroll records as of a determination date of October 2, 2022, based on base wages paid during the twelve-month period ending on that date. For permanent partners hired during the twelve-month period, compensation was annualized to reflect a full year of wages. Compensation for international employees was converted to U.S. dollar equivalents applying an average exchange rate for the fiscal year. The fiscal 2022 annual total compensation for Mr. Schultz was $374,558, as reported in the Summary Compensation Table of this proxy statement. The fiscal 2022 annual total compensation for our median employee, a part-time barista in the United States, was $12,254, including salary and Bean Stock. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal 2022 is 31 to 1.

2023 PROXY STATEMENT	71

PROPOSAL 3 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal Number 2 above should occur every year, every two years, or every three years. The Company has had annual votes starting with the 2012 annual meeting, following the advisory vote of shareholders in favor of annual “say on pay” votes, which was reaffirmed at the Company’s 2017 annual meeting.
While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.
Although the vote is non-binding, the board will consider the vote results in determining the frequency of future say-on-pay votes. The Company will announce its decision on the frequency of say-on-pay votes in a Form 8-K filed with the SEC no later than 150 days after the Annual Meeting. Notwithstanding the board’s recommendation and the outcome of the shareholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoptions of material changes to compensation programs.

Board Recommendation

The board of directors recommends a vote to conduct future advisory votes on executive compensation EVERY YEAR.

72

PROPOSAL 4 RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit the Company’s financial statements. As a matter of good corporate governance, the Audit Committee requests that shareholders ratify its selection of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2023. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during fiscal 2023 if it determines that such a change would be in the best interests of the Company and our shareholders. In addition to the selection of the firm and in conjunction with the mandated rotation of Deloitte’s lead engagement partner, the Audit Committee and its chair are directly involved in the selection of Deloitte’s lead engagement partner. Deloitte’s fees for its services for fiscal 2022 and fiscal 2021 are reported in the table below. The members of the Audit Committee and the board believe that the continued retention of Deloitte to serve as the Company’s independent external auditor is in the best interests of the Company and its shareholders. We expect that representatives of Deloitte will be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by shareholders.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The Audit Committee reviews a description of the scope of services falling within pre-designated fee categories and imposes specific budgetary guidelines. The following table sets forth the aggregate fees from Deloitte, which were in compliance with our pre-approval policy, for fiscal 2022 and fiscal 2021:

Type of Fees	Fiscal 2022 ($)	Fiscal 2021 ($)
Audit Fees	8,308,000	7,854,000
Audit-Related Fees	6,000	33,000
Tax Fees	67,000	131,000
All Other Fees	—	—
Total	8,381,000	8,018,000
Audit Fees consist of fees paid to Deloitte for:
•the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q;
•the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and
•services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments, and consultations concerning financial accounting and reporting standards.
Tax Fees consist of fees for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state, and international tax compliance, return preparation, tax audits, and customs and duties.
All Other Fees consist of fees for permitted services other than those that meet the criteria above. No such fees were incurred in fiscal 2022 and fiscal 2021.
The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte and has concluded that it is.

2023 PROXY STATEMENT	73

PROPOSAL 4 – RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for appointing, setting compensation for, and overseeing Deloitte’s work. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by Deloitte. The policy is available at www.starbucks.com/about-us/company-information/corporate-governance. The policy provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific services that are eligible for general pre-approval, and establishes requirements for annual pre-approval levels and subsequent specific pre-approval requests. The policy requires specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee’s charter delegates to its chair the authority to address any requests for pre-approval of services between Audit Committee meetings, and the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve any permitted services.
Requests for pre-approval for services that are eligible for general pre-approval must be submitted to our controller and be detailed as to the services to be provided and the estimated total cost. The controller then determines whether the services requested fall within the detailed guidance of the Audit Committee in the policy as to the services eligible for general pre-approval. Deloitte and management must report to the Audit Committee on a timely basis regarding the services provided by Deloitte in accordance with general pre-approval.
AUDIT COMMITTEE REPORT
As part of fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended October 2, 2022, with management and Deloitte. The Audit Committee also discussed with Deloitte those matters required to be discussed under Public Company Accounting Oversight Board standards and the SEC. The Audit Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed its independence with Deloitte.
Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Starbucks Annual Report on Form 10-K for the fiscal year ended October 2, 2022, for filing with the SEC.
Respectfully submitted,

Andrew Campion (chair)
Isabel Ge Mahe
Jørgen Vig Knudstorp
Joshua Cooper Ramo

Board Recommendation

The board of directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.

74

PROPOSALS 5-9 SHAREHOLDER PROPOSALS

As discussed more fully in section of this proxy statement captioned “Shareholder Engagement,” Starbucks has a history of actively engaging with our shareholders and we believe that strong corporate governance includes year-round engagement. We have a long-standing, robust shareholder outreach program in which we solicit feedback on our corporate governance, executive compensation program, and disclosure practices, as well as environmental and social impact programs and goals. Additionally, shareholder feedback is shared with our board of directors, on an ongoing basis.
Proposals 5 through 9 are shareholder proposals that will be voted on at this year’s Annual Meeting if properly presented by or on behalf of the shareholder proponent. the proponents are responsible for the content of their proposals, for which we and our board accept no responsibility.
We will promptly provide each shareholder proponent’s name, address, and, to our knowledge, share ownership upon a shareholder’s oral or written request given to our corporate secretary at Starbucks Corporation, 2401 Utah Avenue South, Seattle, Washington 98134.
PROPOSAL 5
SHAREHOLDER PROPOSAL REGARDING REPORT ON PLANT-BASED MILK PRICING
RESOLVED
In light of heightened public concern about the dairy industry’s environmental impact, the growing prevalence of allergies to cow’s milk, and the increasing demand for alternatives to dairy milk, the board is strongly urged to commission a report examining any costs to Starbucks’ reputation and any impact on its projected sales incurred as a result of its ongoing upcharge on plant-based milk. The report should address the risks and opportunities presented by the shift in public opinion regarding dairy vs. nondairy options, including, but not limited to, the aforementioned issues. Given the urgency of the matter, the board should summarize and present its findings to shareholders by the end of the third quarter of the current fiscal year. The report should be completed at a reasonable cost and omit proprietary information.
SUPPORTING STATEMENT
Although Starbucks prides itself on innovation, inspiration, and a purpose that “goes beyond profit,” our company has fallen short of its own environmental and “people-positive” aspirations by continuing to impose an upcharge on nondairy milk.
U.S. per capita fluid milk consumption has declined with each decade since the 1970s, and this downward trend is expected to continue. In contrast, the nondairy milk market, including oat, coconut, soy, and almond milks, is projected to grow from over $25 billion in 2022 to over $61 billion by 2029. Three major factors are driving the demand for nondairy milk: taste, lactose intolerance, and environmental concerns.
Research shows that 82% of people who consume plant-based milk do so because they prefer the taste.
While many people prefer nondairy milk over cow’s milk, other individuals can’t tolerate cow’s milk at all: 95% of Asian, 80 to 100% of Native American, 60 to 80% of Black, and 50 to 80% of Latinx populations suffer from lactose intolerance. Nonwhites currently comprise nearly 40% of the U.S. population, and that segment is growing, which means that increasing numbers of Americans may hesitate to visit Starbucks or order drinks that include milk because of our current upcharge on nondairy milk.
Approximately 56% of surveyed individuals who choose nondairy milk do so because of environmental concerns. Starbucks has publicly disclosed that dairy milk is the biggest contributor to our company’s carbon footprint and the second-highest contributor to water usage. Cattle, including dairy cows, account for roughly 40% of all greenhouse gas emissions from agriculture; plant-based milks produce less than one-third of CO2 emissions. It takes 144 gallons of water to produce just 1 gallon of dairy milk; nondairy milks require up to 90% less water.
Starbucks has committed to increasing plant-based options as a way of investing in an environmentally friendly menu. It is reasonable for shareholders to request an analysis of the potential costs to our company of the current upcharge on nondairy milk with regard to public relations and lost sales. Accordingly, we urge all shareholders to support this resolution.
BOARD RECOMMENDATION
The Starbucks board of directors recommends that shareholders vote AGAINST this proposal for the following reasons:
Starbucks is committed to a resource-positive future and to expanding Starbucks plant-based and plant-forward menu items globally is one of the ways we are pursuing this goal. Our aim is to provide our customers with a variety of food and beverage choices in addition to sustainable dairy, and we have collaborated with plant-based innovators so that today nearly all stores across our markets offer plant-based food and beverage menu items. We continue to introduce new drinks and food items to menus while innovating with plant-based ingredients across key platforms like espresso, cold brew, refreshers, and food to meet growing customer demand globally. Since the beginning of our 2022 fiscal year, we have launched three new beverage innovations featuring plant-based milk, including the Iced Sugar Cookie Almond Milk Latte offered as part of our holiday 2022 menu.
Our recent plant-based beverage innovations build on our demonstrated track record of providing customers with more choices. We began offering plant-based milk to customers in the U.S. in 1997 when we added soymilk to menus. As non-dairy beverages grew in popularity, we added coconut milk in 2015, almond milk in 2016, and expanded to offer oat milk nationally in 2021. We continue to innovate to expand plant-based menus and use technology to support greater adoption for plant-based options. In April 2021, in partnership with Arizona State University, we announced the ASU-Starbucks Center for the Future of People and the Planet, which focuses on initiatives aimed to deliver scalable impact towards our aspirational sustainability goals for 2030 and beyond. To empower customers and to promote environmental practices, the Center is exploring

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alternative menu items, including a variety of plant-based protein sources and other offerings. The Center is also developing tools and training to improve environmental impacts and opportunities for current and new products.
Customers can customize any beverage on the menu with a variety of plant-based milk options, including soymilk, coconut milk, almond milk, and oat milk. As with other beverage customizations, the price for plant-based milk customization varies by market and depends on a mix of considerations. In some geographies, market conditions allow us to price plant-based milk more closely to dairy milk than in others. For instance, there is currently no additional charge for customizing beverages with plant-based milk in our Company-operated markets in the United Kingdom or Japan or licensed markets in France, Belgium, the Netherlands, or Luxembourg. Even in the United States, adding a splash of any plant-based milk to Brewed Coffee, Iced Coffee, Cold Brew, and Americano beverages is offered to our customers free of charge.
In addition to our efforts to increase plant-based offerings, Starbucks has innovated and worked with others to source high-quality dairy, responsibly and sustainably. In 2021, Starbucks launched its first on-farm pilot through U.S. Dairy Net Zero Initiative with Alliance Dairy to explore technologies related to renewable and organic fertilizer and water reuse. Starbucks also works with Agolin to improve feed efficiency and reduce enteric methane and is also collaborating with The Nature Conservancy to help refine and scale our approach to sustainable dairy and environmental stewardship.
Starbucks has long been committed to a resource-positive future and to expanding our plant-based menu items. As with all product offerings, we continuously evaluate the market for, and the price of, our plant-based menu items, including plant-based milk customizations. Commissioning a separate report on the impact of our pricing strategy for plant-based milk customizations would divert resources from our ongoing efforts to expand plant-based options for our customers, a goal that we hope the proponent shares.
The board of directors recommends that our shareholders vote against this proposal.

Board Recommendation

The board of directors recommends a vote AGAINST this proposal.

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PROPOSAL 6
SHAREHOLDER PROPOSAL REGARDING CEO SUCCESSION PLANNING POLICY AMENDMENT
RESOLVED
Shareholders request the Starbucks Board of Directors (the “Board”) initiate the appropriate process to amend the Corporate Governance Principles and Practices for the Board of Directors to expand upon the CEO succession planning policy to include the following components:
•development and annual evaluation of position qualifications to reflect Starbucks business strategy;
•procedures to identify and develop internal candidates;
•a formal assessment process to annually evaluate the progress of internal candidates;
•requirements that succession planning begin at least three years before an expected transition and emergency succession planning is ongoing; and
•standards and metrics to annual evaluate the performance of the succession planning process.
SUPPORTING STATEMENT
Recent events highlight the need for a more robust succession planning policy at Starbucks. In April 2022, former CEO Kevin Johnson retired and Howard Schultz returned as Interim CEO while the Board searched for a permanent replacement. In explaining Starbucks’ external search, Schultz told a reporter, “For the future of the company, we need a domain of experience and expertise in a number of disciplines that we don’t have now.”1 While there may be circumstances where an external candidate is the best choice, not having any viable internal candidates is evidence of the Board’s weak succession planning.
Reportedly, the Board was notified of Johnson’s pending retirement at least one year in advance. Poor succession planning resulted in Starbucks losing a critical component of a smooth transition: business continuity. Rather than Johnson playing a large role in the onboarding of a successor, Laxman Narasimhan spent months shadowing Schultz who was retired for five years before his recent return. Adding to the bumpy transition, Schultz launched a “Reinvention Plan” that included changes to Starbucks strategy and leadership structure prior to Narasimhan’s start.2
An effective succession planning process includes the regular evaluation of skills and competencies needed in a successor, identification of promising internal candidates, and a talent development strategy. A dynamic policy would better equip Starbucks for an emergency or planned succession with capable internal candidates and a candidate profile to expedite an external search. Developing a robust leadership pipeline has a myriad of benefits including retained institutional knowledge and increased employee morale and retention. The current policy is lacking, and we fear the Board is overly reliant on Schultz, as this was his second return.
Research suggests that poorly planned successions and external successors negatively impact financial performance. A 2006 study found that delays in hiring a successor and recruiting externally decreased subsequent financial performance.3 Research published in the Harvard Business Review in 2021 suggests that CEOs hired internally could perform better than external hires 61% of the time.4 A 2001 study found that hiring externally following a CEO retirement precipitated a nearly 6% drop in performance.5 Given these risks, Starbucks would benefit from a robust succession planning policy that produces viable internal candidates going forward.
_____________
1    https://www.wsj.com/articles/howard-schultz-says-starbucks-is-seeking-fresh-blood-in-ceo-search-116544880602
2    https://www.restaurantdive.com/news/Starbucks-eliminates-COO-role/630060/; https://investor.starbucks.com/press-releases/financial-releases/press-release-details/2022/Starbucks-Enters-New-Era-of-Growth-Driven-by-an-Unparalleled-Reinvention-Plan/default.aspx
3    https://www.researchgate.net/publication/287508898_Deaths_of_CEOs_Are_delays_in_naming_successors_and_insideroutsider_succession_associated_with_subsequent_firm_performance
4    https://hbr.org/2021/05/the-high-cost-of-poor-succession-planning
5    https://sloanreview.mit.edu/article/leadership-the-performance-impact-of-new-ceos/
BOARD RECOMMENDATION
The Starbucks board of directors recommends that shareholders vote AGAINST this proposal for the following reasons:
Our Nominating and Corporate Governance Committee of our board of directors reviewed proponent’s proposal and directed our general counsel and our corporate secretary to propose revisions to our Corporate Governance Principles and Practices for the Board of Directors (our “Governance Principles”) that would consider suggestions made in the proposal. After consulting with outside counsel, they recommended the following changes to the section on succession planning contained in our Governance Principles (deleted language is shown as struck-through; new language is underlined):
Succession Planning.
A primary responsibility of the Board is planning for chief executive officer succession. The Chair of the Nominating and Corporate Governance Committee, together with the Chair of the Board (or, if the Chair of the Board is not independent, the lead independent director), the Chair of the Compensation and Management Development Committee and the chief executive officer~~, will~~ (collectively, the “succession planning team”) will annually evaluate and update as appropriate the skills, experience and attributes that the Board believes are important to be an effective chief executive officer in light of the Company’s business strategy. The succession planning team will also annually review with the Board, the Company’s chief executive officer succession planning ~~with the Board~~ process, including the identification, development and progress of internal

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candidates, and how candidates have been assessed. Chief executive officer succession planning should be an ongoing process, with the goal of providing sufficient lead time before an expected transition while also being prepared for and responsive to unexpected developments. Pursuant to its charter, the Compensation and Management Development Committee has general oversight responsibility for management development and succession planning practices and strategy.
These changes substantially incorporate the suggestions made by the proponent. However, after consultation with outside counsel and benchmarking against publicly available, peer-company statements on succession planning, we determined that both anticipated and emergency succession planning should be an ongoing process rather than being artificially constrained by the three-year runway mandated by the proposal.
Our Nominating and Corporate Governance Committee recommended that the above changes to our Governance Principles be approved by our board of directors. The board of directors adopted these changes on December 23, 2022. The board of directors appreciated the proponent’s insightful contribution to our robust Governance Principles, but having already substantially implemented key elements of the proponent’s proposal, the board of directors recommends that our shareholders vote against this proposal
The board of directors recommends that our shareholders vote against this proposal.

Board Recommendation

The board of directors recommends a vote AGAINST this proposal.

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PROPOSAL 7
SHAREHOLDER PROPOSAL REGARDING ANNUAL REPORT ON COMPANY OPERATIONS IN CHINA
RESOLVED
Shareholders request that, beginning in 2023, Starbucks Corporation report annually to shareholders on the nature and extent to which corporate operations depend on, and are vulnerable to, Communist China, which is a serial human rights violator, a geopolitical threat, and an adversary to the United States. The report should exclude confidential business information but provide shareholders with a sense of the Company's reliance on activities conducted within, and under control of, the Communist Chinese government.
SUPPORTING STATEMENT
American companies doing business in Communist China is a controversial public policy issue. See, e.g., "Doing business in China is difficult. A clash over human rights is making it harder," April 2, 2021, https://www .cnn.com/2021/04/02/business/nike-china-western-business-intJ-hnk/index.html.
Starbucks has 5,400 stores in over 200 cities across China, and relies on raw materials, finished products, labor and/or services from entities in the communist nation. China is an established serial violator of human and political rights.
•China is also a hostile adversary of the U.S. for many reasons, including:
•China intends to displace the U.S. as the lone global superpower by 2049;
•The U.S. has committed to defend Taiwan, which China has militaristically asserted is part of its country and may attempt to seize by force;
•U.S.-China relations are tense over a number of issues including China's military expansion; egregious human rights violations; actions related to the COVID pandemic; intellectual property theft; relentless espionage; elimination of freedom in Hong Kong; and environmental pollution.
China has also indicated that it would use its industrial capabilities for strategic purposes against adversaries.
Many Chinese companies - which are ultimately under the control of the Communist government-are vulnerable to the U.S. Holding Foreign Companies Accountable Act, do not adhere to basic auditing standards, and are therefore untrustworthy.
China - and by extension the companies it controls - is also identified in the U.S. State Department's 2022 Trafficking in Persons Report as a state sponsor of human trafficking. It is now subject to the Uyghur Forced labor Prevention Act, which imposes strict verification of parts and products imported from China, that they are not generated from slave labor.
Starbucks's extensive ties to China breed reputational risk for the company also. For example, while the company funds groups that promote the interests of homosexual and transgender individuals, the Communist government persistently and vigorously cracks down on those forms of identity within its borders.
A July 2022 joint statement from the leaders of the British and American domestic intelligence agencies warned that the Communist Chinese Party is the greatest threat to the international order. "We consistently see that it's the Chinese government that poses the biggest long-term threat to our economic and national security, and by ' our,' I mean both of our nations, along with our allies in Europe and elsewhere," said FBI Director Christopher Wray.
Given the controversial, if not dangerous, nature of doing business in and with China, shareholders have the right to know the extent to which Starbucks Corporation's business operations depend on Communist China.
BOARD RECOMMENDATION
The Starbucks board of directors recommends that shareholders vote AGAINST this proposal for the following reasons:
We do not believe that the requested report on “the nature and extent to which corporate operations depend on, and are vulnerable to, “Communist China” would benefit Starbucks shareholders. Starbucks is a reporting company for purposes of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and, as such, is already subject to comprehensive and ongoing disclosure requirements to its shareholders. Those requirements include informing Starbucks shareholders about operations in China to the extent they are material, including informing our shareholders about risks that have the potential to be material to our business.
U.S. securities laws are grounded in the idea that publicly traded companies have an obligation to disclose material information to shareholders. Generally, those disclosure obligations begin under the Securities Act of 1933, as amended (the “Securities Act”), with a company’s initial public offering, and continue under the Securities Exchange Act so long as a company has shares listed on a U.S. securities exchange, which, in Starbucks case, is Nasdaq. We primarily fulfill our ongoing disclosure obligations through proxy statements such as this one, our annual reports on form 10-K, our quarterly reports on form 10-Q, and periodic reports on form 8-K. Securities and Exchange Commission (“SEC”) regulations require us to include in our filings information about material factors that make an investment in Starbucks speculative or risky, and we have a well-developed process for identifying and disclosing those risks. Our most recent annual report on form 10-K, which we filed on November 18, 2022, includes disclosure regarding our operations in China to the extent that they are material to Starbucks, including the number of Starbucks stores in China, net revenues derived from China, and trends in store sales in China. Additionally, our form 10-K includes disclosure of numerous risk factors with respect to our operations in China, including with respect to macroeconomic conditions, the COVID-19 pandemic, US-China relations, and governmental regulations.
Starbucks also has as an enterprise risk management program (ERM) program—overseen by the Audit and Compliance Committee—designed to identify critical risks to our business operations throughout the world. In its charter, the Audit and Compliance Committee is specifically charged with

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periodically reviewing and discussing with management major and emerging risk exposures, the steps taken to monitor and control such exposures, and risk assessment and risk management policies, which includes regular discussion of China. The committee regularly reports to the full board of directors on the substance of such reviews and discussions.
In addition, our Global Human Rights Statement affirms Starbucks commitment to respecting the human rights of individuals and communities impacted by our operations and products, and to respecting the principles of the UN Guiding Principles on Business and Human Rights; UN Global Compact; OECD Guidelines for Multinational Enterprises; International Bill of Rights; ILO Core Labor Standards; Women’s Empowerment Principles; Children’s Rights and Business Principles; and Framework Principles on Human Rights and the Environment. Our Global Environmental & Social Impact Report also discusses our progress against these commitments.
Given Starbucks existing disclosure obligations, the disclosures that we already make in our public reporting, and the ERM program and the oversight of that program by the Audit and Compliance Committee of our Board, we do not believe a separate report as proposed by NLPC is beneficial to, or in the best interest of, our shareholders.
The board of directors recommends that our shareholders vote against this proposal.

Board Recommendation

The board of directors recommends a vote AGAINST this proposal.

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PROPOSAL 8
SHAREHOLDER PROPOSAL REGARDING ASSESSMENT OF WORKER RIGHTS COMMITMENTS
RESOLVED
Shareholders urge the Board of Directors to commission and oversee an independent, third-party assessment of Starbucks’ adherence to its stated commitment to workers’ freedom of association and collective bargaining rights as contained in the International Labour Organization’s Core Labor Standards and as explicitly referenced in the company’s Global Human Rights Statement. The assessment should apply to Starbucks’ direct and licensed operations and address management non-interference when employees exercise their right to form or join a trade union, as well as any steps to remedy practices inconsistent with Starbucks’ stated commitments. The assessment, prepared at reasonable cost and omitting legally privileged, confidential, or proprietary information, should be publicly disclosed on its website.
SUPPORTING STATEMENT
Starbucks made a global commitment to freedom of association, including non-interference, and collective bargaining rights in its Global Human Rights Statement. According to the International Labour Organization, “Freedom of association refers to the right of workers ... to create and join organizations of their choice freely and without fear of reprisal or interference” and collective bargaining “allows workers to negotiate their working conditions freely with their employers.”
In the U.S., many workers allege that Starbucks has interfered with these rights, including retaliation, intimidation, firings, captive audience meetings, store closings, undue surveillance, and illegally excluding unionized employees from wage and benefit increases—generating negative media coverage.1 Workers at hundreds of stores have voted to unionize, and regional offices of the National Labor Relations Board, after finding merit to hundreds of allegations of labor rights violations, have issued at least 20 complaints against Starbucks.2
In August 2022, a U.S. judge ordered Starbucks to reinstate seven Memphis, Tennessee employees who were allegedly fired for supporting an organizing campaign.3 Also in August, the labor board requested that Howard Schultz read a notice to all employees informing them that some had been unlawfully denied benefits and pay increases.4
We believe the apparent misalignment between Starbucks’ public commitments and its reported conduct represents material reputational, legal, and operational risks and may impact its long-term value. As Starbucks’ 2021 10-K states “our responses to any organizing efforts could negatively impact how our brand is perceived and have adverse effects on our business, including on our financial results.” Failing to respect workers’ rights could harm Starbucks’ reputation with consumers and hurt its ability to attract and retain a high-performing workforce, a crucial element of its ability to provide quality products and service. Research shows that union membership may have a positive effect on retention, in some cases, reducing resignations by as much as 65%.5 Studies show companies spend approximately 20% of an employee’s salary to replace them.6
Greater transparency on these issues could help address concerns about associated risks, and enable investors to perform human rights due diligence and assess Starbucks’ adherence to its human rights commitments.
_____________
1    https://www.theguardian.com/business/2022/jul/04/new-york-starbucks-closed-union-drive; https://www.nytimes.com/2022/08/25/business/economy/starbucks-union-howard-schultz-nlrb.html
2     https://www.reuters.com/business/retail-consumer/starbucks-alleges-labor-board-misconduct-union-elections-us-cafes-2022-08-15; https://www.law360.com/employment-authority/starbucks-tracker; https://www.cnbc.com/2022/05/06/starbucks-accused-of-more-than-200-labor-violations-in-nlrb-complaint.html; https://www.pbs.org/newshour/economy/labor-board-files-complaint-against-starbucks-for-withholding-raises-from-unionized-stores;https://www.nlrb.gov/about-nlrb/what-we-do/investigate-charges
3    https://www.reuters.com/business/retail-consumer/starbucks-ordered-reinstate-workers-fired-amid-union-campaign-2022-08-18/
4    https://www.nytimes.com/2022/08/25/business/economy/starbucks-union-howard-schultz-nlrb.html
5    https://www.researchgate.net/publication/226530917_The_Impact_of_Union_Membership_on_Intent_to_Leave_Additional_Evidence_on_the_Voice_Face_of_Unions
6    https://www.americanprogress.org/article/there-are-significant-business-costs-to-replacing-employees/
BOARD RECOMMENDATION
The Starbucks board of directors recommends that shareholders vote AGAINST this proposal for the following reasons:
At Starbucks, our purpose goes far beyond profit. We believe Starbucks can, and should, have a positive impact on the communities we serve and that our employees—our partners—are at the heart of the Starbucks experience. As a board, it is our responsibility to ensure that Starbucks business and affairs are managed to meet Starbucks stated goals and objectives and that long-term interests of shareholder are served. Part of that responsibility includes working with management and our partners to invest in our partners health, well-being, and success and to create a culture of belonging that is centered around putting our partners first and where everyone is welcome.
We are proud of our investments in our Starbucks partners:
•    We provide the highest-rated benefits in the country for full- and part-time hourly workers (including medical coverage and stock benefits).
•    We offer competitive pay – with a minimum of $15/hour and average pay across our company-owned U.S. stores that is nearing $17.50/hour.
•    Since 1991, our Bean Stock program has provided our partners the opportunity to share in the financial success of the company through shares of our stock—it's the reason our employees are called partners.

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•    We are broadening health insurance options, providing 100% upfront tuition coverage for college tuition through the Starbucks College Achievement Plan with Arizona State University, providing mental health services at no cost, and recently introduced a new suite of financial well-being benefits for our U.S. partners.
•    To make our partners’ days run more smoothly, we’re improving the way our ‘behind the bar’ space is organized so it’s easier to navigate during busy times, creating easy processes for partners to sign up for and trade shifts to fit their schedules, and working to improve staffing at busy stores.
Starbucks partners’ voices and concerns are top priority for both management and this board—we are listening. We continue to believe that, together with our partners, we can build a company defined by dignity and respect for each other and our planet. We are united in the shared purpose of uplifting the partner experience today and for years to come.
On November 17, 2020, Kevin Johnson, our then chief executive officer, issued our Global Human Rights Statement. Our Global Human Rights Statement is an extension of our mission: to inspire and nurture the human spirit – one person, one cup and one neighborhood at a time. In the Global Human Rights statement, we reiterated the following:
We respect the human rights of individuals and communities impacted by our operations and products, and we commit to respect the principles of the: UN Guiding Principles on Business and Human Rights; UN Global Compact; OECD Guidelines for Multinational Enterprises; International Bill of Rights; ILO Core Labor Standards; Women’s Empowerment Principles; Children’s Rights and Business Principles, and Framework Principles on Human Rights and the Environment.
We further stated that:
We adhere to ILO Core Labor Standards, including the rights to non-discrimination, equal pay for equal work, freedom of association, participation in collective bargaining and just and favorable conditions of work, such as ensuring the health and safety of our Partners.
We, as a board, fully supported the issuance of the Global Human Rights Statement. Our Global Human Rights Statement was established within the framework of the United Nations Guiding Principles on Business and Human Rights and reflects Starbucks commitment to respect human rights, and we diligently exercise our obligation to ensure that Starbucks fulfills that commitment to respect human rights. Human rights in the UN Guiding Principles on Business and Human Rights include the U.N. Universal Declaration on Human Rights as well as the 1998 International Labour Organization Fundamental Principles and Rights at Work (referred to as the “1998 Declaration”). The 1998 Declaration includes the principle of freedom of association and the right to collective bargaining, among other fundamental labor rights. These principles, as they are defined at the international level, are highly nuanced and manifest themselves through the application of a nation’s laws. U.S. labor law conforms to these principles; specifically, U.S. labor law reflects the principle that workers have the right to select a representative of their own choosing and, implicit in that principle, is the right of workers to choose not to be represented by a labor organization. Moreover, a cornerstone principle of U.S. labor law provides that all parties, including employers, have the right to freedom of expression and opinion in connection with union organizing efforts, provided there is no interference with this fundamental right. The ILO’s Committee on Freedom of Association has confirmed that employers enjoy such a right.
Starbucks contends that it complies with U.S. law with respect to freedom of association and the right to collective bargaining. It should be noted that the current General Counsel of the National Labor Relations Board has taken policy measures to expand and enhance U.S. law beyond previously established precedent. This policy shift has coincided with efforts of some Starbucks partners to seek union representation, which commenced in Buffalo, New York and has extended elsewhere in the country, impacting approximately 3% of Starbucks stores. Throughout this process, Starbucks has endeavored to comply with the law and we are committed to ensuring that it continue to do so. To the extent claims have been brought against Starbucks for violation of labor laws, the company has committed to defend itself where it believes the allegations are unfounded. To date, Starbucks has not been found to have violated the law as part of any enforced Order of the National Labor Relations Board.
Starbucks believes that the General Counsel of the National Labor Relations Board is pursuing the company as though the federal agency were an agent of the union, and that the agency’s behavior towards Starbucks is highly biased and inappropriate. For example, the NLRB pursued injunctive relief in Federal Court in Arizona that the court denied, concluding that the NLRB did not have a likelihood of success on the merits, in part, because the NLRB premised its filing on testimony that was later found to be untrue. Likewise, an NLRB administrative law judge recently issued a decision in which the complaint filed by the NLRB General Counsel against Starbucks was dismissed. One NLRB official has reported to the agency’s Inspector General that the agency’s handling of Starbucks representation elections has been done in a way that is biased in favor of supporters of the union. This is contrary to the law, which confers upon employees the right to form, join, or assist a labor organization, or to refrain from doing so. The NLRB Inspector General has publicly announced his investigation into these reports.
Moreover, where partners have selected a labor organization as their exclusive representative, Starbucks has committed to comply with the law and the rights of its partners to engage in collective bargaining.
While we do not believe or agree that the independent, third-party assessment advanced by the proponent is necessary or in the best interest of Starbucks, its shareholders, or its partners, we recognize that Starbucks commitment to respect human rights within the framework of the United Nations Guiding Principles on Business and Human Rights comes with the corresponding expectation that the company undertake human rights due diligence. Starbucks has commenced efforts to conduct a human rights impact assessment as a process to identify, assess, and address the company’s most salient human rights impacts across the value chain. In developing the scope for the Starbucks human rights impact assessment, the company expects to prioritize salient human rights for deeper level review. To that end, labor rights principles outlined in the 1998 Declaration, including the principles of freedom of association and the right to collective bargaining, will be included in that process. As part of Starbucks commitment to transparency with respect to our global social and environmental impacts, we expect to make available the results of Starbucks human rights impact assessment to shareholders, stakeholders, and other interested parties. Recognizing that care must be taken when reporting on matters that are in active litigation because of privilege concerns, and recognizing that the proponents’ proposal acknowledges that reality,

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Starbucks expects to give due consideration to inclusion of labor rights where practicable and where such reporting does not adversely impact the company’s litigation position.
The board of directors recommends that our shareholders vote against this proposal.

Board Recommendation

The board of directors recommends a vote AGAINST this proposal.

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PROPOSAL 9
SHAREHOLDER PROPOSAL REGARDING CREATION OF BOARD COMMITTEE ON CORPORATE SUSTAINABILITY
RESOLVED
Shareholders of Starbucks request that the Board of Directors create a board committee on corporate sustainability to oversee and review the impact of the company's policy positions and advocacy on matters relating to the company's ongoing growth and sustainability. The company shall issue a public report on the committee's findings by the end of 2023.
SUPPORTING STATEMENT
This summer, Starbucks announced it would be closing 16 stores due to safety concerns.1 "We've had to make the difficult decision to close some locations that have a particularly high volume of challenging incidents that make it unsafe for us to operate," a spokesman told reporters.2 Signaling that the July 2022 closures were "just the beginning," CEO Howard Schultz has forecast that ''there are going to be many more. "3
Indeed, store managers have complained of assaults, theft, and drug use in stores, while employees have recounted horror stories from store bathrooms, such as having to regularly clean up blood and needles, and seeing individuals overdose and need to be revived with Narcan.4 In no other multi-billion-dollar company would such scenes be acceptable, yet in many Starbucks locations across the country, it has become the norm.
The Board must stop and ask itself, "How did this happen?"
Starbucks leadership has embraced woke business practices and company policies that fail to protect its staff and its patrons.5 In response to an alleged racially discriminatory incident involving Starbucks employees at one of its Philadelphia stores in 2018, Starbucks closed all of its stores nationwide for "racial-bias education."6 This training was led by left-leaning organizations and individuals, including the former head of the Justice Department under President Obama.7
But Starbucks didn't stop there. It subsequently instituted sweeping policy changes by introducing a "third place policy" that invited non-customers to enjoy using Starbucks facilities, including its bathrooms, despite not making a single purchase.8 In doing so, Starbucks invited the exact behavior that it now laments as the cause of its store closures. Worse yet, the company flat out ignored an independent academic study that found that Starbucks' open bathroom policy was hurting its bottom-line.9
Changing company policy to now permit individual stores to make their own decisions as to whether to have an open bathroom policy is an important first step in addressing the decisions that led to the safety concerns experienced in the first place, but it is just that, a first step.10 Reflecting upon the company's policy positions and advocacy decisions-and assessing how they have contributed to its need to close stores due to safety issues - is therefore necessary to keep additional stores from closing and to protect shareholders.
_____________
1    https://stories.starbucks.com/stories/2022/message-to-starbucks-partners-safety-in-our-stores/;
https://www.cnbc.com/2022/07 /14/starbucks-is-set-to-close-these-16-us-stores-over-safety-concems.html;
https://nypost.com/2022/07/12/starbucks-to-close-16-us-stores-over-crime-rampant-drug-use/
2    https://www.cnbc.com/2022/07/14/starbucks-is-set-to-close-these-16-us-stores-over-safety-concems.html
3    https://twitter.com/thehoffather/status/1547308330929963008;
https://www .cbsnews.com/boston/news/starbucks-store-closings-safety/;
https://www.businessinsider.com/starbucks-ceo-howard-schultz-says-more-store-closures-are-coming-2022-7
4    https://nypost.com/2022/07 /12/starbucks-to-close-16-us-stores-over-crime-rampant-drug-use/;
https://www.businessinsider.com/starbucks-closing-stores-for-safety-worker-perspectives-2022-7
5    https://nypost.com/2022/07/23/starbucks-ceo-howard-schultz-is-paying-for-going-woke/
6    https://stories.starbucks.com/press/2018/starbucks-to-close-stores-nationwide-for-racial-bias-education-may-29/
7    Id.
8    https://nypost.com/2018/05/10/starbucks-solution-to-race-issues-opening-bathrooms-to-all/;
https://www.pbs.org/newshour/nation/starbucks-changes-bathroom-policy-following-racial-firestorm;
https://stories.starbucks.com/press/2020/use-of-the-third-place-policy/:
https://www.eater.com/2018/5/21/l7375806/starbucks-no-purchase-policy-third-p lace-bathrooms
9    https://www.cbsnews.com/news/how-is-starbucks-open-bathroom-policy-working-out-not-great-one-study-says/;
https://www.forbes.com/sites/andriacheng/2019/11/12/starbucks-has-a-big-price-to-pay-for-its-open-bathroom-policy-study/?sh=5c09da836c4a
10    https://www.seattletimes.com/business/starbucks/starbucks-to-close-5-seattle-stores-due-to-safety-concems/;
https://www.al.com/news/2022/07/starbucks-closing-16-stores-due-to-crime-concems-reverses-bathroom-decision.html;
https://www.businessinsider.com/starbucks-open-bathroom-policy-ceo-rethink-safety-mental-heatth-2022-6

84

SHAREHOLDER PROPOSALS
BOARD RECOMMENDATION
The Starbucks board of directors recommends that shareholders vote AGAINST this proposal for the following reasons:
Starbucks is committed to creating a welcoming and inclusive environment and advancing racial and social equity, and we are committed to furthering that work with intentionality, transparency, and accountability.
The Starbucks board of directors does not believe that establishing a separate corporate sustainability committee is necessary to properly exercise oversight of customer-facing practices like the Third Place. The charter for the nominating and corporate governance committee of the board of directors expressly addresses the Committee’s responsibility in overseeing the effectiveness of the Company’s ESG strategies, policies, practices, goals, and programs. The board of directors also regularly discusses the Company’s positions on matters significant to Starbucks, our operations, our partners, and our customers, including issues regarding public access to Starbucks stores.
Moreover, our existing framework reflects our longstanding and unwavering commitment to corporate sustainability. Our annual Global Environmental and Social Impact (“GESI”) Report details our efforts in corporate sustainability as they relate to our partners, highlighting the opportunities we offer, the work we do to foster a more inclusive workplace, and our various community initiatives and our commitment to the environment, offering insight into our strategies, goals, and progress. Our 2021 Civil Rights Assessment (CRA), which was conducted by a third-party, also details Starbucks commitment to sustaining Starbucks stores as a “third place” where customers feel welcome, fostering an internal culture of equity and inclusion, strengthening communities, and the importance of leadership.
The Proposal discusses the closure of 16 Starbucks stores due to safety concerns. We operate our network of over 9,200 company-operated stores in the U.S. with a focused commitment on creating a safe, welcoming, and inclusive environment at each location. We continuously evaluate store locations and store closures as an ordinary part of our operations. During our 2022 fiscal year, we closed 116 U.S. company-operated stores for a variety of reasons, including, in some instances, safety. During that same period, we opened 437 new company-operated stores in the U.S. representing net store growth of 318 stores. The closure of 16 stores does not materially impact our business, but it does exemplify our commitment to the safety of our partners.
Accordingly, because the Starbucks board of directors and its Nominating and Corporate Governance Committee have effective oversight over sustainability issues and have disclosed our commitment to further our efforts with intention, transparency, and accountability publicly, including through the GESI Report and the CRA, the board of directors does not believe that establishing a separate corporate sustainability committee is necessary to properly exercise its oversight of this important area, nor would such a commitment add to Starbucks existing commitment to corporate sustainability.
The board of directors recommends that our shareholders vote against this proposal.

Board Recommendation

The board of directors recommends a vote AGAINST this proposal.

2023 PROXY STATEMENT	85

Stock Ownership
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of October 2, 2022, regarding total shares subject to outstanding stock options and rights and total additional shares available for issuance under our existing equity incentive and employee stock purchase plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	11,052,940	20.66	(1)	107,915,254	(2)
Equity compensation plans not approved by security holders	—	—		—
Total	11,052,940	20.66		107,915,254
(1)The weighted-average exercise price takes into account 6,694,571 shares under approved plans issuable upon vesting of outstanding RSUs and PRSUs at target which have no exercise price. The weighted average exercise price solely with respect to options outstanding under the approved plans is $55.85.
(2)Consists of 99,743,410 shares remaining available for issuance under the 2005 Long-Term Equity Incentive Plan and 8,171,844 shares remaining available for issuance under the 1995 Employee Stock Purchase Plan (“ESPP”). This number excludes 123,243 shares that were issued at the end of the ESPP purchase period, which began on October 1, 2022, and ended on December 31, 2022, after the end of our 2022 fiscal year. Shares available for issuance under the 2005 Long-Term Equity Incentive Plan may be issued pursuant to stock options, restricted stock, RSUs, and stock appreciation rights.

86

STOCK OWNERSHIP
BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information concerning the “beneficial ownership” of our common stock by: (i) those persons who we know to beneficially own more than 5% of our outstanding common stock, (ii) our current directors and nominees, (iii) the “named executive officers” listed in the Summary Compensation Table, and (iv) all of our current directors and executive officers as a group. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act, which may result in a number that is different than the beneficial ownership number reported in forms filed pursuant to Section 16. Except as otherwise stated, information is provided as of the record date, January 13, 2023; this gives the best estimate of ownership prior to the filing of this proxy statement. An asterisk in the percent of class column indicates beneficial ownership of less than 1%. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

Name of Beneficial Owner(1)	Shares(2)	Options(3)	Restricted Stock Units	Deferred Stock Units(4)	Total Beneficial Ownership	Percent of Class(5)
Directors, Director Nominees, and Named Executive Officers
Richard E. Allison, Jr.	10,000	—	—	13,731	23,731	*
Andrew Campion	—	—	—	13,731	13,731	*
Michael Conway	44,514	—	—	—	44,514	*
John Culver(6)	345,249	375,158	—	—	720,407	*
Beth Ford	—	—	—	—	0	*
Isabel Ge Mahe	—	—	—	13,731	13,731	*
Rachel Gonzalez(6)	59,917	74,555	—	—	134,472	*
Mellody Hobson	664,560	—	—	52,116	716,676	*
Kevin Johnson(6)	174,357	911,496	—	—	1,085,853	*
Jørgen Vig Knudstorp	18,000	49,289	—	10,309	77,598	*
Satya Nadella	8,840	6,876	—	11,904	27,620	*
Laxman Narasimhan	—	—	—	—	0	*
Joshua Cooper Ramo	4,487	—	—	28,113	32,600	*
Rachel Ruggeri	33,557	—	—	—	33,557	*
Howard Schultz	21,694,538	—	—	—	21,694,538	1.88
Clara Shih	5,740	5,166	—	7,920	18,826	*

All current directors, nominees and executive officers as a group 15 persons	22,504,560	72,172	954	151,555	22,729,242	1.98
5% Shareholders
BlackRock Inc.(7)	82,463,593	—	—	—	82,463,593	7.18
The Vanguard Group(8)	98,681,046	—	—	—	98,681,046	8.6
(1)Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Starbucks Corporation, 2401 Utah Avenue South, Seattle, Washington 98134.
(2)Represents the number of shares of common stock beneficially owned on January 13, 2023.
(3)Represents options that were exercisable on January 13, 2023, and options that become exercisable within 60 days of January 13, 2023.
(4)Represents the number of common stock units held under our Deferred Compensation Plan for Non-Employee Directors.
(5)Based on 1,148,558,716 shares of Starbucks common stock outstanding on January 13, 2023. Percent of class as of January 13, 2023, is calculated for each person and group by dividing the number of shares beneficially owned by the sum of the total shares outstanding plus the number of shares subject to securities beneficially owned by that person or group.
(6)Mr. Culver departed as group president and chief operating officer effective October 1, 2022, Ms. Gonzalez departed as executive vice president and general counsel effective April 4, 2022, and Mr. Johnson retired as chief executive officer effective April 4, 2022; beneficial ownership information for Messrs. Culver and Johnson, and Ms. Gonzalez is based on information available to the Company as of each respective date.
(7)BlackRock, Inc. stated in its Schedule 13G filing with the SEC on February 1, 2022 (the “BlackRock 13G filing”) that, of the 82,463,593 shares beneficially owned at December 31, 2021, it has (a) sole voting power with respect to 64,500,097 shares, (b) shared voting power with respect to 0 shares, (c) sole power to dispose of 82,463,593 shares, and (d) shared power to dispose of 0 shares. According to the BlackRock 13G filing, the address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(8)The Vanguard Group stated in its Schedule 13G filing with the SEC on February 10, 2022 (the “Vanguard 13G filing”) that, of the 98,681,046 shares beneficially owned at December 31, 2021, it has (a) sole voting power with respect to 0 shares, (b) shared voting power with respect to 1,999,489 shares, (c) sole power to dispose of 93,786,659 shares, and (d) shared power to dispose of 4,894,387 shares. According to the Vanguard 13G filing, the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

2023 PROXY STATEMENT	87

STOCK OWNERSHIP
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, requires our executive officers, directors, and “beneficial owners” of more than 10% of our common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during fiscal 2022, all transactions were reported on a timely basis except for a Form 4 by Zabrina Jenkins reporting shares withheld for taxes on vested restricted stock units which was due on April 20, 2022, and filed on April 22, 2022.

88

Additional Information
EXPENSES OF SOLICITATION
We will bear the expense of preparing, printing, and mailing this proxy statement and the proxies we solicit. Proxies will be solicited by mail, telephone, personal contact, and electronic means and may also be solicited by directors, officers, and Starbucks partners in person, by the Internet, by telephone, or by facsimile transmission, without additional remuneration. We have retained Alliance Advisors to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Alliance Advisors $30,000, plus reasonable out-of-pocket expenses, for proxy solicitation services.
We also will request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice.
Your cooperation in promptly voting your shares and submitting your proxy by Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.
INTERNET VOTING
The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a Control Number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.
INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS
Under SEC rules, Starbucks has elected to make our proxy materials available to the majority of our shareholders over the Internet rather than mailing paper copies of those materials to each shareholder. On or about January 27, 2023, we mailed to the majority of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing shareholders to a website where they can access the proxy statement for our Annual Meeting, Annual Report, and view instructions on how to vote their shares by Internet or telephone. If you received the Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed to you.
PROPOSALS OF SHAREHOLDERS
Pursuant to SEC Rule 14a-8, shareholder proposals intended for inclusion in our 2024 proxy statement and acted upon at our 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) must be received by us at our executive offices at 2401 Utah Avenue South, Mail Stop S-LA1, Seattle, Washington 98134, Attention: corporate secretary, on or prior to September 29, 2023.
Shareholder proposals submitted for consideration at the 2024 Annual Meeting of Shareholders but not submitted for inclusion in our proxy statement for our 2024 Annual Meeting pursuant to SEC Rule 14a-8, including shareholder nominations for candidates for election as directors, generally must be delivered to the corporate secretary at our executive offices no later than 120 days nor earlier than 150 days before the first anniversary of the date of the 2023 Annual Meeting of Shareholders. As a result, any notice given by a shareholder pursuant to the provisions of our bylaws (other than notice pursuant to SEC Rule 14a-8 or proxy access as discussed below) must be received no earlier than October 25, 2023, and no later than November 24, 2023. However, if the date of the 2024 Annual Meeting occurs more than 30 days before or more than 60 days after March 23, 2024, notice by the shareholder of a proposal must be delivered no earlier than the close of business on the 150th day prior to the date of such annual meeting and no later than the close of business on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Shareholder proposals or nominations must include the specified information concerning the shareholder and the proposal or nominee as described in our bylaws. In addition, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b).
DIRECTOR NOMINATIONS FOR INCLUSION IN STARBUCKS PROXY MATERIALS (PROXY ACCESS)
Notice of proxy access director nominees must be delivered to the corporate secretary at our executive offices no earlier than August 30, 2023, and no later than September 29, 2023.
SHAREHOLDERS SHARING THE
SAME ADDRESS
The SEC permits us to deliver a single copy of our Notice to shareholders who share the same address and last name. And for those shareholders that received a paper copy of proxy materials in the mail, we are permitted to deliver a single copy of our Annual Report and this proxy statement, to shareholders who share the same address and last name. Shareholders who participate in this “householding” process will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. We implemented this householding procedure to reduce our printing and mailing costs and fees, and to support our environmental goals set forth in our annual Global Environmental and Social Impact Report. If would like to enroll in householding, or if your household is already enrolled and you would like to revoke your householding consent, please contact Broadridge, either by calling toll free at +1 (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

2023 PROXY STATEMENT	89

ADDITIONAL INFORMATION
ANNUAL REPORT TO SHAREHOLDERS ON FORM 10-K
The 2022 Annual Report is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. For those shareholders that received the Notice, this proxy statement and our Annual Report are available at our website at http://investor.starbucks.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com. Upon request by any shareholder, we will furnish, without charge, a copy of the 2022 Annual Report as well as a copy of this proxy statement.
To submit your request by telephone, call 1-800-579-1639. To request by email, contact sendmaterial@proxyvote.com. If requesting materials by e-mail, please send a blank e-mail with your Control Number in the subject line. Please submit your request by March 9, 2023, to ensure that materials can be sent to you prior to the date of the Annual Meeting.
Web links and QR codes throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.
OTHER BUSINESS
The board of directors knows of no other matters that properly may be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

90

Appendix A – Non-GAAP Measures
The Company provides certain non-GAAP financial measures in this proxy statement that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States (“GAAP”). Our non-GAAP financial measures of non-GAAP operating margin and non-GAAP EPS exclude the below listed items, as they do not contribute to a meaningful evaluation of the Company’s future operating performance or comparisons to the Company’s past operating performance. The GAAP measures most directly comparable to non-GAAP operating margin and non-GAAP EPS are operating margin and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Sale of certain company-operated business and joint venture operations	Management excludes the gain related to the sale of Evolution Fresh, as well as our South Korea and Russia joint venture operations as these incremental gains were specific to the sale activity and for reasons discussed above.
Restructuring and impairment costs	Management excludes restructuring and impairment costs relating to the write-down of certain company-operated store and corporate assets. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transaction and integration-related costs	Management excludes transaction and integration costs, primarily amortization, of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.
Nestlé transaction and integration-related costs	Management excludes the transaction and integration-related costs related to the Global Coffee Alliance with Nestlé (inclusive of incremental costs to grow and develop the Global Coffee Alliance) for reasons discussed above.
Non-GAAP operating margin and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation, as substitutes for, or superior to analysis of the Company's results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the Company does, limiting the usefulness of such measures for comparative purposes.

	Year Ended
Consolidated	Oct 2, 2022 (52 Weeks Ended)	Oct 3, 2021 (53 Weeks Ended)	Change
Operating margin, as reported (GAAP)	14.3%	16.8%	(250)	bps
Restructuring and impairment costs(1)	0.1	0.6
Transaction and integration-related costs(2)	0.6	0.7
Nestlé transaction and integration-related costs(3)	—	(0.1)
Non-GAAP operating margin	15.1%	18.0%	(290)	bps

Diluted net earnings per share, as reported (GAAP)	$2.83	$3.54	(20.1)%
Gain resulting from divestiture of certain company-operated business and joint venture operations	(0.01)	(0.73)
Restructuring and impairment costs(1)	0.04	0.14
Transaction and integration-related costs(2)	0.17	0.17
Nestlé transaction and integration-related costs(3)	—	(0.02)
Correction of prior year estimated tax expense(4)	(0.02)	—
Income tax effect on Non-GAAP adjustments(5)	(0.05)	0.10
Non-GAAP EPS	$2.96	$3.20	(7.5)%
(1)Represents costs associated with our restructuring efforts, primarily severance and asset impairments related to certain company-operated store closures and impairment of certain corporate assets.
(2)Includes amortization expense of acquired intangible assets associated with the acquisition of East China. Fiscal 2022 also includes other expenses associated with our Russia market exit and with the sale of our Evolution Fresh business. Fiscal 2021 also includes amortization expense of acquired intangible assets associated with the acquisition of Starbucks Japan.
(3)Represents costs associated with the Global Coffee Alliance with Nestlé and a change in estimate relating to a transaction cost accrual.
(4)Represents a beneficial return-to-provision adjustment related to the prior year divestiture of certain joint venture operations that also received non-GAAP treatment.
(5)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

A-1

ANNEX A – NON-GAAP MEASURES
RECONCILIATION OF EXTRA WEEK FOR FISCAL 2021 MEASURES
The following tables reconcile the impact of the fiscal fourth quarter and fiscal year-ended October 3, 2021, to further enhance the comparability as we lap the 53rd week that was part of our 2021 results.
Reconciliation of Revenues

Consolidated	Total (in millions)
Revenue for the year ended October 3, 2021 as reported (GAAP) - 53-weeks	$29,060.6
Impact of extra week	(575.6)
Revenue - 52-weeks	28,485.0
Revenue for the year ended October 2, 2022 (GAAP) - 52 weeks	$32,250.3
Change	13%
Impact of foreign currency translation	2%
Change of impact excluding foreign currency	15%
Reconciliation of Earnings Per Share

Consolidated	Oct 2, 2022	Oct 3, 2021	Change
GAAP Earnings Per Share - 53-weeks		$3.54
Non-GAAP impact		(0.34)
Non-GAAP Earnings Per Share - 53-weeks		3.20
Impact of the extra week		(0.10)
Non-GAAP Earnings Per Share - 52-weeks	$2.96	$3.10	(5)%

2023 PROXY STATEMENT	A-2

Admission Requirements for the
Starbucks Corporation
2023 Annual Meeting of Shareholders

Thursday, March 23, 2023	10:00 a.m. (Pacific Time)	Via Webcast www.virtualshareholdermeeting.com/SBUX2023

How to Vote
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods below. Make sure to have your proxy card or voting instruction form (VIF) in hand.

By internet go to www.proxyvote.com;	By toll-free telephone from the United States, U.S. territories and Canada: call 1-800-690-6903;	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope; or	By scanning the QR code using your mobile device.

Participating in the Annual Meeting
This year’s Annual Meeting will be held in a virtual format through a live webcast.
You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on January 13, 2023, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SBUX2023, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or VIF, or in the email sending you the Proxy Statement. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.
Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to www.proxyvote.com and enter your Control Number.
We are committed to ensuring, to the extent possible, that shareholders will be afforded the ability to participate at the virtual meeting like they would at an in-person meeting.
The question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/SBUX2023.
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately thirty minutes before the meeting on March 23, 2023. If you have difficulty accessing the meeting, please call 1-844-986-0822 (toll free) or 303-562-9302 (international). Technicians will be available to assist you.
We will also make the Annual Meeting viewable to anyone interested in a webcast at www.virtualshareholdermeeting.com/SBUX2023. Interested persons who were not shareholders as of the close of business on January 13, 2023 may view, but will not be able to vote or ask questions.
Asking Questions
You have multiple opportunities to submit questions to Starbucks for the Annual Meeting. If you wish to submit a question in advance, you may do so at either www.proxyvote.com or on our Annual Meeting website, www.virtualshareholdermeeting.com/SBUX2023. You also can submit questions live during the meeting. You can access copies of the proxy statement and Annual Report at our Annual Meeting website.
Accessibility
Starbucks is committed to providing an accessible experience. The event will be interpreted in American Sign Language and real-time captioning will be provided. If you have a disability accommodation request, please email us at investorrelations@starbucks.com by March 1, 2023.

Responsibility

STARBUCKS CORPORATION 2401 UTAH AVENUE SOUTH SEATTLE, WASHINGTON 98134	SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the above QR code from your mobile device.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions.
During The Meeting - Go to www.virtualshareholdermeeting.com/SBUX2023.
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D63825-P64987	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

STARBUCKS CORPORATION
The Board of Directors recommends you vote FOR each of the following nominees:
1.	Election of Directors
	Nominees:		For	Against	Abstain	The Board of Directors recommends you vote FOR 1 Year on the following proposal:		1 Year	2 Years	3 Years	Abstain
	1a.	Richard E. Allison, Jr.	☐	☐	☐	3.	Approval, on a nonbinding basis, of the frequency of future advisory votes on executive compensation	☐	☐	☐	☐
	1b.	Andrew Campion	☐	☐	☐
	1c.	Beth Ford	☐	☐	☐	The Board of Directors Recommends you vote FOR the following proposal:		For	Against	Abstain
	1d.	Mellody Hobson	☐	☐	☐	4.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023	☐	☐	☐
	1e.	Jørgen Vig Knudstorp	☐	☐	☐
	1f.	Satya Nadella	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following shareholder proposals:
	1g.	Laxman Narasimhan	☐	☐	☐			For	Against	Abstain
	1h.	Howard Schultz	☐	☐	☐	5.	Report on Plant-Based Milk Pricing	☐	☐	☐
						6.	CEO Succession Planning Policy Amendment	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain	7.	Annual Reports on Company Operations in China	☐	☐	☐
2.	Approval, on a nonbinding basis, of the compensation paid to our named executive officers.		☐	☐	☐	8.	Assessment of Worker Rights Commitments	☐	☐	☐
						9.	Creation of Board Committee on Corporate Sustainability	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders:
The Notice of Annual Meeting, Proxy Statement, and Fiscal 2022 Annual Report are available at www.proxyvote.com.

D63826-P64987

STARBUCKS CORPORATION
Annual Meeting of Shareholders
March 23, 2023, 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Howard Schultz and Zabrina Jenkins, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of stock of STARBUCKS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM Pacific Time on Thursday, March 23, 2023, virtually at www.virtualshareholdermeeting.com/SBUX2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting.

Continued and to be signed on reverse side